FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228697-03

November 25, 2019

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$789,128,204

(Approximate Initial Mortgage Pool Balance)

$[_________]

(Approximate Offered Certificate Balance)

CF 2019-CF3

CCRE Commercial Mortgage Securities, L.P.

Depositor

Cantor Commercial Real Estate Lending, L.P.

KeyBank National Association

Starwood Mortgage Capital LLC

Sponsors and Mortgage Loan Sellers

Cantor Fitzgerald & Co.	KeyBanc Capital Markets	Deutsche Bank Securities

Joint Bookrunning Managers and Co-Lead Managers

CastleOak Securities, L.P.		Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com.

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-228697) (the “Preliminary Prospectus”) anticipated to be dated December 3, 2019. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CastleOak Securities, L.P. and Drexel Hamilton, LLC. This Term Sheet is subject to change.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the Mortgage Loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CastleOak Securities, L.P. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

CF 2019-CF3 Mortgage Trust
STRUCTURE OVERVIEW

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
Cantor Commercial Real Estate Lending, L.P(1)	17	23	$378,344,612	47.9%
KeyBank National Association	18	19	204,173,042	25.9
Starwood Mortgage Capital LLC	12	18	172,765,050	21.9
Cantor Commercial Real Estate Lending, L.P and Starwood Mortgage Capital LLC	1	7	33,845,500	4.3
Total:	48	67	$789,128,204	100.0%

(1)	Five of the Mortgage Loans being sold into the CF 2019-CF3 Mortgage Trust by CCRE have been or will be purchased by CCRE or an affiliate prior to the Closing Date from Deutsche Bank AG, acting through its New York Branch (“DBNY”) or its affiliate. Three of those Mortgage Loans were originated by DBNY or its affiliate, German American Capital Corporation (either directly or, in some case, through table funding arrangements). One of those Mortgage Loans was originated by JPMorgan Chase Bank, National Association (“JPMCB”). One of those Mortgage Loans was co-originated by DBNY, Wells Fargo Bank, National Association and Morgan Stanley Bank, NA.

Mortgage Pool Characteristics:
Initial Outstanding Pool Balance(1):	$789,128,204
Number of Mortgage Loans:	48
Number of Mortgaged Properties:	67
Average Mortgage Loan Cut-off Date Balance:	$16,440,171
Average Mortgaged Property Cut-off Date Balance:	$11,778,033
Weighted Average Mortgage Rate:	3.6350%
Weighted Average Mortgage Loan Original Term to Maturity or ARD (months):	115
Weighted Average Mortgage Loan Remaining Term to Maturity or ARD (months):	114
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgage Loans Secured by Properties Leased to a Single Tenant:	8.3%
Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR:	2.67x
Weighted Average Mortgage Loan Cut-off Date LTV(3):	54.5%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):	51.6%
Weighted Average U/W NOI Debt Yield:	11.0%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity or ARD:	16.4%
% Mortgage Loans with Interest Only through Maturity or ARD:	73.0%
% Mortgage Loans with Interest Only followed by Amortization through Maturity or ARD:	10.6%
Weighted Average Remaining Amortization Term (months)(4):	360
Property Type Composition:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	66.3%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):	57.1%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	46.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):	52.3%
% Mortgage Loans with Upfront Engineering Reserves:	27.1%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	44.0%
% Mortgage Loans with In Place Hard Lockboxes:	51.4%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.00x:	78.7%
% Mortgage Loans with Defeasance Only after a Lockout Period and Prior to an Open Period:	87.9%
% Mortgage Loans with Prepayment Only with a Yield Maintenance Charge after a Lockout Period and Prior to an Open Period:	5.8%
% Mortgage Loans with Prepayment Only with Defeasance or a Yield Maintenance Charge after a Lockout Period and Prior to an Open Period:	6.3%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The LTV, DSCR and Debt Yield calculations include any related Pari Passu Companion Loan(s) and exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s) unless otherwise specified.

(3)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to one (1) Mortgage Loan (4.3%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “as-portfolio” value. With respect to one (1) Mortgage Loan (2.5%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “hypothetical as-is” value. With respect to one (1) Mortgage Loan (0.8%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “gross sell out” value. With respect to one (1) Mortgage Property (0.2%), the related Cut-off Date LTV and/or Maturity Date or ARD LTV have been calculated using “hypothetical value as if complete and stabilized” value.

(4)	Excludes Mortgage Loans which are interest only for the full loan term.

(5)	Includes FF&E Reserves.

(6)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

WING C
WING A
WING B

PARKLAWN BUILDING

Floor			
18	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,249 SF
17	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,240 SF
16	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,249 SF
15	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
14	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
13	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
12	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
11	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
10	United States General Services Administration 62,288 SF Exp. 7/2030		Vacant 23,200 SF
9	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
8	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
7	United States General Services Administration 62,368 SF Exp. 7/2030		Vacant 23,206 SF
6	United States General Services Administration 61,202 SF Exp. 7/2030		Vacant 23,206 SF
5/GROUND	United States General Services Administration 73,713 SF Exp. 7/2030		Vacant 23,249 SF
P1	United States General Services Administration 16,151 SF Exp. 7/2030	Parking	Vacant 23,204 SF
P2	United States General Services Administration 8,314 SF Exp. 7/2030	Parking	
P3	United States General Services Administration 8,394 SF Exp. 7/2030	Parking	
P4	United States General Services Administration 4,806 SF Exp. 7/2030	Parking	

Vacant | Building | 2030

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Parklawn Building
5600 Fishers Lane
Rockville, MD 20852
Germantown
Milestone Center
North Germantown Park
Montgomery Village
Laytonsville Golf Course
Germantown Commons
Montgomery College - Germantown Campus
Great Seneca Park
Montgomery Village Golf Course
Green Farm Park
Agricultural History Farm Park
Frederick Rd
Goshen Rd
Woodfield Rd
MARC TRAIN
Clopper Rd
Gaithersburg Square
Lake Forest Mall
Muncaster Mill Rd
Seneca Creek State Park
Clopper Lake
Metro Grove
Gaithersburg
Redland
Great Seneca Hwy
Washington Grove
Quince Orchard
Festival Shopping Center
Kentlands Market Square
RIO Lakefront
Shady Grove
Lake Needwood
Needwood Golf Course
Olney
Trotters Glen Golf Course
Intercounty Connector
Darnestown Rd
Quince Orchard Rd
Johns Hopkins University-Montgomery County
Shady Grove Adventist Hospital
Montgomery College - Rockville Campus
RED LINE METRO
Gude Dr
Rock Creek Regional Park
Manor Country Club
Rossmoor Leisure World CC
Argyle Country Club
Redgate Municipal Golf Course
Norbeck Rd
North Potomac
Jones Ln
Muddy Branch Park
The Universities at Shady Grove
Travilah Rd
Rockville
Civic Center Park
Bel Pre Rd
Aspen Hill
Lakewood Country Club
Rockville Town Square Plaza
Northgate Plaza
Georgia Ave
Connecticut Ave
Layhill Rd
MONTGOMERY COUNTY
Wintergreen Plaza
Veirs Mill Rd
Piney Meetinghouse Rd
Glen Mill Rd
Travilah
Congressional Plaza
Twinbrook
Glenmont
Glenmont Shopping Center
Montrose Crossing
Montrose Rd
Wheaton-Glenmont
White Flint
North Bethesda
Watts Branch Stream Valley Park
Potomac River
River Rd
Falls Road Golf Course
Cabin John Regional Park
Tuckerman Ln
Garrett Park
Westfield Wheaton
Wheaton
Westfield Montgomery
Democracy Blvd
Grosvenor-Strathmore
Kensington
Riverbend Park
Potomac
Bethesda Country Club
Capital Beltway
Forest Glen
Falls Rd
Great Falls
National Institutes of Health
Forest Glen Annex
Silver Spring
Greentree Rd
Medical Center
National Naval Medical Center
Chesapeake & Ohio Canal Natl. Historic Park
Tournament Players Club
Congressional Country Club
Bethesda
Chevy Chase
Great Falls Park
MARYLAND
Bethesda Row
Downtown Bethesda
Rock Creek Park
VIRGINIA
Clara Barton Pkwy
Chevy Chase Country Club
Walter Reed Army Medical Center
Old Dominion Dr
Georgetown Pike
Dranesville District Park
G. Wash. Mem. Pkwy
Friendship Heights
Brookmont
McLean
Central Intelligence Agency
Washington Dulles Intl. Airport 14 miles
FAIRFAX COUNTY
WASHINGTON D.C.
Damascus
Clarksburg
Columbia
Olney
MARYLAND
Laurel
Ashburn
Sterling
VIRGINIA
Potomac
Wheaton
Herndon
Reston
Bethesda
McLean
WASHINGTON D.C.
Chantilly
Centreville
ARLINGTON
Fairfax
Annandale
ALEXANDRIA
Manassas
Springfield

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Borrower Sponsor:	Boyd Watterson Asset Management
Borrower:	5600 Fishers Lane, LLC
Original Balance:	$60,800,000
Cut-off Date Balance:	$60,800,000
% by Initial UPB:	7.7%
Interest Rate:	3.3980%
Payment Date:	1st of each month
First Payment Date:	December 1, 2019
Maturity Date:	November 1, 2029
Amortization:	Interest Only
Additional Debt(1):	$200,800,000 Pari Passu Debt
Call Protection(2):	LO(25);DEF(89);O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$372,746	$124,249
Insurance:	$19,441	$9,720
Immediate Repairs:	$111,869	NAP

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$204
Balloon Balance / Sq. Ft.:	$204
Cut-off Date LTV:	60.0%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	2.73x
Underwritten NCF DSCR:	2.68x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Rockville, MD
Year Built / Renovated:	1970 / 2015
Total Sq. Ft.:	1,283,646
Property Management:	JBGS/TRS, L.L.C.
Underwritten NOI:	$24,626,402
Underwritten NCF:	$24,159,260
Appraised Value(5):	$436,000,000
Appraisal Date:	September 18, 2019

Historical NOI
Most Recent NOI:	$25,437,810 (T-12 August 31, 2019)
2018 NOI:	$23,893,473 (December 31, 2018)
2017 NOI:	$27,578,749 (December 31, 2017)
2016 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	72.9% (July 1, 2019)
2018 Occupancy:	72.9% (December 31, 2018)
2017 Occupancy:	72.9% (December 31, 2017)
2016 Occupancy:	72.9% (Decembe3r 31, 2016)
(1)	The Parklawn Building Loan (as defined below) consists of the non-controlling Notes A-2 and A-3 and is part of the Parklawn Building Whole Loan (as defined below), evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $261.6 million. For additional information, see “The Loan” below.

(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2019. Defeasance of the Parklawn Building Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the payment date occurring on December 1, 2023. The assumed lockout period of 25 payment dates is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	Financial information is based on the aggregate Parklawn Building Whole Loan.

(5)	The Appraised Value includes $16,235,773 attributed to the present value of an economic development grant and the remainder of a LEED tax credit.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

The Loan. The Parklawn Building loan (the “Parklawn Building Loan”) is a fixed-rate loan with an original and Cut-off Date principal balance of $60.8 million secured by the Parklawn Building Borrower’s (as defined below) fee simple interest in a suburban office building totaling 1,283,646 sq. ft. of rentable space located at 5600 Fishers Lane in Rockville, Maryland (the “Parklawn Building Property”). The Parklawn Building Loan is part of a whole loan (the “Parklawn Building Whole Loan”) that was co-originated by KeyBank and Bank of America, National Association (“BANA”) with an original and Cut-off Date principal balance of $261.6 million, which is evidenced by five pari passu notes as follows: (i) the Parklawn Building Loan comprised of the non-controlling Notes A-2 and A-3 with an original and Cut-off Date principal balance of $60.8 million, which will be included in the CF 2019-CF3 securitization trust and (ii) the controlling Note A-1 and non-controlling Notes A-4 and A-5 with an aggregate original and Cut-off Date Balance of $200.8 million (the “Parklawn Building Companion Loans”), each as described in the table below. The controlling Note A-1 was contributed to the MSC 2019-L3 securitization transaction. The remaining Notes A-4 and A-5 are currently held by BANA and are expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the Parklawn Building Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$70,000,000	$70,000,000	MSC 2019-L3	Yes
Note A-2	50,000,000	50,000,000	CF 2019-CF3	No
Note A-3	10,800,000	10,800,000	CF 2019-CF3	No
Note A-4	65,400,000	65,400,000	BANA	No
Note A-5	65,400,000	65,400,000	BANA	No
Total	$261,600,000	$261,600,000

The Parklawn Building Loan has a 10-year, interest-only term and accrues interest at a fixed rate equal to 3.3980%. Loan proceeds along with approximately $183.6 million of borrower equity were used to acquire the Parklawn Building Property for $436.0 million, pay closing costs of approximately $8.7 million and fund reserves of approximately $0.5 million. Based on the “as is” appraised value of $436.0 million as of September 18, 2019, the Cut-off Date LTV for the Parklawn Building Whole Loan is 60.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$261,600,000	58.8%	Purchase Price	$436,000,000	97.9%
Borrower Equity	183,626,789	41.2	Closing Costs	8,722,733	2.0
			Reserves	504,056	0.1

Total Sources	$445,226,789	100.0%	Total Uses	$445,226,789	100.0%

The Borrower / Borrower Sponsor.  The borrower is 5600 Fishers Lane, LLC (the “Parklawn Building Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The non-recourse carveout guarantor is BW Government Properties II, LLC, which is owned by Boyd Watterson Asset Management (0.5% equity interest; 100.0% voting interest) (“Boyd Watterson”) and Government Properties Investments II Limited, a fund managed by Union Bancaire Privée (99.5% equity interest; 0.0% voting interest). BW Government Properties II, LLC holds 100% of the ownership interests of the Parklawn Building Borrower which, at the time of the Parklawn Building Whole Loan closing, was the entity’s sole asset. The borrower sponsor is Boyd Watterson (the “Parklawn Building Borrower Sponsor”). Headquartered in Cleveland, Ohio and formed in 2009, Boyd Watterson is an independent investment advisor specializing in fixed income, real estate and equities. Boyd Watterson invests in commercial properties leased to local, state and federal government tenants and manages such assets in separate client accounts and private funds. As of September 30, 2019, Boyd Watterson manages over $4.2 billion in real estate assets. Union Bancaire Privée is a wealth management firm headquartered in Geneva, Switzerland, that focuses on private and institutional clients throughout the world.

The Property and Tenants. The Parklawn Building Property is a 14-story suburban office building totaling 1,283,646 sq. ft. across three wings originally constructed in 1970. Wings A and B contain an aggregate of 935,386 sq. ft. and wing C contains 348,260 sq. ft. The Parklawn Building Property was originally 100.0% leased to the United States General Services Administration (“GSA”) on behalf of the United States Department of Health & Human Services (“HHS”), with the Parklawn Building Property serving as the headquarters for HHS. In 2015, the GSA and the prior owner of the Parklawn Building Property collectively spent nearly $300 million to completely renovate wings A and B into Class A office space featuring a 14-story atrium with a glass ceiling and glass exterior. Following the renovation, the GSA consolidated operations of HHS into wings A and B, and as a result, wing C was left vacant and in its original condition. There are no immediate plans to renovate or lease the space. As of July 1, 2019, wings A and B are 100.0% occupied by the GSA, while the entire Parklawn Building Property, inclusive of wing C, is 72.9% occupied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

The Parklawn Building Property is LEED Platinum and Energy Star rated and features on-site amenities, which include a one-acre park with a fountain, an outdoor plaza, café tables and seating, an on-site bank, a convenience store, a fitness center, and a direct trail to the nearby 1,700-acre Rock Creek Park. As part of the 2015 renovation, HHS invested more than $165 million of the total $300 million on specific upgrades including the main HHS data center for all national operations, back-up generators, modular conference center, full service cafeteria, and employee retail amenities. The 14-story, main interior atrium serves as the focal point of the Parklawn Building Property and allows HHS to host national and international symposiums and major training events on-site. Approximately 2,147 parking spaces are available throughout the Parklawn Building Property, consisting of 909 surface parking spaces and 1,238 parking spaces in a four-level below-grade parking garage beneath wings A, B, and C.

The Parklawn Building Property is situated on a 12.03-acre site in the Twinbrook neighborhood of Rockville, Maryland, approximately one-half mile northeast of Rockville Pike (Route 355) and two miles east of Interstate 270 and Montrose Road interchange. The Twinbrook Metrorail station is located approximately one-half mile to the west, connecting the area to Bethesda and downtown Washington, D.C. The Parklawn Building Property is located in a government life sciences district that features the 550,000 sq. ft. national headquarters for the companion agency, the National Institute of Allergy and Infectious Diseases, and two laboratory buildings leased to the National Institute of Health, directly across the street.

The Parklawn Building Borrower is a party to that certain Economic Development Fund Agreement (the “Grant”) with Montgomery County, Maryland (the “County”). Pursuant to the Grant, the Parklawn Building Borrower is entitled to 15 annual disbursements of $1,300,000 from 2017 through and including 2031. The County is only obligated to make disbursements once it has verified that the Parklawn Building Borrower has paid real property taxes in full for the corresponding tax year. The Parklawn Building Borrower was assigned the Grant at closing, but any further assignment of the Grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

United States General Services Administration (935,386 sq. ft., 72.9% of NRA, 100.0% of U/W Base Rent). The GSA (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) utilizes the Parklawn Building Property for HHS which occupies the space via a lease that expires in July 2030. The lease contains one ten-year renewal option with a notice period of at least 36 months. The lease does not provide any termination or contraction options.

HHS is a department of the United States government with the stated objective of improving the health, safety and well-being of America. HHS originally took occupancy of the Parklawn Building Property after it was constructed approximately 50 years ago. As part of the most recent renovation and lease renewal, HHS aggregated the Agency for Healthcare Research and Quality, the Indian Health Service and the Substance Abuse and Mental Health Services Administration into the Parklawn Building Property. In total, 4,500 government healthcare employees are housed at the Parklawn Building Property.

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
United States General Services Administration	AAA/Aaa/AA+	935,386	72.9%	$31.75	100.0%	7/31/2030
Total Major Tenants		935,386	72.9%	$31.75	100.0%
Remaining Tenants		0	0.0	0.00	0.0
Total Occupied Tenants		935,386	72.9%	$31.75	100.0%
Vacant Office		348,260	27.1
Total		1,283,646	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	0.00	0.0	0.0%
Thereafter	1	935,386	72.9	935,386	72.9%	31.75	100.0	100.0%
Vacant	NAP	348,260	27.1	1,283,646	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,283,646	100.0%			$31.75	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2019.

Environmental Matters. The Phase I environmental report for the Parklawn Building Property’s wings A and B, dated August 21, 2019, recommended no further action besides the continued implementation of an existing asbestos operations and maintenance plan. The Phase I environmental report for the Parklawn Building Property’s wing C, dated August 21, 2019, recommended no further action besides the maintenance and operation of an existing underground diesel fuel storage tank within regulatory requirements, continued implementation of an existing underground storage tank operations and maintenance plan, and continued implementation of an existing asbestos operations and maintenance plan.

The Market. The Parklawn Building Property is located in Rockville, Montgomery County, Maryland, within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area and approximately 13 miles northwest of the Washington D.C. central business district. Historically, Rockville’s main office demand driver has been government and quasi-government tenants, accounting for nearly 40% of occupied office space; however, the biotechnology industry has increased its presence. The I-270 Technology Corridor, which serves as a local demand generator for the Rockville market area, is a life science corridor that is home to numerous biotechnology companies and federal government institutions. Health institutions located in the area include Johns Hopkins Montgomery County campus and University of Maryland Institute for Bioscience and Biotechnology Research, as well as large pharmaceutical companies including GlaxoSmithKline, Sanofi, and MedImmune.

According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radii of the Parklawn Building Property were 27,386, 160,957 and 357,052, respectively. The 2019 average household incomes within the same radii were $96,465, $117,574 and $130,980, respectively.

According to a third party research report, the Parklawn Building Property is part of the Washington office market and the Rockville office submarket. As of the third quarter of 2019, the Washington office market had a total office inventory of approximately 501.4 million sq. ft. with a vacancy rate of 12.9% and an average asking rent of $37.96 PSF. The Rockville office submarket had a total office inventory of approximately 10.8 million sq. ft. with a vacancy rate of 10.8% and an average asking rent of $30.18 PSF. The submarket had no additional inventory delivered in the third quarter of 2019, which had positive net absorption of 14,921 sq. ft. No office buildings are currently under construction in the submarket. The appraiser analyzed 12 comparable government office leases with lease terms ranging from approximately 2 to 15 years and asking rents ranging from $23.36 PSF to $45.00 PSF. The appraiser concluded to a market rent of $35.00 PSF for the office space at wings A and B of the Parklawn Building Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Comparable Lease Summary(1)
Property	Year Built/ Renovated(2)	Distance from Subject	Property Size (SF) (2)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Parklawn Building(3) Rockville, MD	1970 / 2015	N/A	1,283,646	United States General Services Administration	935,386	Aug-15	$31.75	15.0	Modified Gross
Centerstone at Tysons McLean, VA	N/A	14.5 miles	N/A	Freddie Mac	151,949	May-19	$27.50	10.2	NNN
West Gude Office Park Rockville, MD	N/A	4.9 miles	N/A	FBI (renewal)	10,646	Jan-19	$23.36	10.0	Full Service
Reston Sunrise Reston, VA	N/A	21.9 miles	N/A	GSA	43,346	Dec-18	$35.00	15.0	Full Service
Centerpark I Calverton, MD	N/A	15.0 miles	N/A	FDA	78,918	Nov-18	$24.51	10.0	Full Service
American Square at Quantum Park Ashburn, VA	N/A	31.9 miles	N/A	GSA – CBP	444,595	May-18	$38.25	15.0	Full Service
American Center West Tysons, VA	N/A	15.9 miles	N/A	GSA (renewal)	21,214	Apr-18	$33.00	5.3	Full Service
The Cinema Building Hyattsville, MD	N/A	15.6 miles	N/A	FEMA (renewal)	54,000	Nov-17	$30.30	4.0	Full Service
2115 East Jefferson Rockville, MD	N/A	2.0 miles	N/A	NIH (extension)	89,708	Nov-17	$29.00	2.1	None
Campus at Sunrise Reston, VA	N/A	21.5 miles	N/A	CIA (renewal)	31,230	Oct-17	$33.50	5.0	Plus Electric
Freedom Forum Arlington, VA	N/A	17.1 miles	N/A	Trade and Development Agency	36,346	Jun-17	$45.00	10.75	Full Service
1701 Fort Myer Arlington, VA	N/A	17.3 miles	N/A	Department of State	342,967	Jun-17	$39.00	15.0	Full Service
Woodmont Place Rockville, MD	N/A	1.2 miles	N/A	FDA	44,761	Mar-16	$27.00	5.0	Full Service
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Year Built/Renovated and Property Size (SF) for the comparable leases were not provided in the appraisal.

(3)	Based on the underwritten rent roll dated July 1, 2019 with the exception of Year Built/Renovated.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

Cash Flow Analysis.

Cash Flow Analysis
	2017	2018	T-12 8/31/2019	U/W	U/W PSF
Base Rent	$29,333,705	$29,307,147	$29,307,147	$29,695,152	$23.13
Value of Vacant Space	0	0	0	10,447,800	8.14
Gross Potential Rent	$29,333,705	$29,307,147	$29,307,147	$40,142,952	$31.27
Total Recoveries(1)	1,075,796	(71,488)	(779,982)	276,172	0.22
Parking Income	3,474,485	3,547,672	3,631,939	4,011,560	3.13
Other Income(2)	(798)	0	57,118	1,300,000	1.01
Less: Vacancy	0	0	0	(10,447,800)	(8.14)
Effective Gross Income	$33,883,188	$32,783,331	$32,216,222	$35,282,884	$27.49
Total Operating Expenses	6,304,439	8,889,858	6,778,412	10,656,482	8.30
Net Operating Income	$27,578,749	$23,893,473	$25,437,810	$24,626,402	$19.18
Capital Expenditures	0	0	0	319,897	0.25
TI/LC(3)	0	0	0	147,245	0.11
Net Cash Flow	$27,578,749	$23,893,473	$25,437,810	$24,159,260	$18.82
(1)	Negative amounts for the 2018 and T-12 8/31/2019 Total Recoveries reflect CPI and tax reconciliations as a result of estimated payments made during the respective year exceeding actual amounts due at the end of the respective year.

(2)	U/W Other Income represents the Montgomery County grant, which includes 15 annual payments of $1.3 million to be paid out from 2017 through 2031. The Parklawn Building Borrower was assigned the grant at closing, but any further assignment of the grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County.

(3)	U/W TI/LC includes a credit associated with the springing major tenant cash flow sweep set to occur 29 months prior to lease expiration and estimated to collect $1,901,631.

Property Management.    The Parklawn Building Property manager and leasing agent is JBGS/TRS, L.L.C. The Parklawn Building Borrower Sponsor is the asset manager.

Lockbox / Cash Management.    The Parklawn Building Whole Loan is structured with a hard lockbox and in place cash management. The Parklawn Building Borrower is required to direct each tenant of the Parklawn Building Property to deposit funds directly into the clearing account controlled by the lender. Notwithstanding the foregoing, the Parklawn Building Borrower and property manager are required to deposit all revenues otherwise received into the clearing account within one business day of receipt. All funds in the clearing account will be transferred into the cash management account daily and are required to be applied and disbursed in accordance with the Parklawn Building Whole Loan documents in the following order: (i) to required deposits into the tax and insurance reserve, (ii) to fees of the cash management bank, (iii) to scheduled monthly debt service, (iv) to interest at the default rate, late charges and other amounts due under the Parklawn Building Whole Loan documents, (v) during a Cash Sweep Period (as defined below), other than due to an event of default, to budgeted operating expenses, (vi) during a Cash Sweep Period (A) other than due to an event of default, all remaining funds after any applicable payments have been made according to the aforementioned clauses (i) – (v), to be held by the lender as additional collateral for the Parklawn Building Whole Loan and (B) due to event of default, all remaining funds after any applicable payments have been made according to the aforementioned clauses (i) – (v), to be applied in the lender’s sole discretion and (vii) so long as no Cash Sweep Period exists, to the Parklawn Building Borrower.

A “Cash Sweep Period” will commence upon:

(a)	the occurrence of an event of default under the Parklawn Building Whole Loan documents and will continue until such event of default is cured;

(b)	the occurrence of any bankruptcy action of the Parklawn Building Borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the Parklawn Building Borrower be cured);

(c)	the date on which the amortizing debt service coverage ratio as calculated in the Parklawn Building Whole Loan documents based on the trailing three-month period is less than 1.55x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.60x for two consecutive calendar quarters;

(d)	the occurrence of any bankruptcy action of the property manager and will continue until the Parklawn Building Borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action;

(e)	the date on which (i) a Sweep Tenant (as defined below) fails to exercise a renewal option under its lease on or prior to the date by which notice of such renewal option is required or (ii) a Sweep Tenant terminates or cancels its lease and will continue until a Sweep Tenant Re-Leasing Event (as defined below) occurs;

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

5600 Fishers Lane Rockville, MD 20852	Collateral Asset Summary – Loan No.1 Parklawn Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,800,000 60.0% 2.68x 9.4%

(f)	the date on which a Sweep Tenant ceases to operate in 50% or more of the premises demised under the Sweep Tenant lease unless the balance of the space has been subleased to a subtenant, which has and maintains a credit rating of at least BBB- by S&P and Baa3 by Moody’s, and will continue until (A) such Sweep Tenant has resumed operations in more than 50% of the premises or (B) a Sweep Tenant Re-Leasing Event has occurred;

(g)	the occurrence of a default beyond applicable notice and cure periods on the part of a Sweep Tenant under its lease and will continue until the date on which the Parklawn Building Borrower has accepted a cure of the default in a manner acceptable to the lender;

(h)	the occurrence of the bankruptcy or insolvency of a Sweep Tenant and/or the parent of a Sweep Tenant and will continue until the insolvency proceedings have terminated and the Sweep Tenant’s lease has been affirmed, assumed, or assigned in a manner satisfactory to the lender;

(i)	the credit rating of a Sweep Tenant (and/or the parent of a Sweep Tenant) falling below BBB- by S&P or Baa3 by Moody’s and will continue until (A) the credit rating of the Sweep Tenant has been restored to at least BBB- by S&P and Baa3 by Moody’s or (B) a Sweep Tenant Re-Leasing Event has occurred.

A “Sweep Tenant” means each of (i) the United States of America, acting by and through the designated representative of the General Services Administration and/or (ii) any replacement tenant for the foregoing which covers 75% or more of the net rentable square footage of the premises demised under the Sweep Tenant lease as of loan closing.

A “Sweep Tenant Re-Leasing Event” means the Parklawn Building Borrower enters into a new lease(s) acceptable to the lender for the entire premises pursuant to the applicable Sweep Tenant’s lease with such tenant(s) having and maintaining a credit rating of at least BBB- by S&P and Baa3 by Moody’s, provided that (A) such replacement lease(s) are in full force and effect, (B) all tenant improvements, leasing commissions, and other landlord obligations with respect to such lease(s) have been paid and/or performed in full, (C) the tenant under such replacement lease(s) has commenced payment of full, unabated rent thereunder and (D) the lender receives an estoppel certifying the forgoing matters.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Parklawn Building Borrower deposited $372,746 into a real estate tax reserve. The Parklawn Building Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $124,249.

Insurance Reserve. At loan origination, the Parklawn Building Borrower deposited $19,441 into an insurance reserve. The Parklawn Building Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual insurance premiums, which currently equates to $9,720.

Immediate Repairs Reserve. At loan origination, the Parklawn Building Borrower deposited $111,869 into an immediate repairs reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. Any time after the Permitted Defeasance Date (as defined below), the Parklawn Building Borrower may establish a condominium regime acceptable to the lender for the Parklawn Building Property in order to release a portion of the collateral comprised of the above-grade portion of wing C (the “Release Unit”), provided that, among other things, (i) no Cash Sweep Period is continuing, (ii) the Parklawn Building Borrower establishes a condominium in accordance with the requirements of the Parklawn Building Whole Loan documents, (iii) the Parklawn Building Borrower defeases a portion of the Parklawn Building Whole Loan in an amount equal to (1) $2,400,000, if released to an unaffiliated third-party or (2) in connection with a transfer to any affiliate of the Parklawn Building Borrower, the greater of (A) $2,400,000, or (B) 100% of the net sales proceeds, (iv) following the release of the Release Unit and partial defeasance of the Parklawn Building Whole Loan, the debt yield (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3%) is equal to or greater than the greater of (x) the debt yield immediately preceding such release and (y) 9.24%, (v) the debt service coverage ratio (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3% and assuming a 30-year amortization period) is equal to or greater than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.74x and (vi) the loan to value ratio is equal to or less than the lesser of (x) the loan to value ratio immediately preceding such partial release and (y) 60.0%; provided that if the tests in clauses (iv), (v), and (vi) above are not satisfied, the Parklawn Building Borrower may deposit cash with the lender in the amount that if applied to the reduction of the outstanding principal balance of the Parklawn Building Whole Loan, would result in the satisfaction of such tests, which cash will be held as additional collateral for the Parklawn Building Whole Loan.

“Permitted Defeasance Date” means the date that is the earlier to occur of (i) two years from the closing date of the securitization trust which holds the last portion of the Parklawn Building Whole Loan to be securitized and (ii) the payment date occurring on December 1, 2023.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Century Plaza Towers
2029 & 2049 Century Park East
Los Angeles, CA 90067
SANTA MONICA MTS.
Franklin Canyon Park
Coldwater Canyon Dr
Greystone Mansion
The Roxy Theatre
Whisky A Go Go
Benedict Canyon
Sunset Blvd
West Hollywood
The Beverly Hills Hotel
The Flats
Troubadour
Rodeo Dr
Beverly Dr
Santa Monica Blvd
Beverly Blvd
Google Beverly Hills
Doheny Dr
Beverly Hills City Hall
Burton Way
Beverly Hills
Rodeo Drive
DOWNTOWN BEVERLY HILLS
Downtown Los Angeles 9 miles
Los Angeles Country Club
Holmby Park
UCLA Anderson School of Management
University of California - Los Angeles
Fowler Museum at UCLA
Schoenberg Hall
Pauley Pavilion
UCLA Planetarium
Ronald Reagan UCLA Med. Plaza
David Geffen School of Medicine at UCLA
Mildred E. Mathias Botanical Garden
Le Conte Ave
W Los Angeles-Beverly Hills
Geffen Playhouse Theater
WESTWOOD VILLAGE
Warner Ave
Wilshire Blvd
Sterling International Towers
The Beverly Hilton
The Peninsula Beverly Hills
WILSHIRE/RODEO
METRO PURPLE LINE (Under Construction)
LOS ANGELES COUNTY
Century Park East
Olympic Blvd
Olympic Square
Roxbury Park
Beverly Palm Plaza
Hammer Museum
Kimpton Hotel Palomar LA-Beverly Hills
METRO (Under Construction)
BBC Studios Productions
Westfield Century City
CENTURY CITY/CONSTELLATION
WESTWOOD/UCLA
Consulate General of the Czech Republic
Westwood
Consulate General of France
Century City
Century Park West
Fox Plaza
InterContinental LA-Century City
Pico Blvd
Museum of Tolerance
Beverlywood
Westwood Park
Westwood Blvd
Santa Monica Blvd
LA Temple-The Church of Jesus Christ of Latter-Day Saints
20th Century Fox Studios
Hillcrest Country Club
405
2
Overland Ave
Beverly Glen Blvd
LOS ANGELES
Cheviot Hills Sports Center
Motor Ave
Rancho Park GC
San Diego Fwy
Sepulveda Blvd
SAWTELLE JAPANTOWN
Sawtelle
Westside Pavilion
Beverwil Dr
Robertson Blvd
West L.A.
WESTWOOD
Manning Ave
Castle Heights
Castle Heights Ave
Cattaraugus Ave
METRO EXPO LINE
Santa Monica Fwy
10
National Blvd
Helms Bakery District
PALMS
Culver City
LA Intl. Airport 7 miles
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Montebello
Florence
South Gate
Whittier
Inglewood
Downey
El Segundo
Hawthorne
Gardena
Compton
Norwalk
Bellflower
Pacific Ocean
Lakewood
Cerritos
Torrance
Carson
LONG BEACH
Huntington Beach

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Borrower Sponsor(2):	SPF JVP LLC; Luminance Acquisition Venture LLC
Borrower:	One Hundred Towers L.L.C.
Original Balance(3):	$50,000,000
Cut-off Date Balance(3):	$50,000,000
% by Initial UPB:	6.3%
Interest Rate:	3.0045%
Payment Date:	9th of each month
First Payment Date:	December 9, 2019
Maturity Date:	November 9, 2029
Amortization:	Interest Only
Additional Debt(3):	$850,000,000 Pari Passu Debt; $300,000,000 Subordinate Debt
Call Protection(4):	YM1(25);DorYM1(90);O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	$0
Outstanding TI/LC:	$71,223,945	$0
Free Rent:	$29,545,735	$0

Financial Information(3)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$375	$500
Balloon Balance / Sq. Ft.:	$375	$500
Cut-off Date LTV:	39.1%	52.1%
Balloon LTV:	39.1%	52.1%
Underwritten NOI DSCR:	4.42x	3.31x
Underwritten NCF DSCR:	4.09x	3.07x
Underwritten NOI Debt Yield:	13.5%	10.1%
Underwritten NCF Debt Yield:	12.5%	9.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1975 / 2015
Total Sq. Ft.:	2,401,641
Property Management:	CBRE, Inc.
Underwritten NOI(6):	$121,145,756
Underwritten NCF:	$112,250,366
Appraised Value:	$2,302,000,000
Appraisal Date:	September 24, 2019

Historical NOI
Most Recent NOI(6):	$83,342,918 (T-12 September 30, 2019)
2018 NOI(7):	$89,024,555 (December 31, 2018)
2017 NOI(7):	$83,200,132 (December 31, 2017)
2016 NOI:	$80,783,345 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	92.9% (October 1, 2019)
2018 Occupancy:	83.5% (December 31, 2018)
2017 Occupancy:	84.6% (December 31, 2017)
2016 Occupancy:	87.0% (December 31, 2016)
(1)	The Century Plaza Towers Whole Loan (as defined below) was originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association and Morgan Stanley Bank, NA. Notes A-1-C6 and A-1-C7 will be acquired by CCRE from an affiliate of DBNY on or before the closing date of the securitization.

(2)	The borrower sponsor is a joint venture between the two listed entities. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Century Plaza Towers Whole Loan. See “The Borrower / Borrower Sponsor” herein.

(3)	The Century Plaza Towers Loan (as defined below) consists of the non-controlling Notes A-1-C6 and A-1-C7 and is part of the Century Plaza Towers Whole Loan, which is evidenced by 29 senior pari passu notes and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.2 billion. For additional information, see “The Loan” herein.

(4)	The lockout period, with respect to a defeasance of the Century Plaza Towers Whole Loan, will be at least 25 payment dates beginning with and including the first payment date of December 9, 2019. Defeasance of the full $1.2 billion Century Plaza Towers Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 21, 2022. The assumed lockout period of 25 payment dates is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer. Prepayment in whole, but not in part, of the Century Plaza Towers Whole Loan is permitted at any time prior to July 9, 2029 with the payment of a yield maintenance fee.

(5)	See “Initial Reserves and Ongoing Reserves” herein.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributed to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for fourteen tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of NRA and 24.6% of U/W Base Rent.

(7)	The increase in 2018 NOI from 2017 NOI is primarily attributed to $2.3 million in fees associated with City National Bank’s and Tang Media’s terminations. See “Cash Flow Analysis” herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

The Loan. The Century Plaza Towers loan (the “Century Plaza Towers Loan”) is part of a whole loan (the “Century Plaza Towers Whole Loan”) consisting of 29 senior pari passu notes with an outstanding aggregate principal balance as of the Cut-off Date of $900.0 million (collectively the “Century Plaza Towers Senior Notes”) and three subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million (the “Century Plaza Towers Subordinate Notes”). The Century Plaza Towers Whole Loan is secured by the Century Plaza Towers Borrower’s (as defined below) fee simple interest in a 2,401,641 square foot, Class A office complex consisting of two buildings located in Los Angeles, California (the “Century Plaza Towers Property”). The Century Plaza Towers Loan, which is evidenced by the non-controlling Notes A-1-C6 and A-1-C7, has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million.

The relationship between the holders of the Century Plaza Towers Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Century Plaza Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-C6, A-1-C7	$50,000,000	$50,000,000	CF 2019-CF3	No
A-1-C4, A-1-C5	75,000,000	75,000,000	COMM 2019-GC44	No
A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-2-C1, A-2-C3, A-2-C4, A-3-S1, A-3- S2, A-3-S3, A-3-C1, A-3-C3	525,000,000	525,000,000	CPTS 2019-CPT	No(2)
A-1-C1, A-1-C2	62,500,000	62,500,000	DBRI	No
A-1-C3, A-1-C8	62,500,000	62,500,000	JPMDB 2019-COR6(1)	No
A-2-C2, A-2-C5, A-2-C6, A-2-C7	62,500,000	62,500,000	MSBNA	No
A-3-C2, A-3-C4,A-3-C5	62,500,000	62,500,000	WFBNA	No
Total Senior Notes	$900,000,000	$900,000,000
B-1, B-2, B-3	300,000,000	300,000,000	CPTS 2019-CPT	Yes(2)
Whole Loan Total	$1,200,000,000	$1,200,000,000
(1)	The JPMDB 2019-COR6 deal securitization transaction is expected to close prior to the closing of the CF 2019-CF3 securitization.

(2)	The initial controlling note is Note B-1, so long as no control appraisal period with respect to the Century Plaza Towers Whole Loan is continuing. Otherwise, the controlling note will be Note A-1-S1. See “Description of the Mortgage Pool—The Whole Loans—The Central Plaza Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The Century Plaza Towers Whole Loan has a 10-year interest-only term and accrues interest at a rate of 3.0045% per annum. The Century Plaza Towers Whole Loan was primarily used to repay the existing loan, fund upfront reserves, pay closing costs and return approximately $272.9 million to the Century Plaza Towers Borrower Sponsor (as defined below). Based on the “as is” appraised value of $2.302 billion as of September 24, 2019 and the Cut-off Date Balance of the Century Plaza Towers Senior Notes, the Cut-off Date LTV is 39.1%. The Century Plaza Towers Whole Loan refinanced a loan, part of which was most recently securitized in the MSC 2014-CPT transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$1,200,000,000	100.0%	Loan Payoff	$823,449,563	68.6%
			Upfront Reserves	100,769,680	8.4
			Closing Costs	2,834,724	0.2
			Return of Equity	272,946,032	22.7
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is One Hundred Towers L.L.C. (the “Century Plaza Towers Borrower”), a Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure. The borrower sponsor is a joint venture between (i) SPF JVP LLC (the Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.) (“SPF”)and (ii) Luminance Acquisition Venture LLC (a joint venture between an institutional account managed by Hines and Hines Investment Management Holdings Limited Partnership ( “Hines JV”, and together with SPF, the “Century Plaza Towers Borrower Sponsor”). There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Century Plaza Towers Whole Loan. Hines JV is a privately owned global real estate investment, development and management firm, founded in 1957, with a presence in 219 cities in 23 countries and assets under management for which Hines provides both fiduciary investment management services and third party property-level services.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

The Property

Tenant Summary(1)
Top Ten Tenants	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bank of America(3)	A+ / A2 / A-	149,508	6.2%	$56.98	6.5%	Various(4)
Manatt Phelps(5)	NR / NR / NR	116,366	4.8	$62.26	5.5	4/30/2035
JP Morgan(6)	AA- / A2 / A-	97,726	4.1	$57.00	4.2	8/31/2021
Kirkland & Ellis(7)	NR / NR / NR	85,664	3.6	$68.79	4.5	12/31/2034
Greenberg Glusker(8)	NR / NR / NR	83,199	3.5	$66.00	4.2	2/28/2035
Venable LLP	NR / NR / NR	81,817	3.4	$57.70	3.6	12/31/2025
Westfield(9)	NR / NR / A	81,124	3.4	$52.30	3.2	4/30/2028
Seyfarth Shaw	NR / NR / NR	80,160	3.3	$78.51	4.8	8/31/2021
Proskauer Rose(10)	NR / NR / NR	70,195	2.9	$57.26	3.1	10/31/2030
Mitchell Silberberg Knupp(11)	NR / NR / NR	69,396	2.9	$56.40	3.0	6/30/2034
Total / Wtd. Avg. Major Tenants		915,155	38.1%	$61.09	42.6%
Remaining Tenants		1,315,465	54.8	$57.21	57.4
Total / Wtd. Avg. Occupied Collateral		2,230,620	92.9%	$58.80	100.0%
Vacant		171,021	7.1
Total		2,401,641	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	The Net Rentable Area (Sq. Ft.) of Bank of America includes 124,723 sq. ft. occupied by Bank of America on floors 1 through 14 and 24,785 sq. ft. occupied by Merrill Lynch on floors 25 through 33. In addition, the Net Rentable Area (Sq. Ft.) for Bank of America includes 26,664 sq. ft., for which Bank of America is expected to begin paying rent and take occupancy in January 2020.

(4)	Bank of America has various lease expiration dates: (i) 106,890 sq. ft. with a lease expiration date of September 30, 2029, (ii) 17,833 sq. ft. with a lease expiration date of September 30, 2024, and (iii) 24,785 sq. ft. related to the Merrill Lynch space, with a lease expiration date of June 30, 2022. Bank of America has the right to terminate its lease as of September 30, 2026 upon written notice prior to September 30, 2025 and a termination fee of $1,908,666.

(5)	Manatt Phelps is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. Manatt Phelps has the right to terminate its lease on the 4th floor on the last day of the 5th year or 10th year of its lease term.

(6)	JP Morgan is an affiliate of the Century Plaza Towers Borrower Sponsor.

(7)	Kirkland & Ellis is expected to begin paying rent and take occupancy in January 2020. Kirkland & Ellis, has a one-time right to terminate its lease as of January 1, 2032 upon written notice on or before January 1, 2031 and payment of a termination fee.

(8)	Greenberg Glusker has a one-time right to terminate its lease as of March 1, 2032 upon written notice on or before March 1, 2031 and payment of a termination fee.

(9)	Westfield has a one-time right to terminate its lease on April 30, 2025, with fifteen (15) months’ prior notice and payment of a termination fee of approximately $3.5 million.

(10)	Proskauer Rose has a one-time right to terminate its lease on October 31, 2025, upon written notice on or before October 31, 2024 and payment of a termination fee.

(11)	Mitchell Silberberg Knupp has a one-time right to terminate its lease on June 30, 2029, upon written notice on or before June 30, 2028 and payment of a termination fee.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	1,405	0.1	1,405	0.1%	32.49	0.0	0.0%
2020	26	96,896	4.0	98,301	4.1%	50.13	3.7	3.7%
2021	30	276,557	11.5	374,858	15.6%	63.47	13.4	17.1%
2022	15	122,719	5.1	497,577	20.7%	58.72	5.5	22.6%
2023	14	89,979	3.7	587,556	24.5%	56.38	3.9	26.5%
2024	18	224,254	9.3	811,810	33.8%	60.00	10.3	36.7%
2025	19	258,081	10.7	1,069,891	44.5%	57.45	11.3	48.0%
2026	5	76,664	3.2	1,146,555	47.7%	59.56	3.5	51.5%
2027	5	79,651	3.3	1,226,206	51.1%	58.43	3.5	55.1%
2028	4	98,484	4.1	1,324,690	55.2%	53.30	4.0	59.1%
2029	18	257,405	10.7	1,582,095	65.9%	56.29	11.0	70.1%
Thereafter(3)	31	648,525	27.0	2,230,620	92.9%	60.44	29.9	100.0%
Vacant	NAP	171,021	7.1	2,401,641	100.0%	NAP	NAP
Total / Wtd. Avg.	187	2,401,641	100.0%			$58.80	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(3)	Thereafter is inclusive of amenity space.

The Century Plaza Towers Property consists of two Class A, 44-story office towers and contains 2,401,641 sq. ft. of office space and a lower level retail concourse. In addition, the Century Plaza Towers Property has an underground garage containing a total of 6,566 parking spaces (of which 5,910 spaces are part of the collateral for the Century Plaza Towers Whole Loan). The Century Plaza Towers Property was originally developed in 1975 by Aluminum Company of America and William Zeckendorf, and was designed by Minoru Yamasaki.

The Century Plaza Towers Property includes 26,000 sq. ft. of column-free flexible floor plates. The Century Plaza Towers Property underwent an $80.0 million renovation in 2008 and has had approximately $48.0 million of capital expenditures invested since 2014, including a multi-year program currently underway to fully renovate all restrooms, multi-tenant corridors, and elevator lobbies; nearly $28.0 million has been invested since 2015. Together with the non-collateral property located at 2000 Avenue of the Stars (which is owned by the Century Plaza Towers Borrower Sponsor) (the “2000 Avenue of the Stars Parcel”), the Century Plaza Towers Property is part of Century Park, a 13.9-acre campus that includes a four-acre central park, restaurants, cafes, and other retail amenity space.

As of October 1, 2019, the Century Plaza Towers Property was 92.9% leased to 122 tenants operating in a variety of industries including financial services, insurance, legal, technology and real estate. The Century Plaza Towers Property tenants have a weighted average remaining lease term of approximately 7.6 years.

Major Tenants.

Bank of America (149,508 sq. ft.; 6.2% of NRA; 6.5% of U/W Base Rent) The largest tenant, Bank of America is an investment and retail banking institution and financial services company based in Charlotte, North Carolina. It is the second largest banking institution in the United States by total assets. The institution’s corporate and investment banking division operates under the name Bank of America Merrill Lynch. Bank of America occupies four suites in the South Tower on the 1st, 2nd, 11th and 12th floors totaling 98,059 sq. ft. Bank of America has signed a lease for an additional 26,664 sq. ft. on the 13th floor of the South Tower and is expected to begin paying rent and take occupancy in January 2020. Merrill Lynch occupies one suite in the North Tower totaling 24,785 sq. ft. Bank of America pays approximately $54 to $61 of gross rent PSF across the North and South Towers and has been a tenant at the Century Plaza Towers Property since 1994. With respect to the additional space in the South Tower, we cannot assure you that Bank of America will begin paying rent or take occupancy as expected or at all. Bank of America has the right to terminate its lease on September 30, 2026 upon written notice prior to September 30, 2025 and payment of a termination fee.

Manatt Phelps (116,366 sq. ft.; 4.8% of NRA; 5.5% of U/W Base Rent) Manatt Phelps is a Los Angeles-based law firm that has practices focused on banking, entertainment, media, technology, retail and consumer products, real estate and energy. Founded in 1965, Manatt Phelps employs over 450 attorneys across Los Angeles, New York, Palo Alto, San Francisco, Orange County, Chicago, Washington, D.C. and Boston. Manatt Phelps has signed a lease for five suites in the South Tower on the 4th, 14th, 15th, 16th and 17th floors totaling 116,366 sq. ft. and is expected to begin paying rent and take occupancy in stages starting in March 2020, with full occupancy of the space expected by May 2020. Manatt Phelps’s contractual rent under its lease is approximately $62 gross rent PSF. We cannot assure you that Manatt Phelps will begin paying rent or take occupancy as expected or at all.

JP Morgan (97,726 sq. ft.; 4.1% of NRA; 4.2% of U/W Base Rent) JP Morgan (NYSE: JPM) is a commercial, investment and retail banking institution founded by JP Morgan in 1871. Headquartered in New York City, JP Morgan is the largest bank in the United States. JP Morgan

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

is affiliated with the Century Plaza Towers Borrower. JP Morgan occupies four suites in the North Tower on the 37th, 38th, 39th and 41st floors totaling 97,726 sq. ft. and pays $57 gross rent PSF. JP Morgan has been at the Century Plaza Towers Property since 2011.

Environmental Matters. The Phase I environmental report dated October 15, 2019 recommended no further action at the Century Plaza Towers Property.

The Market. The Century Plaza Towers Property is located in the Century City submarket of West Los Angeles, California. Situated between Beverly Hills to the east, Westwood, Brentwood, and Santa Monica to the west, and the residential neighborhoods of Bel Air, Holmby Hills, and Hollywood Hills to the north, Century City is located near the Westside’s amenities and housing communities. The Century Plaza Towers Property has access to the Santa Monica (I-10) and San Diego (I-405) Freeways and several additional major east-west thoroughfares, including Santa Monica Boulevard and Olympic Boulevard.

Prior to the economic downturn in 2007-2008, vacancy rates in the Century City submarket declined to single digits and reached an historical low direct vacancy rate of 7.1% in 2006. As the economic downturn affected the area, the vacancy rate increased to 14.4% in 2010. As of year-end 2017, direct vacancy in the Century City submarket declined to 8.2%, representing a 3.6% decrease since 2015. As of the second quarter in 2019, the direct vacancy rate was 6.1%, 80 basis points lower than year-end 2018 (6.9%).

The appraisal identified seven directly competitive office sales comparables in the Los Angeles market. Comparable buildings were built between 1925 and 2017 and range in size from 201,922 sq. ft. to 1,006,645 sq. ft. The weighted average occupancy of the sales comparables was 82.8% and the weighted average sales price PSF was approximately $830.23. Through the first half of 2019, asking rates increased slightly by 1.1% to $52.72 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 9/30/2019	U/W	U/W PSF
Base Rent(1)	$93,728,374	$96,736,098	$101,042,428	$97,138,295	$131,169,730	$54.62
Vacant Income	0	0	0	0	14,339,776	5.97
Gross Potential Rent	$93,728,374	$96,736,098	$101,042,428	$97,138,295	$145,509,506	$60.59
Total Reimbursements	2,366,196	3,084,229	4,320,460	4,341,561	3,618,229	1.51
Parking Income	15,328,900	14,885,609	14,507,607	14,942,509	14,942,509	6.22
Termination Fees(2)	73,059	100,000	2,379,522	1,206,827	0	0.00
Other Income	2,443,068	2,573,150	3,067,428	3,261,468	3,261,468	1.36
Less: Vacancy	0	0	0	0	(8,715,744)	(3.63)
Effective Gross Income	$113,939,597	$117,379,087	$125,317,446	$120,890,660	$158,615,968	$66.04
Total Fixed Expenses	10,597,318	10,746,959	10,885,265	10,991,770	10,951,732	4.56
Total Operating Expenses	22,558,934	23,431,996	25,407,626	26,555,972	26,518,479	11.04
Net Operating Income(3)(4)	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$121,145,756	$50.44
TI/LC	0	0	0	0	8,415,062	3.50
Capital Expenditures	0	0	0	0	480,328	0.20
Net Cash Flow	$80,783,345	$83,200,132	$89,024,555	$83,342,918	$112,250,366	$46.74
(1)	U/W Base Rent is based on the underwritten rent roll dated October 1, 2019, inclusive of rent steps through October 2020.

(2)	2018 Termination Fees are associated with the City National Bank and Tang Media. 2019 Termination Fees are due to Tribune Entertainment and BUSA.

(3)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to $2.3 million in fees associated with City National Bank’s and Tang Media’s terminations.

(4)	The increase in U/W Net Operating Income from T-12 9/30/2019 Net Operating Income is primarily attributable to (i) $2,354,778 in straight line rent taken through the earlier of the loan term or the lease term for 13 tenants, (ii) $3,269,254 of rent steps taken through October 2020 and (iii) new leasing that has been executed since September 2019, accounting for 20.6% of NRA and 24.6% of U/W Base Rent. We cannot assure you that these tenants will begin paying rent or take occupancy as expected or at all.

Property Management. The Century Plaza Towers Property is managed by CBRE, Inc.

Lockbox / Cash Management. The Century Plaza Towers Whole Loan is structured with a hard lockbox and springing cash management during a Trigger Period (as defined below). At loan origination, a clearing account controlled by the lender (the “Clearing Account”) was established by the Century Plaza Towers Borrower, into which all rents, revenues and receipts from the Century Plaza Towers Property are required to be deposited directly by the tenants (with respect to rents). If no Trigger Period exists, the funds in the Clearing Account will be swept on each business day into the Century Plaza Towers Borrower’s operating account, and if a Trigger Period exists, such funds will be swept on each business day into a cash management account controlled by the lender (the “CMA”) at a financial institution selected by the lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

During a Trigger Period, all amounts on deposit in the CMA will be applied to the payment of all monthly amounts due under the Century Plaza Towers Whole Loan documents (including, without limitation, monthly deposits for reserves for taxes and insurance (unless an acceptable blanket policy is in place with regards to insurance), debt service and all other required reserves) and all property costs and expenses set forth in the lender-approved budget. Any funds remaining thereafter will be transferred to a cash collateral account, as additional collateral for the Century Plaza Towers Whole Loan. Under certain circumstances and for limited purposes described in the Century Plaza Towers Whole Loan documents, the Century Plaza Towers Borrower may request disbursements of such excess cash flow.

A “Trigger Period” means any period when there exists (i) an uncured event of default under the Century Plaza Towers Whole Loan documents or under a permitted mezzanine loan (as described below) or (ii) a Low Debt Yield Trigger (as defined below).

A “Low Debt Yield Trigger” will occur if the aggregate debt yield on the Century Plaza Towers Whole Loan and any mezzanine loan (if applicable) is less than 5.0% at the end of two consecutive calendar quarters. A Low Debt Yield Trigger will cease to exist if such combined debt yield exceeds 5.0% at the end of any two consecutive calendar quarters. The debt yield may be tested by the lender quarterly.

Initial Reserves and Ongoing Reserves.

Tax Reserve. During a Trigger Period, the Century Plaza Towers Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes.

Insurance Reserve. During a Trigger Period, the Century Plaza Towers Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual insurance premiums, provided, that so long as insurance is maintained by the Century Plaza Towers Borrower under one or more blanket policies approved by the lender, the Century Plaza Towers Borrower is not required to make ongoing monthly insurance reserve deposits applicable to such blanket policy.

Outstanding TI/LC Reserve. At loan origination, the Century Plaza Towers Borrower deposited approximately $71,223,945 into a TI/LC reserve for approved leasing expenses.

Free Rent Reserve. At loan origination, the Century Plaza Towers Borrower deposited approximately $29,545,735 into a free rent reserve for any outstanding free rent, abated rent and bridge rent.

Current Mezzanine or Subordinate Indebtedness. The Century Plaza Towers Subordinate Notes have an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million and accrue interest at a fixed rate of 3.0045% per annum. Each of the Century Plaza Towers Subordinate Notes has a 120-month term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Century Plaza Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The Century Plaza Towers Whole Loan documents permit the owners of the Century Plaza Towers Borrower to have a one-time right to incur a mezzanine loan, provided, among other conditions: (i) the aggregate loan-to-value ratio of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or less than 52.1% (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion (as described below), 51.1%), (ii) the aggregate debt service coverage ratio of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or greater than 3.12x (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion, 3.18x), (iii) the aggregate debt yield of the Century Plaza Towers Whole Loan and the mezzanine loan is equal to or greater than 9.50% (or if a partial prepayment of the Century Plaza Towers Whole Loan has occurred in connection with a conversion, 9.70%), (iv) the mezzanine loan is coterminous with the Century Plaza Towers Whole Loan and (v) the mezzanine borrower enters into a customary intercreditor agreement acceptable to the lender and each rating agency.

Transfer of Development Credits. The Century Plaza Towers Whole Loan documents provide that, if no event of default is continuing, the Century Plaza Towers Borrower has the right to convert the windowless top two floors (43rd and 44th floors) of each of the two towers comprising the Century Plaza Towers Property into non-occupiable space and to transfer the development credits associated with such space to an affiliate of the Century Plaza Towers Borrower in connection with the anticipated construction of an additional building at the non-collateral 2000 Avenue of the Stars Parcel or to a third party in connection with a sale of the 2000 Avenue of the Stars Parcel (the “Century Plaza Towers Conversion and Transfer”), provided among other things, (A) the Century Plaza Towers Conversion and Transfer is not reasonably expected to have a material adverse effect on the Century Plaza Towers Property and is on terms and conditions that are commercially reasonable and at arm’s length; (B) the Century Plaza Towers Borrower either (1) prepays the Century Plaza Towers Whole Loan in the amount of $30,000,000, together with, if prior to the open prepayment date, a prepayment premium (the “Prepayment Premium”) equal to the greater of 1.00% of, or the yield maintenance premium on, the amount prepaid (such prepayment and Prepayment Premium, together, the “Conversion Prepayment Amount”) or (2) if the transfer of the development rights is to an affiliate of the Century Plaza Towers Borrower, the Century Plaza Towers Borrower deposits with the lender cash or a letter of credit as collateral for the Century Plaza Towers Whole Loan in the amount of (i) $30,000,000 plus (ii) 105% of the Prepayment Premium that would be due if the prepayment was made as of such date; and (C) the Century Plaza Towers Conversion and Transfer complies with any REMIC requirements. If the Century Plaza Towers Borrower transfers the development rights to an affiliate and deposits cash or a letter of credit as collateral for the Century Plaza Towers Whole Loan, the development rights may be returned to the Century Plaza

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2029 & 2049 Century Park East Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 2 Century Plaza Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 39.1% 4.09x 13.5%

Towers Borrower along with the delivery of a clean date down endorsement to the lender, in which case the lender is required to return the cash or letter of credit (as applicable) to the Century Plaza Towers Borrower. If the Century Plaza Towers Borrower’s affiliate is granted a permit to begin work on the proposed project at the 2000 Avenue of the Stars Parcel, or if such permit is not granted within five (5) years after the transfer of the development credits and the development credits have not been transferred back to the Century Plaza Towers Borrower as described above, then the Century Plaza Towers Borrower is required to promptly prepay the outstanding principal balance of the Century Plaza Towers Whole Loan (together with, if applicable, a prepayment premium) in an amount equal to the Conversion Prepayment Amount (with any cash deposit applied to such prepayment, provided that the Century Plaza Towers Borrower must promptly pay the lender any difference between such cash deposit and the Conversion Prepayment Amount).

Partial Release. None, except as described above with respect to the transfer of development credits in connection with the conversion space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Meridian Pointe Apartments
407 Valley Avenue Northeast
Puyallup, WA 98372
Federal Way
Commencement Bay
Sea-Tac Intl. Airport 16 miles
KING COUNTY
Lakeland South
Auburn
Algona
Pacific
PORT OF TACOMA
DOWNTOWN TACOMA
PUYALLUP INDIAN RESERVATION
Edgewood
PIERCE COUNTY
Lake Tapps
TACOMA
Eastside
South End
Waller
Sumner
Summit
Midland
Puyallup
Alderton
McMillin
South Hill
Orting
Pierce County Airport
SOUNDER COMMUTER RAIL
Puyallup River
VANCOUVER
CANADA
U.S.
WASHINGTON
SEATTLE
TACOMA
Victoria
Bellingham
Everett
Redmond
Bellevue
Auburn
Puyallup
Olympia
Aberdeen
Centralia
Ellensburg
Wenatchee
Yakima
Longview
Astoria
OREGON
Pacific Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor(1):	Farrell Property Investments, LLC
Borrower:	Meridian Pointe Apartments LLC
Original Balance:	$49,975,000
Cut-off Date Balance:	$49,975,000
% by Initial UPB:	6.3%
Interest Rate:	3.1600%
Payment Date:	1st of each month
First Payment Date:	December 1, 2019
Maturity Date:	November 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	LO(25);DEF(91);O(4)
Lockbox / Cash Management:	NAP / NAP

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing

Financial Information
Cut-off Date Balance / Unit:	$106,330
Balloon Balance / Unit:	$106,330
Cut-off Date LTV:	46.8%
Balloon LTV:	46.8%
Underwritten NOI DSCR:	3.23x
Underwritten NCF DSCR:	3.14x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	10.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily – Garden
Collateral:	Fee Simple
Location:	Puyallup, WA
Year Built / Renovated(3):	1990 / 2006-2008
Total Units:	470
Property Management:	Indigo Real Estate Services, Inc.
Underwritten NOI:	$5,168,563
Underwritten NCF:	$5,026,153
Appraised Value:	$106,780,000
Appraisal Date:	October 9, 2019

Historical NOI(4)
Most Recent NOI:	$5,366,061 (T-12 September 30, 2019)
2018 NOI:	$5,184,168 (December 31, 2018)
2017 NOI :	$4,809,857 (December 31, 2017)
2016 NOI:	$4,354,464 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.7% (October 2, 2019 )
2018 Occupancy:	96.6% (December 31, 2018)
2017 Occupancy:	97.4% (December 31, 2017)
2016 Occupancy:	97.8% (December 31, 2016)

(1)	The Meridian Pointe Apartments Borrower Sponsor (as defined below) is not the non-recourse carveout guarantor for the Meridian Pointe Apartments Loan (as defined below).

(2)	See “Initial Reserves and Ongoing Reserves” below.

(3)	The Meridian Pointe Apartments Borrower Sponsor built the Meridian Pointe Apartments Property (as defined below) in 1990 and renovated the Meridian Pointe Apartments Property in 2008 for approximately $7.6 million ($16,170 per unit).

(4)	The increase in NOI from 2016 to Most Recent NOI is primarily due to new leases being executed at market rents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

The Loan. The Meridian Pointe Apartments mortgage loan (the “Meridian Pointe Apartments Loan”) is a $49.975 million fixed rate loan that is evidenced by a single promissory note and secured by a first priority mortgage encumbering a 470-unit multifamily building located in Puyallup, Washington (the “Meridian Pointe Apartments Property”). The Meridian Pointe Apartments Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.1600% per annum. The Meridian Pointe Apartments Loan proceeds were used to repay existing debt of approximately $30.2 million, pay closing costs of approximately $0.4 million, and return approximately $19.4 million of equity to the Meridian Pointe Apartments Borrower (as defined below). Based on the “as is” appraised value of $106,780,000 as of October 9, 2019, the Cut-off Date LTV for the Meridian Pointe Apartments Loan is 46.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$49,975,000	100.0%	Existing Debt	$30,206,052	60.4%
			Return of Equity(1)	19,404,068	38.8
			Closing Costs	364,880	0.7
Total Sources	$49,975,000	100.0%	Total Uses	$49,975,000	100.0%
(1)	The Meridian Pointe Apartments Borrower Sponsor indicated it intends to use approximately $15 million (approximately $32,000 per unit) of the cash-out proceeds for renovations at the Meridian Pointe Apartments Property. See “The Property” below.

The Borrower / Borrower Sponsor. The borrower, Meridian Pointe Apartments LLC (the “Meridian Pointe Apartments Borrower”), is a single-purpose Washington limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The Meridian Pointe Apartments Property is owned in fee simple by the Meridian Pointe Apartments Borrower.

The borrower sponsor is Farrell Property Investments, LLC (the “Meridian Pointe Apartments Borrower Sponsor”), a Washington limited liability company. The Meridian Pointe Apartments Borrower Sponsor is a family owned real estate development company located in Burien, Washington with over 30 years’ experience developing and investing in real estate projects across the Pacific Northwest. The Meridian Pointe Apartments Borrower Sponsor is majority owned by the Meridian Pointe Apartments Guarantor (as defined below). John W. McKenna Jr., one of the co-trustees of the Meridian Pointe Apartments Guarantor and a beneficiary of the Meridian Pointe Apartments Guarantor, is a principal of Redpoint Development, a local real estate development company that has rehabilitated nearly 1,400 units at five separate multifamily communities and constructed six multifamily properties representing nearly 700 units.

The non-recourse carveout guarantors are Dale L. Fiorillo and John W. McKenna Jr. as co-trustees of three separate family trusts, identified as the John V. Farrell and LeeAnn Farrell Irrevocable Trust, dated as of September 4, 1996 (Trust 1), the John V. Farrell and LeeAnn Farrell Irrevocable Trust #2, dated as of December 1, 2002 (Trust 2) and LeeAnn Farrell Irrevocable Trust #3, dated as of December 11, 2002 (Trust 3), on a joint and several basis (collectively, the “Meridian Pointe Apartments Guarantor”). In addition to the non-recourse carveout guaranty, the Meridian Pointe Apartments Guarantor provided a completion guaranty with respect to any planned renovations at the Meridian Pointe Apartments Property that are commenced. See “The Property” below.

The Property. The Meridian Pointe Apartments Property consists of 470 units in a 25-building residential apartment complex located on a 23.4-acre site in Puyallup, Washington. The Meridian Pointe Apartments Property was built in 1990 and underwent an approximately $7.6 million ($16,170 per unit) renovation from 2006 to 2008, which included a new security gate, carpeting, cabinets, appliances, plumbing and fixtures, a new roof and exterior and interior painting. Amenities at the Meridian Pointe Apartments Property include two swimming pools (one indoor, one outdoor), a spa, a theater room with stadium seating, business center, a playground, a basketball court, a clubhouse and sauna.

Additionally, the Meridian Pointe Apartments Borrower Sponsor has informed the lender that it is planning an approximately $15 million ($32,000 per unit) renovation that is expected to begin in the summer of 2020. The renovation is expected to include interior renovations upon lease expiration, new roofs, new exterior windows, and replacement of siding throughout the Meridian Pointe Apartments Property. The renovation is not required under the Meridian Pointe Apartments Loan documents and the Meridian Pointe Apartments Borrower did not escrow any funds with the lender in connection with this renovation; however, the Meridian Pointe Apartments Guarantor provided a completion guaranty with respect to any portion of the renovation that is commenced.

The Meridian Pointe Apartments Property includes a 126-space parking garage, 988 open parking spaces, and 138 covered parking spaces totaling 1,252 parking spaces (2.7 parking spaces per unit).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

The table below shows the apartment unit mix at the Meridian Pointe Apartments Property:

Meridian Pointe Apartments Property Unit Mix(1)(2)
Unit Type	Units	% of Total Units	Actual Rent per Unit	Concluded Rent per Unit(3)	% Below Concluded Rent	Average SF per Unit
1 BD / 1 BA	160	34.0%	$1,186	$1,270	6.6%	700
2 BD / 1 BA	98	20.9	$1,387	$1,450	4.4%	891
2 BD / 2 BA	128	27.2	$1,403	$1,470	4.6%	921
3 BD / 2 BA	84	17.9	$1,568	$1,650	5.0%	1,146
Total/WTD. Avg.	470	100.0%	$1,355	$1,430	5.3%	880
(1)	Based on the underwritten rent roll dated October 2, 2019, unless otherwise indicated.

(2)	As of the October 2, 2019 rent roll, eight (8) units (1.7% of units) have section 8 vouchers.

(3)	Based on the appraisal.

The table below shows historical occupancy of the Meridian Pointe Apartments Property:

Meridian Pointe Apartments Property Historical Occupancy
2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019(1)	Historical Avg.
96.0%	97.3%	96.0%	95.4%	95.1%	95.0%	96.6%	97.8%	97.4%	96.6%	97.7%	96.4%
(1)	Based on the underwritten rent roll dated October 2, 2019.

Environmental Matters. The Phase I environmental report dated October 15, 2019 did not identify any recognized environmental conditions and recommended no further action at the Meridian Pointe Apartments Property.

The Market. The Meridian Pointe Apartments Property is located in Puyallup, Washington, which is a suburban community in the Seattle-Tacoma metropolitan statistical area (“MSA”). The Seattle-Tacoma MSA had a 2018 population of over 3.9 million people and is a major hub for military agencies and technology companies, with the top five largest employers in the area being Boeing, Joint Base Lewis McChord, Amazon.com, Microsoft and Nave Region NW. The Meridian Pointe Apartments Property is approximately 10 miles southeast of Tacoma and 30 miles south of Seattle and is situated less than 1.5 miles north from both State Routes 167 and 512, which are main corridors in the area.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the Meridian Pointe Apartments Property are 7,036, 58,590, and 158,459, respectively, with respective growth estimates over the 2018 - 2023 period of 2.9%, 5.9% and 6.6%. The average household incomes within the same radii are $74,334, $86,452 and $90,047, respectively, with respective growth estimates over the 2018 - 2023 period of 14.3%, 18.7% and 19.4%. Additionally, from 2010 to 2018, the estimated populations within a one, three, and five-mile radii of the Meridian Pointe Apartments Property grew by 7.4%, 11.8%, and 12.1%, respectively.

According to the appraisal, the Meridian Pointe Apartments Property is located in the East Pierce County submarket, which reported a 3.4% vacancy rate as of October 2019. The appraiser concluded that the market vacancy rate for the Meridian Pointe Apartments Property is 4.5%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Comparable properties to the Meridian Pointe Apartments Property are shown in the table below:

Comparable Rental Properties(1)
	Meridian Pointe Apartments (Subject)	Bella Sonoma	River Trail	Canyon Park	Cambridge Apartments	The Heights	Chestnut Hills
City, State	Puyallup, WA	Fife, WA	Puyallup, WA	Puyallup, WA	Puyallup, WA	Puyallup, WA	Puyallup, WA
Distance from Subject	NAP	3.4 miles	1.2 miles	4.7 miles	1.4 miles	2.5 miles	2.3 miles
Year Built	1990	2007	2006	1995	1970	2002	1991
# of Units	470(2)	172	225	300	96	106	157
Occupancy	97.7%(2)	92.0%	94.0%	95.0%	95.8%	98.0%	94.0%
Avg. SF Per Unit	880(2)	1,086	989	958	874	952	877
Average Rent Per Unit	$1,355(2)	$1,715	$1,480	$1,529	$1,498	$1,605	$1,529

1-Bedroom Units	$1,186(2)	$1,314	$1,435	$1,323	$1,395	$1,345	$1,297
2-Bedroom Units	$1,387(2)	$1,652	$1,498	$1,513	$1,563	$1,738	$1,549
3-Bedroom Units	$1,568(2)	$2,045	N/A	$1,823	N/A	$2,150	$1,990
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Based on the underwritten rent roll dated October 2, 2019.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	TTM 9/30/2019	U/W	U/W Per Unit
Gross Potential Rent	$6,241,754	$6,775,236	$7,285,119	$7,586,321	$7,737,816	$16,463.44
Other Income(1)	341,960	373,180	460,887	402,898	402,898	857.23
Parking Income	166,381	169,123	172,091	174,075	174,075	370.37
Laundry/Vending Income	361,671	394,271	422,441	430,458	430,458	915.87
Concessions	(18)	0	0	0	0	0.00
Less Vacancy & Credit Loss(2)	(176,023)	(216,124)	(280,258)	(272,589)	(386,891)	(823.17)
Effective Gross Income	$6,935,724	$7,495,685	$8,060,281	$8,321,163	$8,358,356	$17,783.74

Real Estate Taxes(3)	$669,362	$682,670	$748,407	$697,451	$848,394	$1,805.09
Insurance	156,370	164,481	176,620	189,061	250,850	533.72
Other Expenses	1,755,529	1,838,676	1,951,085	2,068,590	2,090,550	4,447.98
Total Operating Expenses	$2,581,261	$2,685,827	$2,876,113	$2,955,102	$3,189,794	$6,786.80

Net Operating Income(4)	$4,354,464	$4,809,857	$5,184,168	$5,366,061	$5,168,563	$10,996.94
Capital Expenditures	0	0	0	0	142,410	303.00
Net Cash Flow	$4,354,464	$4,809,857	$5,184,168	$5,366,061	$5,026,153	$10,693.94
(1)	Other income consists of gym membership fees, late charges, pet fees, application fees and miscellaneous fees.

(2)	Underwritten vacancy & credit loss represents an economic vacancy of 5.0%. In-place physical vacancy is currently 2.3% as of the underwritten rent roll dated October 2, 2019.

(3)	The reduction in Real Estate Taxes from 2018 to TTM 9/30/2019 is due to a reduction in the Pierce County tax rate for the 2019 taxable year. The increase in U/W Real Estate Taxes from TTM 9/30/2019 is due to an increase in the 2020 assessment for the Meridian Pointe Apartments Property.

(4)	The increase in NOI from 2016 to TTM 9/30/2019 is primarily due to new leases being executed at market rents.

Property Management. The Meridian Pointe Apartments Property is managed by Indigo Real Estate Services, Inc (“Indigo”). Indigo was founded in 1996 and provides a full-service property management platform for multi-family and mixed-use properties throughout the Seattle area. Since its founding, Indigo has grown to manage over 70 properties making up more than 7,200 units, with 18 projects in the development phase. Indigo has managed the Meridian Pointe Apartments Property for approximately 20 years.

Lockbox / Cash Management. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

407 Valley Avenue Northeast Puyallup, WA 98372	Collateral Asset Summary – Loan No. 3 Meridian Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,975,000 46.8% 3.14x 10.3%

Initial Reserves and Ongoing Reserves.

Tax Reserve. The Meridian Pointe Apartments Borrower is required to make monthly deposits into a lender controlled real estate tax reserve account in an amount equal to one-twelfth (1/12) of annual real estate taxes, provided that this requirement is waived at any time there is no event of default continuing and all required tax payments have been paid in full on or prior to the due date.

Insurance Reserve. The Meridian Pointe Apartments Borrower is required to make monthly deposits into a lender controlled insurance reserve account in an amount equal to one-twelfth (1/12) of annual insurance premiums, provided that this requirement is waived at any time there is no event of default continuing and all required insurance policies are paid in full on or prior to the renewal date.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2081 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2081 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

Downtown
Cascade Heights
ATLANTA
South Atlanta
Lakewood
FULTON COUNTY
East Point
DOWNTOWN EAST POINT
Hapeville
College Park
Hartsfield-Jackson Atlanta Intl. Airport
Forest Park
CLAYTON COUNTY
Union City
Fairburn
SOUTHPARK INDUSTRIAL PARK
FAYETTE COUNTY
The Perimeter
MARTA
South Fulton Pkwy
Camp Creek Pkwy
Campbellton Rd
Cascade Rd
Headland Dr
Cleveland Ave SW
Washington Rd
Old National Hwy
Fayetteville Rd
Jonesboro Rd
Flat Shoals Rd
Roosevelt Hwy
Spence Rd
Forrest Ave
Will Lee Rd
Old Fairburn Rd
Welcome All Rd
Tom Lowe Shooting Grounds
Trammell Crow Park
Cascade Springs Nature Preserve
Browns Mill Golf Course
Georgia State Stadium
Zoo Atlanta
Southside Medical Ctr.
Atlanta Metropolitan State College
Camp Creek Marketplace
Greenbriar Mall
GA Int'l Convention Center
Old National Discount Mall
Porsche Cars North America
Atlanta State Farmers Market
AVR Renaissance Atlanta Airport Gateway
2081 Convention Center Concourse
Atlanta, GA 30337
Alpharetta
Roswell
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
ATLANTA
Decatur
Douglasville
East Point

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2081 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Allan V. Rose
Borrower Guarantor(1):	College Park Gateway Hotel Three, LLC
Original Balance:	$48,000,000
Cut-off Date Balance:	$48,000,000
% by Initial UPB:	6.1%
Interest Rate:	3.6500%
Payment Date:	1st of each month
First Payment Date:	January 1, 2020
Maturity Date:	December 1, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	LO(24);DEF(92);O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	Springing
PDDO Agreement:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$235,294
Balloon Balance / Room:	$235,294
Cut-off Date LTV:	60.0%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	3.29x
Underwritten NCF DSCR:	2.88x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	10.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral(1):	Fee Simple
Location:	Atlanta, GA
Year Built / Renovated:	2017 / NAP
Total Rooms:	204
Property Management:	Renaissance Hotel Management Company, LLC
Underwritten NOI:	$5,851,103
Underwritten NCF:	$5,123,569
Appraised Value:	$80,000,000
Appraisal Date:	September 1, 2019

Historical NOI
Most Recent NOI:	$6,073,168 (T-12 August 31, 2019)
2018 NOI:	$5,846,298 (December 31, 2018)
2017 NOI(3):	NAP
2016 NOI(3):	NAP

Historical Occupancy
Most Recent Occupancy:	87.9% (August 31, 2019)
2018 Occupancy:	87.0% (December 31, 2018)
2017 Occupancy(3):	NAP
2016 Occupancy(3):	NAP

(1)	The AVR Renaissance Gateway Borrower Guarantor (as defined below) has the sole and exclusive right to operate the AVR Renaissance Gateway Property (as defined below) pursuant to a 50-year occupancy agreement with the College Park Business and Industrial Development Authority (“BIDA”). The borrower is BIDA, the owner of the fee simple interest in the AVR Renaissance Gateway Property. See “The Borrower / Borrower Sponsor” and “The Parcel Design, Development and Occupancy Agreement” below.

(2)	See “Initial Reserves and Ongoing Reserves” below.

(3)	The AVR Renaissance Gateway Property began operations in May 2017. As such, Historical NOI and Historical Occupancy for 2017 and 2016 are not available for the AVR Renaissance Gateway Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2081 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

The Loan. The AVR Renaissance Atlanta Airport Gateway mortgage loan (the “AVR Renaissance Gateway Loan”) is a fixed rate loan secured by the AVR Renaissance Gateway Borrower’s (as defined below) fee simple interest in a 204-room full service hotel located in Atlanta, Georgia (the “AVR Renaissance Gateway Property”) with an original and Cut-off Date principal balance of $48.0 million. The AVR Renaissance Gateway Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.6500%. Note that the AVR Renaissance Gateway Loan is not yet closed. Accordingly, certain information contained herein cannot be confirmed and is subject to change.

Loan proceeds were used to refinance existing debt of approximately $40.3 million, pay closing costs and return equity to the AVR Renaissance Gateway Borrower Sponsor. Based on the “as is” appraised value of $80.0 million as of September 1, 2019, the Cut-off Date LTV is 60.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,000,000	100.0%	Existing Debt	[$40,377,880]	[84.1%]
			Return of Equity	[7,000,000]	[14.6]
			Closing Costs	[622,120]	[1.3]
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%

The Borrower / Borrower Sponsor.  College Park Business and Industrial Development Authority (“BIDA”) is the borrower (the “AVR Renaissance Gateway Borrower”). The borrower guarantor is College Park Gateway Hotel Three, LLC (the “AVR Renaissance Gateway Borrower Guarantor”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in its organizational structure. The AVR Renaissance Gateway Borrower Guarantor has the sole and exclusive right to operate the AVR Renaissance Gateway Property pursuant to a 50-year occupancy agreement, specifically, the Parcel Design, Development and Operating Agreement (the “PDDO Agreement”) between the AVR Renaissance Gateway Borrower Guarantor and BIDA. BIDA is the owner of the fee simple interest in the AVR Renaissance Gateway Property, which is part of a “public-private partnership” with the City of College Park, acting through BIDA. Pursuant to the PDDO Agreement, the AVR Renaissance Gateway Borrower Guarantor has rights in the AVR Renaissance Gateway Property that are similar to leasehold interest rights. See “The Parcel Design, Development and Operating Agreement” section below.

Allan V. Rose is the borrower sponsor guarantor of certain non-recourse carveouts under the AVR Renaissance Gateway Loan (the “AVR Renaissance Gateway Borrower Sponsor”).

Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million square feet of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels. AVR currently owns a portfolio of 23 hospitality properties totaling over 5,000 rooms, including the adjacent Atlanta Airport Marriott Gateway and Springhill Suites Atlanta Airport Gateway.

The Property. The AVR Renaissance Gateway Property is a seven-story, 204-room full-service hotel located in Atlanta, Georgia . The AVR Renaissance Gateway Property is situated on a 2.00-acre site and includes 175 garage parking spaces. The AVR Renaissance Gateway Borrower Sponsor acquired the site in 2013 for $320,000 and completed development of the AVR Renaissance Gateway Property in May 2017 for $53.82 million, for a total cost basis of $54.14 million. The AVR Renaissance Gateway Property is located in the Gateway Center, which is a 28.82-acre master planned parcel owned by BIDA and adjacent to the Hartsfield-Jackson International Airport. Additionally, the AVR Renaissance Gateway Property has an ATL SkyTrain station connected to its lobby via a covered walkway. The ATL SkyTrain connects the AVR Renaissance Gateway Property to the Hartsfield-Jackson International Airport and the rental car center.

The AVR Renaissance Gateway Property features 204 guestrooms and is comprised of 121 standard kings, five ADA kings, 43 standard doubles, six ADA doubles, six corner kings, six suites, one junior suite, one executive suite, 10 club lounge kings and five club lounge doubles. All of the guestrooms at the AVR Renaissance Gateway Property feature a work desk and chair, one or two night stands, a dresser, flat screen televisions, sofa chair with ottoman, mini refrigerator, iron and ironing board, a safe and a coffee maker. Club Lounge Access rooms are the same as standard guestrooms but provide access to the lobby level Club Lounge. The suites have a separate living area with a sofa. The AVR Renaissance Gateway Property offers complimentary wireless internet access in all guestrooms, with higher speeds available for purchase. Amenities at the AVR Renaissance Gateway Property include a restaurant and lounge, members concierge lounge, fitness center, business center, and approximately 5,961 sq. ft. of dedicated meeting space.

The AVR Renaissance Gateway Property operates under a management agreement with Renaissance Hotel Management Company, LLC, a subsidiary of Marriott International, that expires on December 31, 2044 with two ten-year renewal options remaining (the “Marriott Management Agreement”).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2081 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

According to the AVR Renaissance Gateway Borrower Sponsor, the AVR Renaissance Gateway Property’s top ten corporate accounts for 2019 are Dyanamics Corp., Scheduling Institute, Ernst & Young LLP, Delta Airlines, IBM, Deloitte, Chick-Fil-A Inc, Accenture, PWC, and General Electric.

The following table presents certain information relating to the primary competitive properties to the AVR Renaissance Gateway Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy(2)(3)	Estimated 2018 ADR(2)(3)	Estimated 2018 RevPAR(2)(3)
AVR Renaissance Gateway	204	2017	5,961	50%	25%	25%	86.8%	$174.31	$151.37
Kimpton Overland Hotel	214	2017	6,100	50%	15%	35%	75% - 80%	$175 - $180	$130 - $135
The Westin Atlanta Airport	500	1982	22,290	55%	25%	20%	85% - 90%	$115 - $120	$100 - $105
Hilton Atlanta Airport	507	1989	23,052	50%	30%	20%	80 - 85%	$145 - $150	$115 - $120
Embassy Suites by Hilton Atlanta Airport	236	1989	7,542	65%	15%	20%	75% - 80%	$135 - $140	$100 - $105
Marriott Atlanta Airport Gateway	403	2010	24,648	43%	42%	15%	70% - 75%	$165 - $170	$120 - $125
Renaissance Concourse Atlanta Airport Hotel	387	1992	26,974	55%	20%	25%	70% - 75%	$105 - $110	$70 - $75

(1)	Source: Appraisal

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are attributable to variances in reporting methodologies and/or timing differences.

(3)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

Environmental Matters. The Phase I environmental report, dated September 5, 2019, recommended no further action at the AVR Renaissance Gateway Property.

The Market. The AVR Renaissance Gateway Property is located in Atlanta, Georgia, adjacent to the Hartsfield-Jackson Atlanta International Airport. The AVR Renaissance Gateway Property is located in the Gateway Center, which is comprised of Georgia International Convention Center (“GICC”), 3 full service hotels (the AVR Renaissance Gateway Property, Atlanta Airport Springhill Suites and Atlanta Airport Marriott Gateway), a Class-A office building, the BMW Training Center and the Gateway Center Arena as well as dining options. The Gateway Center is the first stop on the Hartsfield-Jackson Atlanta International Airport’s SkyTrain system, which connects the airport and the Metropolitan Atlanta Rapid Transit Authority to the Gateway Center and the newly developed rental car center. Additionally, the AVR Renaissance Gateway Property is located 9.3 miles south of downtown Atlanta and is within one mile of Interstate 85, Interstate 285 and Route 29.

The main demand driver for the AVR Renaissance Gateway Property is the Hartsfield-Jackson Atlanta International Airport, which is the primary airport in Atlanta. The Hartsfield-Jackson Atlanta International Airport has averaged approximately 104.2 million passengers annually since 2015 with an annual compound growth rate of 2.8%. The Hartsfield-Jackson Atlanta International Airport is currently undergoing a $6 billion expansion that will be completed in phases over the next 20 years and will include renovations of the domestic terminal and concourses, a new hotel and a new parking deck adjacent to the GICC, which will have parking for at least 5,200 vehicles.

Additional local demand generators include GICC, which opened in 2008 and is the second largest convention center in the state of Georgia. GICC is directly connected to the Hartsfield-Jackson Atlanta International Airport and has 440,400 sq. ft. of exhibit halls, 270,288 sq. ft. of ballrooms, 8,320 sq. ft. of meeting rooms and 2,600 sq. ft. of boardrooms that can be rented. Additionally, Delta Air Lines has its headquarters on the north side of the Hartsfield-Jackson Atlanta International Airport near Delta Boulevard and BMW has a 53,000 sq. ft. training facility adjacent to the GICC, which was developed for $17.0 million and opened in July 2019. Finally, the Gateway Center Arena, which opened in November 2019, is a 100,000 sq. ft., 5,000 seat arena that will host the Atlanta Hawks G-League team, the WNBA’s Atlanta Dream and the College Park Skyhawks, along with concerts and other events.

The appraiser determined 2018 market demand segmentation of 52% commercial, 26% meeting and group and 22% leisure. The AVR Renaissance Gateway Property had 2018 demand segmentation of 50% commercial, 25% meeting and group and 25% leisure.

The primary competitive set for the hotel consists of six hotels, which range in size from 214 to 507 rooms and collectively contain an aggregate of 2,451 rooms. There are currently three hotels under construction totaling 1,113 rooms. These hotels include a 222-room AC Hotel Atlanta Airport Gateway (expected to open in December 2019), a 350 room Sheraton Atlanta Airport (expected to open in January 2022) and a 541-room Hilton Airport (expected to open in January 2022).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2081 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

According to a third party industry report, the AVR Renaissance Gateway Property’s occupancy, ADR, and RevPAR were 87.7%, $185.33 and $162.61 respectively, during the trailing twelve months ending in September 31, 2019, resulting in penetration rates of 107.7%, 148.5% and 160.0% respectively, against its competitive set.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	AVR Renaissance Gateway			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2018	86.8%	$174.31	$151.37	82.2%	$119.26	$98.00	105.7%	146.2%	154.5%
TTM September 30, 2019	87.7%	$185.33	$162.61	81.5%	$124.80	$101.65	107.7%	148.5%	160.0%

(1)	Source: Hospitality research report.

(2)	Includes Crowne Plaza Atlanta Airport, Westin Atlanta Airport, Hilton Atlanta Airport, Embassy Suites by Hilton Atlanta Airport, Hyatt Place Atlanta Airport, Hotel Indigo Atlanta Airport College Park.

Cash Flow Analysis.

Cash Flow Analysis
	2018	T-12 8/31/2019	U/W	U/W Per Room(1)
Occupancy	87.02%	87.87%	87.87%
ADR	$173.96	$185.04	$185.04
RevPAR	$151.37	$162.61	$162.61

Room Revenue	$11,271,258	$12,107,620	$12,107,620	$59,351.08
Food and Beverage	5,821,888	5,490,345	5,490,345	26,913.45
Other Revenue	82,045	80,012	80,012	392.22
Other Income	451,994	510,369	510,369	2,501.81
Total Revenue	$17,627,185	$18,188,346	$18,188,346	$89,158.56

Rooms Expense	3,072,678	3,035,582	3,035,582	14,880.30
Other Departmental Expense	3,683,853	3,699,622	3,699,622	18,135.40
Real Estate Taxes(2)	0	0	0	0.00
Insurance	57,055	59,254	59,254	290.46
Other Expenses	4,967,300	5,320,720	5,542,786	27,170.52
Total Expenses	$11,780,887	$12,115,178	$12,337,243	$60,476.68

Net Operating Income	$5,846,298	$6,073,168	$5,851,103	$28,681.88
FF&E	0	0	727,534	3,566.34
Net Cash Flow	$5,846,298	$6,073,168	$5,123,569	$25,115.53
(1)	Based on 204 guest rooms.

(2)	Pursuant to the terms of the PDDO Agreement, the AVR Renaissance Gateway Property will not be subject to any real estate taxes.

Property Management.  The AVR Renaissance Gateway Property is managed by Renaissance Hotel Management Company, LLC pursuant to an agreement with the AVR Renaissance Gateway Borrower Guarantor.

Lockbox / Cash Management.  The AVR Renaissance Gateway Property is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep is required upon the commencement of a Cash Trap Period. Prior to a Cash Trap Period, the funds in the lockbox account will be swept on each business day into an account controlled by the AVR Renaissance Gateway Borrower Guarantor.

A “Cash Trap Period” will be in effect upon:

(i)	the occurrence of any event of default until cured;

(ii)	any bankruptcy action of the AVR Renaissance Gateway Borrower Guarantor, the AVR Renaissance Gateway Borrower Sponsor, or property manager has occurred until, in the case of the property manager only, if the AVR Renaissance Gateway Borrower Guarantor replaces the property manager with a qualified manager under an acceptable replacement management agreement; and

(iii)	the failure of the AVR Renaissance Gateway Borrower Guarantor after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.60x until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters; or

(iv)	the earlier of (a) 12 months prior to the expiration of the Marriott Management Agreement and (b) such time the AVR Renaissance Gateway Borrower Guarantor receives notice from the manager of termination of the Marriott Management Agreement until the AVR Renaissance Gateway Borrower Guarantor has either (A)(x) entered into a replacement management

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2081 Convention Center Concourse, Atlanta, GA 30337	Collateral Asset Summary – Loan No. 4 AVR Renaissance Atlanta Airport Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 2.88x 12.2%

or franchise agreement with a qualified manager or franchisor or (y) delivered evidence reasonably that the manager has renewed or extended the Marriott Management Agreement for a term satisfactory to the lender of not less than three years past the maturity date and (B) if the replacement franchise agreement or renewed or extended Marriott Management Agreement requires the AVR Renaissance Gateway Borrower Guarantor to enter into a PIP, the total cost of the PIP has been deposited into a reserve with the lender.

Initial Reserves and Ongoing Reserves.

Tax Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes. In the event the AVR Renaissance Gateway Borrower Guarantor provides evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default and/or Cash Trap Period continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of estimated insurance premiums. In the event the AVR Renaissance Gateway Borrower Guarantor maintains a blanket insurance policy acceptable to the lender and there is no event of default and/or Cash Trap Period continuing, the requirement for monthly deposits into the insurance reserve will be waived. The AVR Renaissance Gateway Borrower Guarantor currently maintains an acceptable blanket insurance policy. As such, initial and monthly insurance deposits are currently waived.

FF&E Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into an FF&E reserve, on a monthly basis, one-twelfth (1/12) of 4% of gross income for the prior calendar year. In the event that the management agreement is in full force and effect and the AVR Renaissance Gateway Borrower Guarantor provides evidence reasonably satisfactory to the lender that all FF&E funds have been deposited into the FF&E reserve described in the management agreement, the requirement for monthly deposits into the FF&E reserve will be waived.

PDDO Agreement Reserve. The AVR Renaissance Gateway Borrower Guarantor is required to deposit into a PDDO Agreement reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual PDDO Agreement payments. In the event that the Marriott Management Agreement or a future acceptable agreement is in full force and effect and the AVR Renaissance Gateway Borrower Guarantor provides evidence reasonably satisfactory to the lender that all PDDO Agreement payments have been made, the requirement for monthly deposits into the PDDO Agreement reserve will be waived. Monthly deposits into the PDDO Agreement reserve are currently waived.

The Parcel Design, Development and Occupancy Agreement. The AVR Renaissance Gateway Property is part of a master planned, mixed-use project owned by BIDA. As long as BIDA owns the fee simple interest in the AVR Renaissance Gateway Property, it is tax exempt from both real and personal property taxes. As a result, in 2015, the AVR Renaissance Gateway Property became subject to the 50-year PDDO Agreement.

Pursuant to the terms of the PDDO Agreement, the AVR Renaissance Gateway Borrower Guarantor has the exclusive right to develop and operate the AVR Renaissance Gateway Property and has an option to purchase the fee simple interest in the AVR Renaissance Gateway Property any time after 2045 at the purchase price equal to the sum of (i) all outstanding financings related to the AVR Renaissance Gateway Property and (ii) 15% of the then current market value of the land (not including the value of the improvements or personal property).  The AVR Renaissance Gateway Borrower Guarantor is not permitted to transfer its interest in the PDDO Agreement during the first five years of the term (until September 2020).  The transfer restriction does not apply to the exercise of remedies by the lender.

In lieu of ad valorem taxes, the AVR Renaissance Gateway Borrower Guarantor is obligated to make certain rental payments to BIDA, comprised of (i) the monthly debt service payments under the AVR Renaissance Gateway Loan, (ii) fixed annual “Land Rent” in the amount of $194,444, (iii) “Additional Rent” based on a schedule as provided in the PDDO Agreement and subject to certain cash flow performance thresholds, and (iv) “Administrative Rent,” which equates to one-eighth (1/8) of 1.0% of the outstanding principal balance of the AVR Renaissance Gateway Loan.

The AVR Renaissance Gateway Loan is structured with BIDA being the borrower entity (with limited obligations relating to the AVR Renaissance Gateway Property).  As collateral for the AVR Renaissance Gateway Loan, BIDA has granted to the lender a first priority lien in its fee simple interest in the AVR Renaissance Gateway Property and has issued a bond in the principal amount of the AVR Renaissance Gateway Loan, which bond is payable to the lender.  Additionally, the AVR Renaissance Gateway Borrower Guarantor has guaranteed BIDA’s payment and performance under the AVR Renaissance Gateway Loan, and, as collateral for its guaranty, the AVR Renaissance Gateway Borrower Guarantor has pledged its security interest and assigned to the lender all of its rights and interests in the PDDO Agreement and the related bonds.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

DC Mixed Use Portfolio VI
1 707 6th St NW Washington, DC
2 919 F St NW Washington, DC
3 8301 Sudley Road Manassas, VA
4 4445 Wisconsin Avenue NW Washington, DC
5 1210 18th St NW Washington, DC
6 1219 Connecticut Ave NW Washington, DC
7 623-625 H Street NW Washington, DC
WASHINGTON D.C.
Bethesda
MD
DC
Friendship Heights
Tenleytown
Forest Hills
Rock Creek Park
Petworth
Columbia Heights
Foxhall Crescent
Woodley Park
Naval Observatory
Glover Archbold Park
Montrose Park
EMBASSY ROW
Georgetown
Georgetown University
American University
Howard University
Fort Reno Park
Chinatown
Downtown
Foggy Bottom
Roosevelt Island
Potomac River
White House
NATIONAL MALL
Washington Monument
Lincoln Memorial
Vietnam Veterans Memorial
World War II Memorial
George Washington University
The Washington Harbour
METRO
Wisconsin Ave
Connecticut Ave NW
Massachusetts Ave NW
New Hampshire Ave
Georgia Ave NW
16th St NW
14th St NW
Constitution Ave NW
Penn Ave NW
K St NW
M St NW
P St NW
R St NW
E St NW
Centreville
Manassas
Manassas Park
Yorkshire
Gainesville
Linton Hall
Bull Run
Buckhall
Nokesville
PRINCE WILLIAM COUNTY
FAIRFAX COUNTY
MANASSAS NATIONAL BATTLE PARK
VIRGINIA
MARYLAND
WASHINGTON, DC
ARLINGTON
ALEXANDRIA

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Mortgage Loan Information
Loan Seller(1):	CCRE/SMC
Loan Purpose:	Refinance
Borrower Sponsor:	Norman Jemal
Borrowers:	Jemal Michael Limited Partnership; Jemal's Livingston L.L.C.; Jemal's 623-625 H Street L.L.C.; Jemal’s Epes Dorsey, L.L.C.; Jemal's Candeys, Inc.; Jemal's Britches L.L.C.; Jemal's Manassas L.L.C.
Original Balance:	$33,845,500
Cut-off Date Balance:	$33,845,500
% by Initial UPB:	4.3%
Interest Rate:	3.7050%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection(3):	LO(24);DEF(90);O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$208,918	$54,089
Insurance:	$0	Springing
Replacement:	$0	$1,106
Rollover:	$0	$5,181
Free Rent:	$156,042	$0
Required Repairs:	$35,068	$0
Initial TI/LC:	$254,803	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$514
Balloon Balance / Sq. Ft.:	$514
Cut-off Date LTV(6):	63.3%
Balloon LTV(6):	63.3%
Underwritten NOI DSCR:	2.19x
Underwritten NCF DSCR:	2.13x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.0%
Property Information
Single Asset / Portfolio(3):	Portfolio of 7 properties
Property Type:	Mixed Use (Retail/Office/Multifamily)
Collateral:	Fee Simple
Location(5):	Various / Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	65,789
Property Management:	Douglas Development Corporation
Underwritten NOI:	$2,778,452
Underwritten NCF:	$2,703,008
Appraised Value(6):	$53,480,000
Appraisal Date:	November 14, 2019

Historical NOI
Most Recent NOI:	$2,393,773 (T-12 August 31, 2019)
2018 NOI:	$2,768,073 (December 31, 2018)
2017 NOI:	$2,491,488 (December 31, 2017)
2016 NOI:	$2,463,780 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy(7):	98.1% (Various)
2018 Occupancy:	88.4% (December 31, 2018)
2017 Occupancy:	96.0% (December 31, 2017)
2016 Occupancy:	96.0% (December 31, 2016)
(1)	The DC Mixed Use Portfolio VI Loan (as defined below) was originated by Starwood Mortgage Capital LLC (“SMC”). Note A-1 will be acquired by CCRE from SMC on or before the closing date of CF 2019-CF3 securitization. Notes A-1 and A-2 will both be deposited into the CF 2019-CF3 securitization. See “The Loan” below.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(3)	Partial release is permitted. See “Partial Release” below.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	The DC Mixed Use Portfolio VI Properties (as defined below) are located in Washington, DC (6 properties, 92.5% of ALA; 87.8% of NRA; 91.6% of U/W Base Rent) and Manassas, Virginia (1 property, 7.5% of ALA; 12.2% of NRA; 8.4% of U/W Base Rent).

(6)	The Appraised Value reflects an approximately 5.4% portfolio premium attributed to the aggregate “as is” value of the DC Mixed Use Portfolio VI Properties as a collective whole. The sum of the values of the respective properties on an individual basis is $50,760,000, which represents a Cut-off Date LTV and Balloon LTV of 66.7%.

(7)	Most Recent Occupancy is based on the rent roll dated October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the rent roll dated September 27, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Portfolio Summary
Property	Location	Year Built	Year Renovated	Sq. Ft.	Allocated Loan Amount(1)	% of Total Allocated Loan Amount	Appraised Value(2)	% of UW NOI
623-625 H Street NW	Washington, DC	1850	2006	16,654	$9,334,850	27.6%	$14,350,000	26.8%
1219 Connecticut Ave NW	Washington, DC	1906	NAP	12,877	6,601,073	19.5	10,000,000	19.7
1210 18th Street NW	Washington, DC	1920	NAP	10,480	5,467,555	16.2	8,600,000	15.3
4445 Wisconsin Avenue NW	Washington, DC	1938	1990	7,697	4,467,393	13.2	6,800,000	12.8
919 F Street NW	Washington, DC	1900	2005	5,594	3,093,836	9.1	4,730,000	9.3
8301 Sudley Road	Manassas, VA	2001	NAP	8,000	2,547,080	7.5	3,880,000	9.0
707 6th Street NW	Washington, DC	1938	2011	4,487	2,333,713	6.6	3,700,000	7.1
Total				65,789	$33,845,500	100.0%	$53,480,000	100.0%
(1)	Partial release is permitted. See “Partial Release” below.

(2)	The Appraised Value reflects an approximately 5.4% portfolio premium attributed to the aggregate “as is” value of the DC Mixed Use Portfolio VI Properties as a collective whole. The sum of the values of the respective properties on an individual basis is $50,760,000, which represents a Cut-off Date LTV and Balloon LTV of 66.7%.

The Loan. The DC Mixed Use Portfolio VI loan (the “DC Mixed Use Portfolio VI Loan”) is a fixed-rate loan with an original and Cut-off Date principal balance of $33,845,500 and is secured by the DC Mixed Use Portfolio VI Borrowers’ (as defined below) fee simple interests in a portfolio of seven (7) mixed-use properties totaling 65,789 sq. ft. located in Washington DC and Manassas, Virginia (each, a “DC Mixed Use Portfolio VI Property” and collectively, the “DC Mixed Use Portfolio VI Properties”). The DC Mixed Use Portfolio VI Loan is evidenced by two pari passu notes as follows: (i) the controlling Note A-1, which has an original principal balance of $20,307,300 and is being contributed to CF 2019-CF3 by CCRE and (ii) the non-controlling Note A-2, which has an original principal balance of $13,538,200 and is being contributed by SMC to CF 2019-CF3.

The DC Mixed Use Portfolio VI Loan has a 10-year interest-only term and accrues interest at a fixed rate equal to 3.7050%.

Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$20,307,300	$20,307,300	CF 2019-CF3	Yes
Note A-2	$13,538,200	$13,538,200	CF 2019-CF3	No
Total	$33,845,500	$33,845,500

Loan proceeds from the DC Mixed Use Portfolio VI Loan were used to retire existing debt of approximately $22.0 million, pay closing costs of approximately $0.8 million, fund reserves of approximately $0.7 million and return approximately $10.4 million to the DC Mixed Use Portfolio VI Borrower Sponsor (as defined below) . Based on the portfolio’s appraised value of $53.48 million as of November 14, 2019, the Cut-off Date LTV is 63.3%. The most recent financing of the DC Mixed Use Portfolio VI Properties was included in the CFCRE 2011-C2 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds	$33,845,500	100.0%	Loan Payoff	$21,981,053	64.9%
			Return of Equity(1)	10,456,165	30.9
			Reserves	654,831	1.9
			Closing Costs	753,451	2.2
Total Sources	$33,845,500	100.0%	Total Uses	$33,845,500	100.0%
(1)	The DC Mixed Use Portfolio VI Borrower Sponsor acquired the DC Mixed Use Portfolio VI Properties between 1989 and 2008.

The Borrowers / Borrower Sponsor.   The borrowers, Jemal Michael Limited Partnership; Jemal's Livingston L.L.C., Jemal's 623-625 H Street L.L.C., Jemal’s Epes Dorsey, L.L.C., Jemal's Candeys, Inc., Jemal's Britches L.L.C. and Jemal's Manassas L.L.C. (collectively, the “DC Mixed Use Portfolio VI Borrowers”), are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with one independent director in its organizational structure. The non-recourse carveout guarantor and borrower sponsor is Norman Jemal (the “DC Mixed Use Portfolio VI Borrower Sponsor”), a principal and senior vice president of Douglas Development Corporation. Douglas Development Corporation employs approximately 100 people and has a current portfolio in excess of 10.0 million leasable sq. ft. and more than 5.0 million developable sq. ft. primarily in the Washington, DC area. Douglas Development Corporation is headquartered in Washington, DC and owns property in Washington, DC, New York, New Jersey, and Pennsylvania.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

The Properties.    The DC Mixed Use Portfolio VI Properties are comprised of seven cross-collateralized properties totaling 65,789 sq. ft. and are located in Washington, DC (6 properties) and Manassas, Virginia (1 property). The seven (7) properties offer a mix of retail, office and mixed-use (retail/office and retail/multifamily) space and are 98.1% leased to 15 commercial tenants and 5 residential tenants.

623-625 H Street NW (16,654 sq. ft.; 27.6% of ALA; 25.3% of NRA; 26.7% of U/W Base Rent). The 623-625 H Street NW property is a three-story, mixed-use (retail/office) property totaling 16,654 sq. ft. and located in the Chinatown neighborhood of Washington, DC. Built in 1850 and most recently renovated in 2006, the 623-625 H Street NW property is 100% leased to three tenants: Vapiano’s Restaurant (42.7% of NRA), Knownload Group Holdings, Inc. (28.8% of NRA) and The Eisen Group (28.5% of NRA).

Vapiano’s Restaurant is a fast-casual restaurant chain offering Italian fare, made-to-order salads and dessert and is the second largest tenant in the DC Mixed Use Portfolio VI Properties. Vapiano’s Restaurant has been a tenant at the 623-625 H Street NW property since May 2008 and most recently renewed its lease for an additional 10 years, resulting in a current lease expiration of March 31, 2029. Vapiano’s Restaurant has no termination options. Vapiano’s Restaurant reported sales of approximately $414 PSF from April 1, 2018 through March 31, 2019.

1219 Connecticut Ave NW (12,877 sq. ft.; 19.5% of ALA; 19.6% of NRA; 18.8% of U/W Base Rent). The 1219 Connecticut Ave NW property is a four-story, retail property totaling 12,877 sq. ft. and located in the CBD neighborhood of Washington, DC. Built in 1906, the 1219 Connecticut Ave NW property is 100% leased to three tenants: Decades (63.7% of NRA), Rewind by Decades (36.3% of NRA) and Verizon Wireless (roof antenna).

Decades is a retro-themed nightclub occupying the second through fourth floors of the 1219 Connecticut Ave NW property and is the largest tenant at the DC Mixed Use Portfolio VI Properties. Decades has been a tenant at the 1219 Connecticut Ave NW property since April 2016 and has a current lease expiration of October 31, 2026. Decades has one, five-year renewal option and no termination options. Rewind by Decades is an affiliate of Decades and operates as a diner on the first floor of the 1219 Connecticut Ave NW property.

1210 18th Street NW (10,480 sq. ft.; 16.2% of ALA; 15.9% of NRA; 15.7% of U/W Base Rent). The 1210 18th Street NW property is a four-story, mixed-use (retail/office) property totaling 10,480 sq. ft. and located in the CBD neighborhood of Washington, DC. Built in 1920, the 1210 18th Street NW property is 88.3% leased to three tenants: Nando’s Peri Peri (53.3% of NRA), YFE, Inc. (21.8% of NRA) and Field & Tung (13.2% of NRA).

Nando’s Peri Peri is an African-Portuguese restaurant chain with locations in 25 countries and is the third largest tenant at the DC Mixed Use Portfolio VI Properties. Nando’s Peri Peri has been a tenant at the 1210 18th Street NW property since April 2009 and has a current lease expiration of April 30, 2029. Nando’s Peri Peri has no termination options. Nando’s Peri Peri reported sales of approximately $430 PSF for 2018.

4445 Wisconsin Avenue NW (7,697 sq. ft.; 13.2% of ALA; 11.7% of NRA; 12.6% of U/W Base Rent). The 4445 Wisconsin Avenue NW property is a two-story, retail property totaling 7,697 sq. ft. located in the Uptown neighborhood of Washington, DC. Built in 1938 and renovated in 1990, the 4445 Wisconsin Avenue NW property is 100.0% leased to two tenants: JP Morgan Chase (64.9% of NRA) (rated AA-/A2/A- by Fitch/Moody’s/S&P) (NYSE: JPM) and D Kim, Inc. (35.1% of NRA).

JP Morgan Chase is a new tenant at the 4445 Wisconsin Avenue NW property and is the fifth largest tenant at the DC Mixed Use VI Properties. JP Morgan Chase is currently building out its space to operate as a retail bank and is expected to take occupancy by January 2020. JP Morgan Chase’s lease commenced on June 1, 2019 and has a lease expiration of September 30, 2029. JP Morgan Chase has abated rent through July 2020. At loan origination, the lender reserved all outstanding abated rent, which is approximately $156,042. JP Morgan Chase has no termination options.

919 F Street NW (5,594 sq. ft.; 9.1% of ALA; 8.5% of NRA; 11.3% of U/W Base Rent). The 919 F Street NW property is a four-story, mixed-use property (retail/multifamily) totaling 5,594 sq. ft. and located in the East End neighborhood of Washington, DC. Built in 1900 and renovated in 2005, the 919 F Street NW property is 100% leased to Potomac River Running, Inc. (35.4% of NRA) and five multifamily units (64.6% of NRA). Four of the five multifamily units are month-to-month leases.

8301 Sudley Road (8,000 sq. ft.; 7.5% of ALA; 12.2% of NRA; 8.4% of U/W Base Rent). The 8301 Sudley Road property is a single story, retail property totaling 8,000 sq. ft. located in the Route 29/Interstate 66 neighborhood of Manassas, Virginia. Built in 2001, the 8301 Sudley Road property is 100.0% leased to two tenants: The Men’s Wearhouse, Inc. (62.5% of NRA) (rated NR/B2/CCC+ by Fitch/Moody’s/S&P) and Anderson Financial Services, L.L.C. (37.5% of NRA).

The Men’s Wearhouse, Inc. is a men’s dress apparel retailer that has been in business since 1973 and is the fourth largest tenant at the DC Mixed Use Portfolio VI Properties. Men’s Wearhouse, Inc. has been a tenant at the 8301 Sudley Road property since December 2000 and has a current lease expiration of February 28, 2021. Men’s Wearhouse, Inc. has no termination options and one, five-year renewal option remaining.

707 6th Street NW (4,487 sq. ft.; 6.6% of ALA; 6.8% of NRA; 6.5% of U/W Base Rent). The 707 6th Street NW property is a two-story, retail property totaling 4,487 sq. ft. and located in the East End neighborhood of Washington, DC. Built in 1938 and renovated in 2011, the 707 6th Street NW property is 100% leased to Daikaya Izakaya (Tonari) (“Tonari”), which is a ramen and izakaya restaurant. Tonari’s lease commenced in January 2019 and the tenant is currently building out its space. Tonari’s rent commenced on November 17, 2019. Tonari’s lease expires on May 31, 2032, features no termination options and has one 7-year and one 6-month renewal options remaining.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Decades(3)	NR / NR / NR	8,200	12.5%	$38.82	9.8%	10/31/2026
Vapiano's Restaurant	NR / NR / NR	7,104	10.8	$56.55	12.4	3/31/2029
Nando's Peri Peri	NR / NR / NR	5,581	8.5	$63.36	10.9	4/30/2029
The Men's Wearhouse, Inc.	NR / B2 / CCC+	5,000	7.6	$32.00	4.9	2/28/2021
JP Morgan Chase(4)	AA- / A2 / A-	4,997	7.6	$60.25	9.3	9/30/2029
Subtotal/ Wtd. Avg.		30,882	46.9%	$49.70	47.3%
Remaining Commercial Leased		30,068	45.7	$52.06	48.3
Multifamily Leased		3,614	5.5	$39.26	4.4
Total / Wtd. Avg. Leased		64,564	98.1%	$50.21	100.0%
Vacant		1,225	1.9
Total		65,789	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the underwritten rent roll dated September 27, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Rewind by Decades is an affiliate of Decades and occupies 4,676 sq. ft. with a lease expiration of 1/31/2028.

(4)	JP Morgan Chase is currently building out its space to operate as a retail bank and is expected to take occupancy by January 2020.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Multifamily	5	3,614	5.5%	3,614	5.5%	$39.26	4.4%	4.4%
MTM	0	0	0.0	3,614	5.5%	$0.00	0.0	4.4%
2019	0	0	0.0	3,614	5.5%	$0.00	0.0	4.4%
2020	1	2,289	3.5	5,903	9.0%	$39.39	2.8	7.2%
2021	3	12,801	19.5	18,704	28.4%	$39.97	15.8	22.9%
2022	0	0	0.0	18,704	28.4%	$0.00	0.0	22.9%
2023	1	1	0.0	18,705	28.4%	$11,670(3)	0.4	23.3%
2024	2	3,365	5.1	22,070	33.5%	$85.73	8.9	32.2%
2025	2	7,449	11.3	29,519	44.9%	$44.64	10.3	42.5%
2026	1	8,200	12.5	37,719	57.3%	$38.82	9.8	52.3%
2027	0	0	0.0	37,719	57.3%	$0.00	0.0	52.3%
2028	1	4,676	7.1	42,395	64.4%	$60.07	8.7	60.9%
2029	3	17,682	26.9	60,077	91.3%	$59.75	32.6	93.5%
Thereafter	1	4,487	6.8	64,564	98.1%	$46.80	6.5	100.0%
Vacant	1	1,225	1.9	65,789	100.0%	NAP	0.0	100.0%
Total / Wtd. Avg.	21	65,789	100.0%			$50.21	100.0%
(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the underwritten rent roll dated September 27, 2019.

(3)	Represents monthly underwritten rent for Verizon Wireless (roof antenna).

Environmental Matters. The Phase I environmental reports dated October 2019 recommended no further action at the DC Mixed Use Portfolio VI Properties, except for the recognized environmental condition at the 707 6th Street NW property (which was previously operated by a printing company). In lieu of a Phase II, the DC Mixed Use Portfolio VI Borrower Sponsor purchased an environmental insurance policy with a thirteen-year term. The premium for the environmental insurance policy has been paid in full. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The DC Mixed Use Portfolio VI Properties are comprised of seven cross-collateralized properties totaling 65,789 sq. ft. and are located in Washington, DC (6 properties, 92.5% of ALA; 87.8% of NRA; 91.6% of U/W Base Rent) and Manassas, Virginia (1 property, 7.5% of ALA; 12.2% of NRA; 8.4% of U/W Base Rent).

623-625 H Street NW. The 623-625 H Street NW property is located in the East End submarket of Washington, DC. As of Q3 2019, the retail East End submarket reported a vacancy rate of 7.3%. Based on the 623-625 H Street NW property’s location and the 10-year

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

average vacancy of the East End submarket, the appraiser concluded a vacancy rate of 3.5% and a market rent of $50.41, which is in-line with the 623-625 H Street NW property’s in-place rent of $50.56.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 623-625 H Street NW property are 75,942, 392,078 and 813,170, respectively, and the average household incomes within the same radii are $136,543, $135,868 and $132,064, respectively.

1219 Connecticut Ave NW. The 1219 Connecticut Ave NW property is located in the CBD submarket of Washington, DC. As of Q2 2019, the retail CBD submarket reported a vacancy rate of 5.7%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $47.26, which is greater than the 1219 Connecticut Ave NW property’s in-place rent of $46.51.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 1219 Connecticut Ave NW property are 75,942, 392,078 and 813,170, respectively, and the average household incomes within the same radii are $136,543, $135,868 and $132,064, respectively.

1210 18th Street NW. The 1210 18th Street NW property is located in the CBD submarket of Washington, DC. As of Q2 2019, the retail CBD submarket reported a vacancy rate of 5.7%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $56.12, which is greater than the 1210 18th Street NW property’s in-place rent of $53.90.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 1219 Connecticut Ave NW property are 75,942, 392,078 and 813,170, respectively, and the average household incomes within the same radii are $136,543, $135,868 and $132,064, respectively.

4445 Wisconsin Avenue NW. The 4445 Wisconsin Avenue NW property is located in the Uptown submarket of Washington, DC. As of Q2 2019, the retail Uptown submarket reported a vacancy rate of 3.7%. The appraiser concluded a vacancy rate of 4.0% and a market rent of $49.74, which is greater than the 4445 Wisconsin Avenue NW property’s in-place rent of $48.37.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 4445 Wisconsin Avenue NW property are 33,104, 251,806 and 694,755, respectively, and the average household incomes within the same radii are $170,425, $159,491 and $148,975, respectively.

919 F Street NW. The 919 F Street NW property is located in the East End submarket of Washington, DC. As of Q2 2019, the retail East End submarket reported a vacancy rate of 7.3%. The appraiser concluded a vacancy rate of 4.0% and a market rent of $110.00, which is greater than the 919 F Street NW property’s in-place rent of $109.82.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 919 F Street NW property NW property are 43,607, 377,253 and 835,529, respectively, and the average household incomes within the same radii are $128,717, $129,635 and $121,229, respectively.

8301 Sudley Road. The 8301 Sudley Road property is located in the East End submarket of Washington, DC. As of Q2 2019, the retail East End submarket reported a vacancy rate of 4.3%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $35.00, which is greater than the 8301 Sudley Road property’s in-place rent of $33.70.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 8301 Sudley Road property are 14,686, 94,713 and 183,959, respectively, and the average household incomes within the same radii are $73,563, $90,998 and $119,285, respectively.

707 6th Street NW. The 707 6th Street NW property is located in the East End submarket of Washington, DC. As of Q2 2019, the retail East End submarket reported a vacancy rate of 6.8%. The appraiser concluded a vacancy rate of 5.0% and a market rent of $48.00, which is greater than the 707 6th Street NW property’s in-place rent of $46.80.

According to the appraisal, the estimated 2018 populations within one, three, and five-mile radii of the 707 6th Street NW property are 51,282, 369,952 and 820,915, respectively, and the average household incomes within the same radii are $133,221, $127,167 and $119,100, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 8/31/2019	U/W	U/W PSF
Gross Potential Rent(1)(2)	$2,775,319	$2,801,233	$3,015,385	$2,720,121	$3,298,336	$50.14
Reimbursements	708,024	726,429	759,689	740,852	863,171	13.12
Other Income	38,568	10,153	17,577	12,430	0	0.00
Gross Potential Income	$3,521,910	$3,537,815	$3,792,650	$3,473,404	$4,161,507	$63.26
Less: Vacancy & Credit Loss(3)	(25,402)	(12,657)	0	(14,078)	(227,966)	(3.47)
Effective Gross Income	$3,496,508	$3,525,158	$3,792,650	$3,459,326	$3,933,542	$59.79
Total Operating Expenses	1,032,728	1,033,671	1,024,577	1,065,552	1,155,090	17.56
Net Operating Income	$2,463,780	$2,491,488	$2,768,073	$2,393,773	$2,778,452	$42.23
Capital Expenditures	0	0	0	0	(75,444)	(1.15)
Net Cash Flow	$2,463,780	$2,491,488	$2,768,073	$2,393,773	$2,703,008	$41.09
(1)	U/W Gross Potential Rent is based on the in-place rent roll as of October 1, 2019 for all properties besides 1219 Connecticut Avenue NW, which is based on the in-place rent roll as of September 27, 2019. The U/W Gross Potential Rent includes rent steps through October 1, 2020 ($58,552) and rent averaging for JP Morgan Chase ($33,590).

(2)	The increase in Gross Potential Rent from T-12 8/31/2019 to U/W is primarily due to new leases executed with JP Morgan Chase and Tonari.

(3)	U/W Vacancy & Credit Loss represents 5.5% of Gross Potential Income, which is based on the greater of (i) in-place vacancy at each property and (ii) 5%. The DC Mixed Use Portfolio VI Properties are currently 98.1% physically occupied.

Property Management.    The DC Mixed Use Portfolio VI Properties are managed by Douglas Development Corporation, an affiliate of the DC Mixed Use Portfolio VI Borrower Sponsor.

Lockbox / Cash Management. The DC Mixed Use Portfolio VI Loan is structured with a hard lockbox (with respect to the commercial tenants only) and springing cash management upon the occurrence and during the continuance of a Cash Trap Period (as defined below). The DC Mixed Use Portfolio VI Borrowers were required at loan origination to deliver tenant direction letters instructing all commercial tenants to deposit rents into a lockbox account controlled by the lender. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept on each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the DC Mixed Use Portfolio VI Loan documents. If no Cash Trap Period is in effect, then any excess cash flow is required to be returned to the DC Mixed Use Portfolio VI Borrowers. During a Cash Trap Period, all excess cash is required to be retained by the lender and held as additional security for the DC Mixed Use Portfolio VI Loan (or otherwise applied at the lender’s discretion).

A “Cash Trap Period” will commence upon the occurrence of:

(i)	an event of default, and continue until cured; or

(ii)	the failure of the DC Mixed Use Portfolio VI Borrowers to maintain a debt service coverage ratio (as calculated pursuant to the loan documents) of 1.60x for two consecutive calendar quarters, and continue until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves.

Tax Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $208,918 into a tax reserve account. The DC Mixed Use Portfolio VI Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $54,089.

Insurance Reserve: The DC Mixed Use Portfolio VI Borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated insurance premiums; provided that such monthly insurance premiums will be waived so long as the DC Mixed Use Portfolio VI Properties are insured pursuant to an acceptable blanket policy.

Replacement Reserve: The DC Mixed Use Portfolio VI Borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $1,106, subject to a cap of $66,350.

Rollover Reserve: The DC Mixed Use Portfolio VI Borrowers are required to deposit into a rollover reserve on a monthly basis, an amount equal to $5,181, subject to a cap of $200,000, provided that, among other things, (i) the DC Mixed Use Portfolio VI Properties are not less than 88% occupied by tenants that are in occupancy, open for business and paying rents under their applicable leases, (ii) the debt yield is not less than 7.0% and (iii) no Cash Trap Period is continuing. Additionally, the DC Mixed Use Portfolio VI Borrowers may deposit an “evergreen” letter of credit to satisfy the $200,000 cap requirement.

Outstanding TI/LC Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $254,803 into an outstanding TI/LC reserve account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various	Collateral Asset Summary – Loan No. 5 DC Mixed Use Portfolio VI	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,845,500 63.3% 2.13x 8.2%

Required Repairs Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $35,068 into a required repairs reserve account.

Free Rent Reserve: At loan origination, the DC Mixed Use Portfolio VI Borrowers deposited $156,042 into a free rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The DC Mixed Use Portfolio VI Loan documents permit mezzanine debt (the “Mezzanine Financing”) from an acceptable mezzanine lender, secured by a pledge of 100% of the equity interest in the DC Mixed Use Portfolio VI Borrowers, provided the following conditions, among others, are met: (i) based on the DC Mixed Use Portfolio VI Loan and the Mezzanine Financing, (a) the aggregate loan-to-value ratio does not exceed 65.0%, (b) the NOI debt service coverage ratio assuming a 30-year amortization schedule is not less than 1.48x (2.18x based on interest-only debt service), and (c) the actual combined debt yield is not less than 8.06%, (ii) the DC Mixed Use Portfolio VI Loan and the Mezzanine Financing are co-terminus, (iii) the mezzanine lender executes an intercreditor agreement acceptable to the lender, and (iv) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. At any time after the date that is two years after the CF 2019-CF3 securitization closing date, and prior to July 6, 2029, the DC Mixed Use Portfolio VI Borrowers may obtain the release of one or more individual DC Mixed Use Portfolio VI Properties, provided that, among other things, the DC Mixed Use Portfolio VI Borrowers defease a portion of the DC Mixed Use Portfolio VI Loan equal to the Adjusted Release Amount (as defined below).

The “Adjusted Release Amount” means the greatest of:

(i)	An amount equal to 100% of the Allocated Loan Amount plus (1) 15% of the Allocated Loan Amount if the aggregate defeased Allocated Loan Amount is equal to or less than 33% of the original principal amount of the DC Mixed Use Portfolio VI Loan, (2) 25% of the Allocated Loan Amount if the aggregate defeased Allocated Loan Amount is greater than 33% or equal to or less than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan or (3) 30% of the Allocated Loan Amount if the aggregate defeased Allocated Loan Amount is greater than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan;

(ii)	An amount such that the post-defeasance debt yield is equal to or greater than (1) 8.06% if the aggregate defeased Allocated Loan Amount is equal to or less than 33% of the original principal amount of the DC Mixed Use Portfolio VI Loan, (2) 8.31% if the aggregate defeased Allocated Loan Amount is greater than 33% and equal to or less than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan or (3) 8.56% if the aggregate defeased Allocated Loan Amount is greater than 66% of the original principal amount of the DC Mixed Use Portfolio VI Loan;

(iii)	An amount such that the post-defeasance LTV does not exceed (i) 65% prior to November 20, 2024, (ii) 64% on or after November 20, 2024 but prior to November 20, 2025, (iii) 63% on or after November 20, 2025 but prior to November 20, 2026, (iv) 62% on or after November 20, 2026 but prior to November 20, 2027, (v) 61% on or after November 20, 2027 but prior to November 20, 2028 and (vi) 60% on or after November 20, 2028; however, such LTV requirements will not be required with respect to the first three individual properties released, so long as the Allocated Loan Amounts are less than 25% of the original principal amount of the DC Mixed Use Portfolio VI Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Wells Fargo Place
30 7th Street East
St. Paul, MN 55101
ST. PAUL
Downtown
Lowertown
Capitol
Mt. Airy
South of Maryland
Cathedral Hill
West Seventh
Riverview
Baker-Annapolis
RAMSEY COUNTY
Mississippi River
Harriet Island
Raspberry Island
W. Sycamore St
W. Acker St
Jackson St
Empire Dr
Minnesota Transportation Museum
Univar USA
Health Partners Specialty Center
Health Partners Neuroscience Center
Phalen Blvd
Bush Ave
Minnehaha Ave E.
DeSoto St
Burr St N.
Bedford St
Como Ave
Hmongtown Marketplace
Blair Ave
Lafond Ave
Thomas Ave
Edmund Ave W.
Charles Ave
Sherburne Ave
University Ave W.
Aurora Ave
W. Fuller Ave
Scheffer Recreation Center
W. Pennsylvania Ave
Arch St
Winter St
Como Ave
E. Mount Airy St
Olive St
Lafayette Rd
Tedesco St
E. North St
E. Hopkins St
Swede Hollow Park
Minnesota's Bookstore
University Ave E.
Partridge Rd
Payne St
Rivertown Commons
Bethesda Hospital
Galtier St
Marion St
Rice St
Cedar St
Capitol Heights
University Ave E.
Regions Hospital
E. 13th St
Ramsey County Courts
Grove St
CAPITOL/ RICE ST
METRO GREEN LINE
Cass Gilbert Memorial Park
Leif Erickson Statue
Justice Plaza
Minnesota State Capital
State Office Buildings
Supreme Court
ROBERT ST
Minnesota Dept. of Human Svcs.
E. 7th St
Western Sculpture Park
Downtown Minneapolis 9 miles
Capitol Plaza South
World War II Memorial
10th St E.
9th St E.
4th St E.
Kellogg Blvd E.
CHS Field
10TH ST
Minnesota Public Radio
7th St E.
7th St Pl E.
Wacouta St
Mears Park
Galtier Plaza
St. Paul College
Minnesota History Center
Marion St
History Theater
Fitzgerald Theater
State Offices
4th St E.
Lowertown Underground Artists
UNION DEPOT
Lower Landing Park
Marshall Ave
Dayton Ave
Cathedral of St. Paul
Selby Ave
Virginia St
St. Joseph Hospital
Minnesota Children's Museum
6th St E.
5th St E.
Great Hall
Wabasha St
Palace Theater
Ecolab Corp. Center
MMAA
Warner St
CENTRAL
St. Peter St
Landmark Center
First Nat'l Bank Bldg.
Kellogg Square
Culture Park
Xcel Energy Center
Roy Wilkins Auditorium
Ordway Ctr. for the Performing Arts
City Hall
Kellogg Mall Park
N. Chestnut St
W. Irvine Ave
Nasseff Specialty Services
St. Paul RiverCentre
George Latimer Central Library
County Courthouse
S. Robert St
River Park Plaza
Children's Hospital
Allina Health Services
Exchange St S
Science Museum of Minnesota
Wabasha St
Ramsey St
Grand Ave
Irvine Park
Upper Landing Park
E. Fillmore Ave
Ball Corporation
St. Paul Downtown Airport 0.5 mile
W. Forbes Ave
W. Harrison Ave
Sturgis St
7th St W.
Shepard Rd
Goodrich Ave
Banfil St
Cathedral Hill Park
W. Goodhue St
W. Superior St
Cliff St
Smith Ave S.
Plato Blvd
Prospect Park
Shepard Rd
Xcel Energy
Randolph Ave
W. Water St
Twin Cities Recycling
Isabel St W.
Alice Park
Winifred St W.
W. Robie St
George St W.
Cherokee Regional Park
Manomin Ave
Orleans St
Ohio St
49
35E
94
52
5
149
Brooklyn Park
Fridley
Brooklyn Ctr.
Columbia Heights
Roseville
Maplewood
St. Anthony
Shoreview
North Oaks
Vadnais Heights
White Bear Lake
Mahtomedi
Grant
Little Canada
North St. Paul
Oakdale
Lake Elmo
Woodbury
ST. PAUL
MINNEAPOLIS
West St. Paul
South St. Paul
Mendota Heights
Richfield
Bloomington
Eagan
Inver Grove Heights
Cottage Grove
WASHINGTON COUNTY
HENNEPIN COUNTY
DAKOTA COUNTY

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsors:	H. Bradford Inglesby; Tyler J. Duncan
Borrowers(1):	Various
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	3.8%
Interest Rate:	3.4000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2029
Amortization:	Interest Only
Additional Debt(2):	$50,000,000 Pari Passu Debt
Call Protection(3):	LO(25);DEF(91);O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$544,053	$272,026
Insurance:	$0	Springing
Replacement:	$0	$13,468
TI/LC:	$4,000,000	Springing
Existing Tenant TI/LCs:	$1,648,010	$0
Rent Concessions:	$1,364,950	$0
Escalator Reserve:	$158,161	$0

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$124
Balloon Balance / Sq. Ft.:	$124
Cut-off Date LTV:	64.0%
Balloon LTV:	64.0%
Underwritten NOI DSCR:	3.12x
Underwritten NCF DSCR:	2.89x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	10.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	St. Paul, MN
Year Built / Renovated:	1986 / N/A
Total Sq. Ft.:	646,459
Property Management:	Unilev Management Corp. of Minnesota
Underwritten NOI(6):	$8,675,297
Underwritten NCF:	$8,045,628
Appraised Value:	$125,000,000
Appraisal Date:	September 19, 2019

Historical NOI
Most Recent NOI(6):	$7,895,426 (T-12 August 31, 2019)
2018 NOI(6):	$7,673,134 (December 31, 2018)
2017 NOI(6):	$6,267,110 (December 31, 2017)
2016 NOI(6):	$6,682,763 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	85.0% (October 21, 2019)
2018 Occupancy:	85.9% (December 31, 2018)
2017 Occupancy:	86.2% (December 31, 2017)
2016 Occupancy:	85.0% (December 31, 2016)
(1)	The borrowers under the Wells Fargo Place Loan (as defined below) are St. Paul Tower, L.P., Overland W.F.P.-1, L.P., Overland W.F.P.-2, L.P. and WF Tower Holdings, LP (collectively, the “Wells Fargo Place Borrowers”).

(2)	The Wells Fargo Place Loan consists of the non-controlling Note A-4, Note A-5, Note A-6 and Note A-7, and are part of the Wells Fargo Place Whole Loan (as defined below), which is evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $80.0 million. For additional information, see “The Loan” below.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the Wells Fargo Place Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 25, 2022. The assumed lockout period of 25 payments is based on the expected CF 2019-CF3 securitization closing date in December 2019. The actual lockout period may be longer.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	Financial Information is based on the Wells Fargo Place Whole Loan.

(6)	The Wells Fargo Place Property (as defined below) previously secured a loan securitized in the CSMC 2007-C1 securitization transaction. Due to internal issues with the previous loan sponsor, the previous loan was transferred to special servicing in May 2016 with a number of month-to-month leases and near-term lease expirations, and subsequently went into maturity default in November 2016. While the previous loan was in special servicing, the Wells Fargo Place Borrower Sponsors (as defined below) took ownership of the Wells Fargo Place Property via an equity recapitalization. The previous loan had an original balance of $90,000,000, which was paid off in full using a combination of the equity recapitalization and a bridge loan. Since taking a controlling interest in the Wells Fargo Place Property in January 2018, the Wells Fargo Place Borrower Sponsors have completed more than 165,000 sq. ft. of new and renewal leasing, increasing NOI growth.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

The Loan. The Wells Fargo Place mortgage loan (the “Wells Fargo Place Loan”) is a fixed rate loan secured by the Wells Fargo Place Borrowers’ fee simple interest in a Class A CBD office property located in St. Paul, Minneapolis (the “Wells Fargo Place Property”) with an original and Cut-off Date principal balance of $30.0 million. The Wells Fargo Place Loan is part of a whole loan (the “Wells Fargo Place Whole Loan”) with an original and Cut-off Date principal balance of $80.0 million that is evidenced by seven pari passu notes as follows: (i) the Wells Fargo Place Loan, which consists of the non-controlling Note A-4, Note A-5, Note A-6 and Note A-7, with an aggregate original and Cut-off Date principal balance of $30.0 million, and (ii) the controlling Note A-1, along with the non-controlling Note A-2 and Note A-3, with an original and Cut-off Date principal balance of $50.0 million. The controlling Note A-1, along with the non-controlling Note A-2, in the aggregate original and Cut-off Date principal balance of $40.0 million were contributed to the MSC 2019-L3 securitization transaction. The non-controlling Note A-3 is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Wells Fargo Place Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 3.4000%.

The relationship between the holders of the Wells Fargo Place Property will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Wells Fargo Place Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$20,000,000	$20,000,000	MSC 2019-L3	Yes
Note A-2	20,000,000	20,000,000	MSC 2019-L3	No
Note A-3	10,000,000	10,000,000	Starwood Mortgage Capital III LLC	No
Note A-4	10,000,000	10,000,000	CF 2019-CF3	No
Note A-5	10,000,000	10,000,000	CF 2019-CF3	No
Note A-6	5,000,000	5,000,000	CF 2019-CF3	No
Note A-7	5,000,000	5,000,000	CF 2019-CF3	No
Wells Fargo Place Whole Loan	$80,000,000	$80,000,000

Loan proceeds were used to retire a prior loan of approximately $70.1 million on the Wells Fargo Place Property, pay closing costs, fund reserves and return approximately $1.2 million of equity to the Wells Fargo Place Borrower Sponsors. Based on the “as is” appraised value of $125.0 million as of September 19, 2019, the Cut-off Date LTV is 64.0%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$80,000,000	100.0%	Loan Payoff	$70,081,296	87.6%
			Reserves	7,715,174	9.6
			Return of Equity	1,180,059	1.5
			Closing Costs	1,023,471	1.3
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

The Borrowers / Borrower Sponsors.  The Wells Fargo Place Borrowers are each a Minnesota limited partnership with a Delaware single-member general partner, structured to be bankruptcy-remote with at least two independent directors at the general partner level. The Wells Fargo Place Borrowers are tenants-in-common, each jointly and severally liable for the Wells Fargo Place Whole Loan and subject to customary tenant-in-common requirements. The borrower sponsors and non-recourse carveout guarantors of the Wells Fargo Place Loan are H. Bradford Inglesby and Tyler J. Duncan, (collectively, the “Wells Fargo Place Borrower Sponsors”), partners at Crescent Investment Group.

Crescent Investment Group is a commercial real estate investment firm specializing in real estate investments throughout the United States. The firm was formed in 2012. The firm is managed by senior partners with combined portfolio investment experience that includes the acquisition of 10.0 million sq. ft. of property. The firm’s portfolio is comprised of institutional office properties that are geographically dispersed in metropolitan statistical areas (“MSAs”) throughout the United States.

H. Bradford Inglesby is a partner and founder of Crescent Investment Group and is responsible for directing the strategy and investment activities of the firm. Mr. Inglesby has more than 15 years of experience in the commercial real estate industry. Tyler J. Duncan is also a partner in Crescent Investment Group and is responsible for directing the strategy and investment activities of the firm.

The Property. The Wells Fargo Place Property is a 646,459 sq. ft. Class A office property located at 30 7th Street East in St. Paul, Minnesota. The Wells Fargo Place Property is a 37-story building, built in 1986 and located in the St. Paul CBD. The Wells Fargo Place Property has a 156-space underground parking garage with valet parking. There is an additional garage, which is available to building tenants via a skywalk across Cedar Street and is owned by the City of St. Paul. Parking spaces at the garage are leased to the Wells Fargo Place Borrowers on a 20-year lease entered into on January 1, 2019. The lease stipulates 540 unassigned parking stalls within the 1,170-space garage.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Situated in the St. Paul CBD, the Wells Fargo Place Property encompasses half of a city block. The Wells Fargo Place Property is the tallest office building in St. Paul and offers tenants a fitness center, locker rooms, underground parking, skyway connectivity, multiple food service options and a training center. The Wells Fargo Place Property’s “Main & Main” location offers tenants access to restaurants, sporting venues and other urban amenities. A short walk from the Wells Fargo Place Property is the Xcel Energy Center, home to St. Paul’s NHL team, the Minnesota Wild, and also nearby are the Minnesota State Capitol, Minnesota Children’s Museum, Ecolab’s new corporate headquarters and the Saint Paul Hotel. The Wells Fargo Place Property also benefits from its skyway connectivity from four directions, providing tenants with transit throughout the St. Paul CBD.

The Wells Fargo Place Property is 85.0% leased as of October 21, 2019. The Wells Fargo Place Property has maintained an average occupancy of 88.7% since 2009.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
MSCU(3)	NR/Aa3/AA-	90,513	14.0%	$13.48	11.2%	7/31/2022
AgriBank(4)(5)(6)	NR/Aa3/AA-	86,298	13.3	$15.47	12.2	10/31/2026
IRS(7)	AAA/Aaa/AA+	56,144	8.7	$37.07	19.0	2/28/2021
Wells Fargo Bank(5)	A+/A2/A-	43,402	6.7	$17.38	6.9	9/30/2023
Larson King(8)	NR/NR/NR	39,876	6.2	$17.95	6.5	1/31/2022
Total Major Tenants		316,233	48.9%	$19.31	55.8%
Other Tenants		232,962	36.0	$20.73	44.2
Total Occupied Tenants		549,195	85.0%	$19.91	100.0%
Vacant		97,264	15.0
Total		646,459	100.0%

(1)	Based on the underwritten rent roll dated October 21, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	MSCU has an ongoing right to terminate its lease in the event that MSCU relocates to a state- or MSCU-owned facility.

(4)	AgriBank may surrender 5,000 to 8,000 sq. ft. between November 2021 and December 2023 with nine months’ notice.

(5)	Underwritten to tenant’s average rent over remaining lease term.

(6)	AgriBank subleases 8,337 sq. ft. to an affiliate. The terms of the sublease were not available and the prime lease was underwritten.

(7)	IRS is on a lease that pays rent on a gross basis.

(8)	Larson King subleases 2,858 sq. ft. to The Cakerie, an adjacent tenant. The terms of the sublease were not available and the prime lease was underwritten.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	1,062	0.2%	1,062	0.2%	$16.23	0.2%	0.2%
2019	0	0	0.0	1,062	0.2%	$0.00	0.0	0.2%
2020	4	25,059	3.9	26,121	4.0%	$19.86	4.5	4.7%
2021	5	93,210	14.4	119,331	18.5%	$28.86	24.6	29.3%
2022	7	148,432	23.0	267,763	41.4%	$15.79	21.4	50.7%
2023	2	59,991	9.3	327,754	50.7%	$17.69	9.7	60.4%
2024	3	10,085	1.6	337,839	52.3%	$18.25	1.7	62.1%
2025	1	2,804	0.4	340,643	52.7%	$17.75	0.5	62.6%
2026	6	92,592	14.3	433,235	67.0%	$15.56	13.2	75.7%
2027	2	14,425	2.2	447,660	69.2%	$16.48	2.2	77.9%
2028	4	72,553	11.2	520,213	80.5%	$27.67	18.4	96.3%
2029	1	2,265	0.4	522,478	80.8%	$8.28	0.2	96.4%
Thereafter	1	24,291	3.8	546,769	84.6%	$16.00	3.6	100.0%
Management Office	1	2,426	0.4	549,195	85.0%	$0.00	0.0	100.0%
Vacant	NAP	97,264	15.0	646,459	100.0%	NAP	NAP
Total / Wtd. Avg.	41	646,459	100.0%			$19.91	100.0%
(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(2)	Based on the underwritten rent roll dated October 21, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Minnesota State Colleges and Universities (90,513 sq. ft.; 14.0% of NRA; 11.2% of U/W Base Rent). Minnesota State Colleges and Universities (“MSCU”) is the fifth largest system of public colleges and universities in the US. The organization is comprised of 31 institutions with 54 campuses across the state of Minnesota. MSCU uses its space at the Wells Fargo Place Property for administrative purposes. MSCU has occupied space at the Wells Fargo Place Property since 2005 and most recently extended its lease in August 2015. The current MSCU lease contains a termination option, which can be exercised in the event that MSCU relocates to a state- or MSCU-owned facility.

AgriBank (86,298 sq. ft.; 13.3% of NRA; 12.2% of U/W Base Rent). AgriBank is a wholesale bank that is owned by and supports 17 Farm Credit Associations. AgriBank provides loans and financial services to farmers, ranchers, rural businesses and homeowners throughout a 15-state district that includes nearly 40% of all US farmland. AgriBank is one of the largest banks within the Farm Credit System. AgriBank moved into the Wells Fargo Place Property in 2011 and expanded in 2014. The AgriBank lease expires in October 2026 and has two five-year renewal options. AgriBank may surrender 5,000 to 8,000 sq. ft. between November 2021 and December 2023 with nine months’ notice and payment of the Wells Fargo Place Borrowers’ unamortized transaction costs. Additionally, AgriBank subleases 8,337 sq. ft. to an affiliate.

IRS (56,144 sq. ft.; 8.7% of NRA; 19.0% of U/W Base Rent). General Services Administration is the administrative department of the United States Government and acts as master lessor for individual agencies of the federal governments. Three federal agencies, the Internal Revenue Service (“IRS”), Bureau of Alcohol, Tobacco, Firearms and Explosives (5.9% of NRA) and United States Department of Agriculture (0.8% of NRA) occupy space at the Wells Fargo Place Property. The IRS has its regional administrative offices and a taxpayer assistance office at the Wells Fargo Place Property. The IRS consolidated offices from its Minneapolis location to Wells Fargo Place Property in 2018 and renewed its lease for three years. The IRS spent approximately $600,000 on its space, including re-carpeting, painting, IT and office configuration. IRS has been a tenant at the Wells Fargo Place Property since 2005. The IRS lease expires in February 2021 and has no renewal options. IRS does not have any termination options.

Wells Fargo Bank (43,402 sq. ft.; 6.7% of NRA; 6.9% of U/W Base Rent). Wells Fargo Bank is a diversified, community-based financial services company. Headquartered in San Francisco, Wells Fargo was founded in 1852 and was ranked 30th on Fortune’s 2015 rankings of America’s largest corporations. St. Paul and Minneapolis represent a major hub for Wells Fargo Bank. Wells Fargo Bank has been at the Wells Fargo Place Property since 2001. The Wells Fargo Bank lease was renewed in June 2016. It expires in September 2023 and has two five-year renewal options. Wells Fargo Bank does not have any termination options.

Larson King (39,876 sq. ft.; 6.2% of NRA; 6.5% of U/W Base Rent). Larson King is a law firm that specializes in a variety of services, including agriculture, appellate, business, construction, mass tort, class action, personal injury, health, insurance, immigration, intellectual property, labor, employment, reinsurance, immigration and product liability. Larson King has been a tenant at the Wells Fargo Place Property since 2002. Larson King’s lease expires in January 2022 and has one five-year renewal option. Larson King does not have any termination options, except with regard to 1,910 sq. ft. of storage space. Additionally, Larson King subleases 2,858 sq. ft. to The Cakerie, an adjacent tenant.

Environmental Matters. The Phase I environmental report, dated September 17, 2019, recommended no further action at the Wells Fargo Place Property.

The Market. The Wells Fargo Place Property is located in the St. Paul CBD. St. Paul, located approximately seven miles east of Minneapolis, is Minnesota’s second largest city. Together, St. Paul and Minneapolis are known as the Twin Cities and form the 16th largest MSA in the United States, accounting for more than 3.5 million residents. On its own, the St. Paul CBD is home to approximately 305,000 residents. Since 2014, in the St. Paul CBD, there has been more than $700 million of capital spent on light rail transit stations, corporate headquarters acquisitions, conversions, hotel renovations, concert hall construction and development and retail expansions. The majority of this investment has been spent in and around areas adjacent to the Wells Fargo Place Property. Most notable among the recent developments is that the number of housing units in St. Paul CBD has increased by more than 20% in the past five years. Attractions in the St. Paul CBD include Xcel Energy Center, Ordway Centre for Performing Arts, Science Museum of Minnesota, CHS Field and the Minnesota Children’s Museum as well as events like the St. Paul Winter Carnival, which has been a tradition in downtown St. Paul for more than 125 years. Demand for downtown St. Paul apartments is anchored by public and private sector employment growth, all within the St. Paul CBD. The public sector employs approximately 19,000 workers and more than 1,200 private companies have approximately 72,000 employees. The area’s largest private sector employers include Ecolab, Traveler’s Companies, Century Link and St. Joseph’s Hospital. Reverse commuting among the region’s workers is a growing trend as St. Paul, via the Green Line, offers residents access to over 280,000 jobs in other nearby employment centers.

According to the appraisal, the Wells Fargo Place Property is located in the Minneapolis office market. As of the second quarter of 2019, with respect to the Minneapolis office market, average asking rent was $21.95 PSF, vacancy was 7.2%, and inventory totaled approximately 196.2 million sq. ft. The Wells Fargo Place Property is located in the St. Paul CBD office submarket of the Minneapolis office market. For the second quarter 2019, the St. Paul CBD office submarket had total inventory of approximately 12.1 million sq. ft. with a vacancy rate of 8.9% and average asking rent of $22.52 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radii of the Wells Fargo Place Property were 19,959, 173,750 and 367,772, respectively. The 2019 median household incomes within the same radii were $40,873, $50,707 and $57,003, respectively.

The following table presents certain information relating to comparable office leases for the Wells Fargo Place Property:

Office Lease Comparables(1)
Property Name/Location	Year Built/ Renovated	Office Area (Sq. Ft.)	% Occupied	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (Sq. Ft.)	Annual Base Rent PSF	Lease Type
Wells Fargo Place (Subject) 30 7th Street East St. Paul, Minnesota	1986/N/A	646,459(1)	85.0%(2)	-	-	-	-	-	-
UBS Plaza 444 Cedar Street St. Paul, Minnesota	1980/1997	275,520	N/A	0.1 miles	PolyMet Mining Optiv Security	Mar. 2020 / 63 Oct. 2019 / 39	5,809 5,609	$12.50 $12.00	NNN NNN
Northwestern Building St. Paul 275 4th Street East St. Paul, Minnesota	1916/1980	81,322	N/A	0.5 miles	Aki Shibataa	Jun. 2019 / 36	345	$17.00	Gross
Lawson Commons 380-388 Saint Peter Street St. Paul, Minnesota	1999/N/A	436,478	N/A	0.2 miles	Synchrony	Mar. 2018 / 84	16,000	$15.50	NNN
401 Building 401 Robert Street North St. Paul, Minnesota	2000/N/A	635,000	N/A	0.1 miles	Charles Schwab	Feb. 2018 / 36	4,877	$17.71	NNN
The Great Northern Building 180 East Fifth Street St. Paul, Minnesota	1910/2014	668,321	N/A	0.3 miles	BNSF	Aug. 2017 / 60	8,254	$10.00	NNN
(1)	Based on the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 21, 2019.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017(1)	2018	T-12 8/31/2019	U/W	U/W PSF
Base Rent(2)	$9,173,131	$8,458,416	$9,931,701	$10,154,250	$10,936,573	$16.92
Value of Vacant Space	0	0	0	0	1,678,883	2.60
Gross Potential Rent	$9,173,131	$8,458,416	$9,931,701	$10,154,250	$12,615,456	$19.51
Total Recoveries	6,077,632	6,147,729	6,637,926	6,707,414	6,705,305	10.37
Other Income	341,422	474,331	385,887	211,353	288,186	0.45
Less: Vacancy	0	0	0	0	(1,678,883)	(2.60)
Effective Gross Income	$15,592,185	$15,080,476	$16,955,514	$17,073,017	$17,930,064	$27.74
Total Operating Expenses	8,909,422	8,813,366	9,282,380	9,177,591	9,329,767	14.43
Net Operating Income(3)	$6,682,763	$6,267,110	$7,673,134	$7,895,426	$8,600,297	$13.30
TI/LC	0	0	0	0	468,054	0.72
Capital Expenditures	0	0	0	0	161,615	0.25
Net Cash Flow	$6,682,763	$6,267,110	$7,673,134	$7,895,426	$7,970,628	$12.33
(1)	The full year 2017 operating statement was not available, as the Wells Fargo Place Property was in receivership during the fourth quarter of 2017. As such, 2017 figures are based on a September 2017 year-to-date operating statement along with the general ledger for the fourth quarter of 2017.

(2)	U/W Base Rent is based on the October 21, 2019 rent roll, with rent steps taken through May 2020 of $30,183 and averaged rent through remaining lease terms for investment grade tenants equal to $192,756.

(3)	U/W Net Operating Income is higher than T-12 8/31/2019 Net Operating Income due to (i) rent steps totaling approximately $30,183, (ii) averaged rent through the remaining lease terms of investment grade tenants totaling $192,756, (iii) burn-off of free rent totaling approximately $362,000 and (iv) three new leases executed in the second half of 2019 totaling approximately $267,987 of underwritten rent and reimbursements.

Property Management.    The Wells Fargo Place Property is managed by Unilev Management Corp. of Minnesota, which is an affiliate of the Wells Fargo Place Borrowers.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Lockbox / Cash Management.    The Wells Fargo Place Whole Loan is structured with a hard lockbox and in place cash management. The Wells Fargo Place Borrowers or property manager, as applicable, (i) delivered direction letters to each tenant at the Wells Fargo Place Property directing them to pay all rents directly into the lockbox account and (ii) to the extent the Wells Fargo Place Borrowers or property manager receives any rents or other revenues of any kind, is required to deposit into the lockbox account within three business days of receipt of the same. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed in accordance with the Wells Fargo Place Whole Loan documents and, during a Sweep Event Period (as defined below), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Wells Fargo Place Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Wells Fargo Place Whole Loan (unless the Sweep Event Period is caused by a Major Tenant Trigger Event Period (as defined below), in which case all excess cash flow up to an amount equal to $5,500,000 or so long as the NOI debt yield is below 8.5%, in which case up to an amount equal to $6,500,000 (the “Major Tenant Space Reserve Cap”) and will be available to the Wells Fargo Place Borrowers to pay tenant improvements and leasing commissions). Once the funds on deposit in the related reserve equal the Major Tenant Space Reserve Cap, then (x) provided no other Sweep Event Period then exists, all excess cash flow is required to be released to Wells Fargo Place Borrowers or (y) if another Sweep Event Period then exists, all excess cash flow is transferred to an excess cash flow reserve. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Wells Fargo Place Borrowers.

A “Sweep Event Period” will commence upon the earliest of the following:

(i)	an event of default under the Wells Fargo Place Whole Loan documents until cured;

(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.30x (based on amortizing debt service payments) until the debt service coverage ratio based on the trailing 12-month period is at least 1.40x (based on amortizing debt service payments) for two consecutive calendar quarters;

(iii)	the occurrence and continuance of a Major Tenant Trigger Event Period until cured as further described below; and

(iv)	November 6, 2028, if the debt yield is less than 8.5%.

A “Major Tenant Trigger Event Period” commences if (i) MSCU, AgriBank, IRS or a replacement tenant (each, a “Major Tenant”) defaults under its lease; (ii) (x) any one Major Tenant goes dark with respect to 30% or more of its space or otherwise fails to occupy at least 70% of its leased space or gives notice of its intention to do the foregoing, (y) any two Major Tenants go dark with respect to 20% or more of their respective spaces or otherwise fail to occupy at least 80% of their respective spaces or give notice of their intention to do the foregoing or (z) any three Major Tenants go dark with respect to 15% or more of their respective spaces or otherwise fail to occupy at least 85% of their respective spaces or give notice of their intention to do the foregoing; (iii) (x) any Major Tenant gives notice to vacate or vacates 30% or more of its leased space, (y) any two Major Tenants give notice to vacate or vacate 20% or more of each of their leased spaces or (z) any three Major Tenants give notice to vacate or vacate 15% or more of each of their leased spaces; (iv) any Major Tenant becomes a debtor in any bankruptcy or other insolvency proceeding; (v) (x) any Major Tenant sublets 40% or more of its leased space, (y) any two Major Tenants sublet 30% or more of their respective leased spaces or (z) any three Major Tenants sublet 25% or more of their respective leased spaces, (vi) any Major Tenant terminates its lease or gives notice to terminate its lease; or (vii) any Major Tenant fails to renew or extend the term of its lease for a period of five years, either (x) on terms and conditions stated in its respective lease or (y) on terms reasonably satisfactory to the lender at least 12 months prior to its lease expiration.

A Major Tenant Trigger Event Period will terminate: (a) with regard to clause (i), upon the related tenant curing such default; (b) with regard to clauses (ii), (iii), (v) and (vi), upon the related tenants having rescinded such notice and/or resumed their customary business operations in their respective leased spaces for at least one calendar quarter; (c) with regard to clause (iv), upon the related Major Tenant lease being affirmed in such proceeding, and the related tenant being discharged from bankruptcy or other insolvency proceeding such that no proceedings are ongoing and having paid rent for two consecutive calendar quarters; (d) with regard to clause (vi), upon the related tenant exercising the applicable extension option or entering into a new lease on terms and conditions satisfactory to the lender; and (e) with regard to clauses (i) through (vii), when a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A "Major Tenant Re-Tenanting Event" means that: (i) the related Major Tenant space is leased pursuant to a replacement lease having a term of at least five years for the related space, as applicable; (ii) such replacement tenant has taken occupancy of the leased premises, is paying full unabated rent and is open for business, and all tenant improvements costs and leasing commissions have been paid; and (iii) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $544,053 into a real estate tax reserve. The Wells Fargo Place Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $272,026.

Insurance Reserve. The Wells Fargo Place Borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of estimated insurance premiums. In the event the Wells Fargo Place Borrowers maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The Wells Fargo Place Borrowers currently maintain a blanket insurance policy. As such, initial insurance reserves were waived and monthly insurance reserves are currently waived.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

30 7th Street East St. Paul, MN 55101	Collateral Asset Summary – Loan No. 6 Wells Fargo Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.0% 2.89x 10.8%

Replacement Reserve. The Wells Fargo Place Borrowers are required to deposit $13,468 into a capital expenditure reserve on a monthly basis.

TI/LC Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $4,000,000 into a general TI/LC reserve. The Wells Fargo Place Borrowers are required to deposit into a TI/LC reserve on a monthly basis an amount equal to $80,807 commencing once the balance of the TI/LC Reserve is less than $1,000,000. Notwithstanding the foregoing, provided that no event of default then exists, monthly deposits into the TI/LC Reserve will be suspended at any time that the balance of the reserve is at least $3,000,000; provided, however, if a Major Tenant Trigger Event Period then exists, the cap will be increased to $5,500,000 (or $6,500,000 if the NOI debt yield is less than 8.5%). Upon a cure of the Major Tenant Trigger Event Period, the cap will be reduced back to $3,000,000 and funds on deposit in the TI/LC Reserve in excess of $3,000,000 will be disbursed to Wells Fargo Place Borrowers.

Existing Tenant TI/LC Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $1,648,010 into an existing tenant TI/LC reserve.

Rent Concession Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $1,364,950 into a rent concession reserve.

Escalator Work Reserve. At loan origination, the Wells Fargo Place Borrowers deposited $158,161 into an escalator work reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. Certain direct or indirect constituent owners of the Wells Fargo Place Borrowers (other than the special purpose entity general partner/managing member of the Wells Fargo Place Borrowers) (whether one or more, collectively the “Wells Fargo Place Mezzanine Borrower”) may incur debt (the “Mezzanine Financing”) during the Wells Fargo Place Whole Loan term from a mezzanine lender acceptable to the lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the Wells Fargo Place Mezzanine Borrower in the Wells Fargo Place Borrowers, provided the following conditions, among others, are met: (i) the aggregate loan-to-value (based on the Wells Fargo Place Whole Loan amount and the Mezzanine Financing) does not exceed 75.0%; (ii) the aggregate debt yield (based on the Wells Fargo Place Whole Loan amount and the Mezzanine Financing) is not less than 9.5%; (iii) the Wells Fargo Place Whole Loan and the Mezzanine Financing are co-terminus; (iv) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender; (v) hard cash management is in place; and (vi) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

225 Bush
225 Bush Street
San Francisco, CA 94104
SAN FRANCISCO
Telegraph Hill
San Francisco Bay
Chinatown
Financial District
Union Square
SoMa
South Beach
CABLE CAR LINE
MUNI METRO
BART
CENTRAL SUBWAY (Under Construction)
Embarcadero
Market St
Bush St
Pine St
California St
Sacramento St
Clay St
Washington St
Jackson St
Pacific Ave
Broadway
Vallejo St
Green St
Union St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Kearny St
Grant Ave
Stockton St
Powell St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Transamerica Pyramid
Embarcadero Center
Ferry Building
Bay Bridge
Pacific Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Kylli Inc.
Borrower:	225 Bush Street Owners LLC
Original Balance(2):	$28,600,000
Cut-off Date Balance(2):	$28,600,000
% by Initial IPB:	3.6%
Interest Rate:	3.3030%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt(2)(3):	$175,000,000 Pari Passu debt; $146,400,000 Subordinate Debt
Call Protection(4):	LO(25);DEF(29);O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$3,012,292	$376,536
Insurance:	$838,031	$119,719
Replacement:	$0	$9,666
TI/LC:	$4,097,106	$96,665
Rent Concession:	$886,122	$0

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / SF:	$351	$603
Balloon Balance / SF:	$351	$603
Cut-off Date LTV:	34.6%	59.4%
Balloon LTV:	34.6%	59.4%
Underwritten NOI DSCR:	4.00x	2.33x
Underwritten NCF DSCR:	3.85x	2.24x
Underwritten NOI Debt Yield:	13.4%	7.8%
Underwritten NCF Debt Yield:	12.9%	7.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office - CBD
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1922, 1955 / 2010 - 2013
Net Rentable Area (SF):	579,987
Property Management:	225 Bush Street Partners LLC
Underwritten NOI:	$27,263,666
Underwritten NCF:	$26,277,688
Appraised Value:	$589,000,000
Appraisal Date:	September 5, 2019

Historical NOI(6)
Most Recent NOI:	$24,512,257 (T-12 August 31, 2019)
2018 NOI:	$25,674,474 (December 31, 2018)
2017 NOI:	$24,788,393 (December 31, 2017)
2016 NOI:	$25,426,362 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	97.8% (September 30, 2019)
2018 Occupancy:	92.5% (December 31, 2018)
2017 Occupancy:	92.0% (December 31, 2017)
2016 Occupancy:	93.4% (December 31, 2016)

(1)	The 225 Bush Whole Loan (as defined below) was originated by Deutsche Bank AG, New York Branch (“DBNY”). Note A-5 will be acquired by CCRE from DBNY on or before the closing date of the CF 2019-CF3 securitization.

(2)	The 225 Bush Loan (as defined below) consists of the non-controlling Note A-5 and is part of the 225 Bush Whole Loan, which is evidenced by six senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $28.6 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness" below.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. The 225 Bush Borrower (as defined below) has the option to defease the entire $350.0 million 225 Bush Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 11, 2022. The assumed lockout period of 25 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

(5)	See “Initial Reserves and Ongoing Reserves” below.

(6)	NOI fluctuations year-over-year are due to tenant rent abatements associated with new leases.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

The Loan. The 225 Bush mortgage loan (the “225 Bush Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million (the “225 Bush Whole Loan”), which whole loan is secured by the 225 Bush Borrower’s fee interest in a 579,987 square foot, Class A office building with ground floor retail, located in San Francisco, California (the “225 Bush Property”). The 225 Bush Whole Loan is comprised of (i) a senior loan, comprised of six pari passu notes with an aggregate principal balance as of the Cut-off Date of $203.6 million (the “225 Bush Senior Notes”), one of which (Note A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $28.6 million) is being contributed to the CF 2019-CF3 Trust and constitute the 225 Bush Loan and the remainder of which are expected to be contributed to one or more other securitization trusts, and (ii) a subordinate loan, comprised of one note, with an outstanding principal balance as of the Cut-off Date of $146.4 million (the “225 Bush Subordinate Companion Note”). The 225 Bush Subordinate Companion Note is an asset of the Benchmark 2019-B14 securitization, but it is not pooled together with the other mortgage loans in the Benchmark 2019-B14 securitization. The relationship between the holders of the 225 Bush Senior Notes and 225 Bush Subordinate Companion Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The 225 Bush Whole Loan has a five-year term and is interest-only for its entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-5	$28,600,000	$28,600,000	CF 2019-CF3	No
Note A-1, Note A-6	60,000,000	60,000,000	Benchmark 2019-B14	No(1)
Note A-2	50,000,000	50,000,000	COMM 2019-GC44	No
Note A-3	30,000,000	30,000,000	UBS AG	No
Note A-4	35,000,000	35,000,000	UBS AG	No
Senior Notes	$203,600,000	$203,600,000
Note B	146,400,000	146,400,000	Benchmark 2019-B14 (loan specific certificates)	Yes(1)
Whole Loan	$350,000,000	$350,000,000
(1)	The initial controlling note is Note B, so long as no control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing. Otherwise, then the controlling note will be Note A-1. The 225 Bush Whole Loan will be serviced pursuant to the Benchmark 2019-B14 Pooling and Servicing Agreement. For so long as Note B is included in the Benchmark 2019-B14 securitization, and no control appraisal period with respect to the 225 Bush Whole Loan has occurred and is continuing, the control rights of Note B, when it is the controlling note, will be exercisable by the loan-specific directing holder for the Benchmark 2019-B14 loan-specific certificates.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$203,600,000	58.2%	Payoff Existing Debt	$241,210,092	68.9%
Subordinate Debt	146,400,000	41.8	Return on Equity	96,364,753	27.5
			Upfront Reserves	8,833,550	2.5
			Closing Costs	3,591,605	1.0
Total Sources	$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is 225 Bush Street Owners LLC, a Delaware limited liability company (the “225 Bush Borrower”). The company is structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is Kylli Inc. (the “225 Bush Borrower Sponsor”) Kylli Inc. is a full-service real estate investment management company focused on the acquisition, development and management of assets in the San Francisco Bay Area. Kylli Inc. is a wholly-owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately-held full service investment company headquartered in Shenzhen, China. Kylli Inc.’s assets in the United States include (in addition to the 225 Bush Property) (i) over 500,000 square feet of office space under management in San Francisco, (ii) 767,000 square feet of office space under construction in Burlingame, California, which is fully leased to Facebook, and (iii) over 48 acres of developable land in Santa Clara, California.

The Property. The 225 Bush Property is a Class A, 22-story, 579,987 sq. ft. office building with ground floor retail located in the North Financial District neighborhood of San Francisco, California. The 225 Bush Property was originally constructed in two phases in 1922 and 1955. Formerly known as the “Standard Oil Building,” the 225 Bush Property was developed by John D. Rockefeller as the headquarters for Standard Oil and later became the headquarters of Chevron. The 225 Bush Property was designed by George W. Kelham and modeled after the Federal Reserve Bank of New York in Manhattan’s financial district. The 225 Bush Property features 26,000 square foot floor plates, a fitness center with locker rooms and showers, 110 subterranean valet parking spaces and is situated on a 0.88-acre site at the corner of Bush Street and Sansome Street, one block north of Market Street.

The 225 Bush Borrower Sponsor purchased the 225 Bush Property in 2014 for $350.0 million and thereafter invested approximately $5.0 million in building system upgrades and approximately $23.0 million in tenant improvements. Historical investments include a $1.1 million renovation of the east and west lobbies in 2009, which included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and the installation of new street-level property signage. From 2010 to 2013, the 225 Bush Property underwent a $12.8 million renovation, which consisted of a full renovation of the terra cotta brick façade, including waterproofing and repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefronts, as well as lobby renovations and installation of the 13th floor fitness center. The 225 Bush Borrower Sponsor has indicated that it plans to execute a $7.0 million modernization of the building’s elevator systems,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

which is expected to commence before the end of 2019 and be completed in 2022; however, the 225 Bush Borrower is under no obligation to conduct the modernization and no amounts were reserved under the 225 Bush Whole Loan in connection with this modernization.

As of September 30, 2019, the 225 Bush Property was 97.8% leased to 32 office tenants and to an investment grade retail tenant, Target, which occupies 20,677 square feet of ground floor retail space. The 225 Bush Property’s 10 largest tenants occupy 77.8% of the net rentable area and no tenant occupies more than 14.5% of the total net rentable area.

Major Tenants.

Twitch Interactive (“Twitch”) (84,035 sq. ft.; 14.5% of NRA; 14.2% of U/W Base Rent). The largest tenant, Twitch, is a wholly owned subsidiary of Amazon.com, Inc. (“Amazon”) (rated A3/A+/AA- by Moody’s/Fitch/S&P). Twitch is a live social media entertainment company that has developed a platform allowing people to create and live-stream their own original entertainment to a global audience. Twitch is a platform for channels relating to cooking, fitness, music, the arts, talk shows and other genres. According to the Twitch website, Twitch viewers watched over 505 billion minutes of original content in 2018. Additionally, the Twitch platform has over 3 million unique broadcasters each month on average, over 15 million average daily visitors and over 1.3 million average viewership at any given moment.

Twitch has been in occupancy at the 225 Bush Property since May 2013, originally occupying 26,351 sq. ft. (6th floor) under a five-year lease. In November 2014, the tenant executed a six-year renewal, expanding their premises by 25,653 square feet (8th floor) and 26,457 square feet (9th floor) for a total footprint of 78,461 square feet (not including storage space). Twitch has one (1) five-year extension option remaining, as well as a right of first offer to lease the entire 2nd, 5th, 7th and 10th floors. Amazon fully guarantees Twitch’s lease.

LiveRamp, Inc (“LiveRamp”) (76,724 sq. ft.; 13.2% of NRA; 15.4% of U/W Base Rent). LiveRamp, the second largest tenant, provides an identity resolution software platform to companies that enables a customer to use their offline customer data in online advertising. According to LiveRamp’s financial statements, as of March 2019, LiveRamp reported an annual revenue of $285.62 million. Subscription revenue was $237 million, up 38% and contributed 83% of total revenue.

LiveRamp has been in occupancy at the 225 Bush Property since May 2015, originally occupying 25,891 square feet (17th floor) under a seven-year lease. LiveRamp expanded at the 225 Bush Property in August 2016 by 25,809 square feet (16th floor) and again in July 2017 by an additional 25,024 square feet (15th floor) for a total footprint of 76,724 square feet. The tenant has one (1) five-year extension option remaining for the entirety of its space.

Benefit Cosmetics, LLC (“Benefit Cosmetics”) (61,917 sq. ft.; 10.7% of NRA; 6.0% of U/W Base Rent). Benefit Cosmetics is the third largest tenant and is a wholly owned subsidiary of Moët Hennessy – Louis Vuitton, which is a multinational luxury goods conglomerate headquartered in Paris, France. Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Twitch(3)	A3 / A+ / AA-	84,035	14.5%	$62.98	14.2%	8/18/2021
LiveRamp	NR / NR / NR	76,724	13.2	74.86	15.4	5/4/2022
Benefit Cosmetics(4)(5)	NR / NR / NR	61,917	10.7	35.90	6.0	8/31/2020
Handshake	NR / NR / NR	52,735	9.1	90.01	12.7	7/30/2027
SunRun	NR / NR / NR	43,850	7.6	81.75	9.6	5/31/2024
Knotel	NR / NR / NR	26,664	4.6	79.00	5.6	7/14/2026
Jewish Vocational Services(6)	NR / NR / NR	26,497	4.6	47.59	3.4	2/28/2021
Mesosphere, Inc.	NR / NR / NR	26,339	4.5	79.31	5.6	4/30/2023
HEAP, Inc.	NR / NR / NR	26,333	4.5	73.13	5.2	8/21/2023
General Assembly Space, Inc.	NR / NR / NR	26,320	4.5	64.92	4.6	8/29/2024
Subtotal / Wtd. Avg.		451,414	77.8%	$67.97	82.1%
Remaining Tenants(7)		115,919	20.0	57.58	17.9
Occupied Subtotal / Wtd. Avg.		567,333	97.8%	$65.84	100.0%
Vacant Space		12,654	2.2%
Total / Wtd. Avg.		579,987	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	The Net Rentable Area and U/W Base Rent PSF for Twitch includes 5,574 square feet of storage space with a weighted average base rent of $11.39 PSF.

(4)	Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

(5)	The Net Rentable Area and U/W Base Rent PSF for Benefit Cosmetics includes 1,787 square feet of storage space with a weighted average base rent of $17.84 PSF.

(6)	The Net Rentable Area and U/W Base Rent PSF for Jewish Vocational Services includes 305 square feet of storage space with a base rent of $12.00 PSF.

(7)	Remaining Tenants is inclusive of 8,766 square feet of conference room space and fitness center space and 3,957 square feet of storage space and antenna space with no attributable underwritten base rent. Remaining Tenants includes two leases with affiliates of the 225 Bush Borrower: Innovation Commons Owner LLC lease (3,706 sq. ft.; 0.64% NRA; $185,304 annual rent; 0.5% U/W Base Rent) and 225 Bush Street Partners LLC lease (1,321 sq. ft.; 0.23% NRA; $24,000 annual rent; 0.06% U/W Base Rent). Both tenants are occupying their respective space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	7	67,403	11.6	67,403	11.6%	$37.96	6.8	6.8%
2021	13	141,317	24.4	208,720	36.0%	$60.99	23.1	29.9%
2022	6	92,117	15.9	300,837	51.9%	$73.34	18.1	48.0%
2023	6	56,632	9.8	357,469	61.6%	$75.10	11.4	59.4%
2024	12	94,693	16.3	452,162	78.0%	$74.66	18.9	78.3%
2025	1	20,677	3.6	472,839	81.5%	$58.00	3.2	81.5%
2026	1	26,664	4.6	499,503	86.1%	$79.00	5.6	87.2%
2027	2	52,735	9.1	552,238	95.2%	$90.01	12.7	99.9%
2028	0	0	0.0	552,238	95.2%	$0.00	0.0	99.9%
2029	0	0	0.0	552,238	95.2%	$0.00	0.0	99.9%
2030 and Thereafter(3)	4	15,095	2.6	567,333	97.8%	$3.07	0.1	100.0%
Vacant	NAP	12,654	2.2	579,987	100.0%	$0.00	NAP	NAP
Total / Wtd. Avg.	52	579,987	100.0%			$65.84	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(3)	2030 and Thereafter is inclusive of 8,766 square feet of conference room space and fitness center space and 3,957 square feet of storage space and antenna space with no attributable underwritten base rent.

Environmental Matters.  The Phase I environmental report dated August 15, 2019 recommended no further action at the 225 Bush Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

The Market. The 225 Bush Property is located in San Francisco’s North Financial District on the corner of Sansome Street and Bush Street, one block from the South of Market neighborhood. The 225 Bush Property is approximately 0.5 miles east of Union Square, which features major international retailers such as Nike, Apple, Gucci, Macy’s and Louis Vuitton and approximately 0.1 miles from the popular dining corridor known as Belden Place. In addition, the 225 Bush Property is within walking distance to the Montgomery BART station (0.3 miles), MUNI light rail, bus system stops and the Transbay Terminal development.

As of the second quarter of 2019, the North Financial District office submarket consisted of approximately 30.3 million sq. ft. of office space with an overall market vacancy rate of 5.2% and average asking rent of approximately $67.81 PSF.

The appraisal identified six directly competitive office rent comparables located in the Financial District submarket. Comparable buildings were built between 1912 and 2000 and range in size from 47,733 sq. ft. to 485,000 sq. ft. Direct asking rents at the comparable properties ranged between $77.00 PSF and $92.00 PSF (full service leases) with a weighted average of approximately $86.29 PSF. The 225 Bush Property’s in-place weighted average office rent is $68.89 PSF, which is lower than the appraisal’s concluded office market rent, which ranges from $75.00 PSF to $90.00 PSF. The 225 Bush Property’s in-place weighted average office rent is approximately 18.1% below the weighted average concluded office market rent.

Appraiser's Concluded Office Market Rent(1)
Floor(s)	Rent PSF
Partial Floor	$75.00
Full Floor	$85.00
Benefit Cosmetics Space	$90.00
(1)	Based on the appraisal

Summary of Lease Comparables(1)
Property Name	Year Built/Renovated	# of Stories	Rentable Area (Sq. Ft.)	Lease Date	Lease Term (mos.)	Lease Size (Sq. Ft.)	Tenant Name	Base Rent
225 Bush	1922, 1955 / 2010-2013	22	579,987	Various	Various	Various	Various	$68.89(2)
150 California	2000 / NAP	23	249,510	12/1/2019	84	19,541	City National Bank	$77.00
330-332 Pine Street	1912 / 2012	9	47,733	2/1/2019	62	6,345	Auto List	$80.00
The Landmark at One Market	1917 / 2000	11	434,396	10/1/2019	88	62,408	Duane Morris, LLP	$92.00
Embarcadero Center West	1988 / NAP	30	485,000	10/1/2018	96	1,559	Opus Bank	$84.00
150 Spear Street	1981 / NAP	18	264,551	9/15/2018	123	10,152	RMA Northern California	$78.00
353 Sacramento	1982 / NAP	23	284,751	4/1/2018	66	11,022	Crew App	$82.00
(1)	Based on the appraisal, unless otherwise indicated.

(2)	Represents the base rent PSF for the office space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 8/31/2019	UW	UW Per Sq. Ft.
Base Rent(1)(2)	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$38,476,742	$66.34
Vacant Income	0	0	0	0	613,434	1.06
Gross Potential Rent	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$39,090,176	$67.40
Reimbursements	3,060,722	2,256,601	2,572,270	2,655,316	4,439,738	7.65
Other Income	833,678	776,575	679,963	760,436	476,903	0.82
Vacancy / Credit Loss	0	0	0	0	(2,176,496)	(3.75)
Effective Gross Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$41,830,321	$72.12
Total Expenses	11,423,601	11,018,547	11,108,481	12,018,844	14,566,655	25.12
Net Operating Income(3)	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$27,263,666	$47.01
Capital Expenditures	0	0	0	0	115,997	0.20
TI/LC	0	0	0	0	869,981	1.50
Net Cash Flow	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$26,277,688	$45.31
(1)	Underwritten Base Rent is based on the in-place rent roll as of September 30, 2019 and inclusive of Benefit Cosmetics, which has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 PSF, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 PSF.

(2)	Underwritten Base Rent is inclusive of (i) rent steps through November 2020 for all tenants and through November 2021 for Handshake (first rent step) equal to $1,055,382 and (ii) straight line rents for Target and Twitch over the loan term equal to $66,371.

(3)	Net Operating Income fluctuations year-over-year are due to tenant rent abatements associated with new leases.

Property Management. The 225 Bush Property is managed by 225 Bush Street Partners LLC, a Delaware limited liability company and an affiliate of the 225 Bush Borrower.

Lockbox / Cash Management. The 225 Bush Whole Loan is structured with a hard lockbox and springing cash management. The 225 Bush Borrower is required to direct all existing tenants of the 225 Bush Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period (as defined below) exists, the funds in the clearing account will be swept on a daily basis into the 225 Bush Borrower’s operating account. If a Trigger Period exists, such funds are required to be swept on a daily basis into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account are required to be applied and disbursed in accordance with the 225 Bush Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the 225 Bush Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the 225 Bush Whole Loan documents will be reserved as additional collateral for the 225 Bush Whole Loan. Under certain circumstances and for limited purposes described in the 225 Bush Whole Loan documents, the 225 Bush Borrower may request disbursements of such excess cash flow.

A “Trigger Period” means the occurrence and continuation of (i) an event of default or (ii) a Low DSCR Period (as defined below).

A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default and (b) clause (ii) above, the debt service coverage ratio is at least 1.60x as of the last day of any calendar quarter.

A “Low DSCR Period” will commence if and when the debt service coverage ratio on the 225 Bush Whole Loan (as calculated in the 225 Bush Whole Loan documents) is less than 1.55x as of the last day of any calendar quarter and end if and when such event is cured as described above.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the 225 Bush Borrower deposited $3,012,292 into a real estate tax reserve account. The 225 Bush Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of annual real estate taxes, which is estimated to be $376,536.

Insurance Reserve. At loan origination, the 225 Bush Borrower deposited $838,031 into an insurance reserve account. The 225 Bush Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of annual insurance premiums, which is estimated to be $119,719.

Replacement Reserve. The 225 Bush Borrower is required to make monthly deposits of an amount equal to $9,666 (approximately $0.20 PSF) into a replacement reserve account, subject to a cap of $231,995 (approximately $0.40 PSF).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

225 Bush Street San Francisco, CA 94104	Collateral Asset Summary – Loan No. 7 225 Bush	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 34.6% 3.85x 13.4%

TI/LC Reserve. At loan origination, the 225 Bush Borrower deposited $4,097,106 into a TI/LC account in connection with five (5) leases. The 225 Bush Borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $96,665 for tenant improvement and leasing commission obligations (approximately $2.00 PSF), subject to a cap of $3,479,922.

Rent Concession Reserve. At loan origination, the 225 Bush Borrower deposited $886,122 into a rent concession reserve in connection with two (2) leases.

Current Mezzanine or Subordinate Indebtedness. The 225 Bush Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $146.4 million and accrues interest at a fixed rate of 3.3030% per annum. The 225 Bush Subordinate Companion Note has a five-year term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 225 Bush Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI-DADE COUNTY
MIAMI
Doral
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
The Hammocks
Kendall
Pinecrest
Biscayne Bay
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Goulds
Princeton
Naranja
Leisure City
Homestead
La Gorce Golf Course
Alton Rd.
Pine Tree Dr.
Collins Ave.
A1A
907
Miami Beach Resort
MIAMI-DADE COUNTY
Eden Roc Renaissance
Fountainebleau Miami Beach Hotel
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
Julia Tuttle Causeway
195
MIAMI BEACH
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
Biscayne Bay
Miami Beach Golf Club
COMO Metropolitan
Sunset Islands
Atlantic Ocean
W South Beach
1824 Alton Road
1824 Alton Road
Miami Beach, FL 33139
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
The Bass
Collins Park
Miami Beach Convention Center
The Setai Miami Beach
Venetian Island
Dade Blvd.
City Hall
The Fillmore Miami Beach
The Raleigh Hotel, The Richmond
Belle Isle
17th St.
Delano Hotel
National, Sagamore Hotel, Ritz-Carlton
Miami Intl. Airport 8 miles
Venetian Causeway
Colony Theatre
LINCOLN ROAD MALL
New World Center
Loews Miami Beach
Royal Palm South Beach Miami
15th St.
City Center
Mac's Club Deuce
Clifton South Beach
41
Watson Island
Hibiscus Island
Flamingo Park
Lummus Park
Mondrian South Beach Hotel
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel South Beach
Palace, Social
Oceans 10, i paparazzi, Fat Tuesday, Mango's Tropical Cafe
PORT OF MIAMI TUNNEL
Palm Island
South Beach
MacArthur Causeway
Star Island
Larios on the Beach, Adiamo!, News Cafe, Wet Willie's
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
Jewish Mus. of Florida
The Savoy
Dodge Island
41
Williams McCall Gallery
Forte dei Miami
Sams Island
Miami Beach Marina
1st St.
Marriott Stanton South Beach
S. Pointe Dr.
Bentley Beach Club
Yacht Club at Portofino
Miami Beach Ocean Rescue Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Mortgage Loan Information
Loan Seller:	SMC
Loan Purpose:	Refinance
Borrower Sponsors:	Michael G. Klinger; Martin G. Berger
Borrower:	Saber 1800 Alton, LLC
Original Balance:	$26,150,000
Cut-off Date Balance:	$26,150,000
% by Initial UPB:	3.3%
Interest Rate:	4.0030%
Payment Date:	6th of each month
First Payment Date:	January 6, 2020
Maturity Date:	December 6, 2029
Amortization:	Interest Only
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	LO(24);DEF(91);O(5)
Lockbox / Cash Management:	Soft Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$47,584	$47,584
Insurance:	$22,851	$6,517
Replacement:	$0	$730
TI/LC:	$0	$1,991
Economic Reserve:	$500,000	$0
Rent Concession Reserve:	$236,536	$0
Starbucks Rent Gap Reserve	$48,675	$0
Environmental Reserve:	$20,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$821
Balloon Balance / Sq. Ft.:	$821
Cut-off Date LTV:	60.8%
Balloon LTV:	60.8%
Underwritten NOI DSCR:	1.93x
Underwritten NCF DSCR:	1.89x
Underwritten NOI Debt Yield:	7.8%
Underwritten NCF Debt Yield:	7.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail - Anchored
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated:	2018 / NAP
Total Sq. Ft.:	31,841
Property Management:	Saber Real Estate Advisors, LLC
(borrower affiliate)
Underwritten NOI:	$2,050,804
Underwritten NCF:	$2,010,206
Appraised Value:	$43,000,000
Appraisal Date:	October 11, 2019

Historical NOI(3)
Most Recent NOI:	NAV
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	94.3% (November 15, 2019)
2018 Occupancy(3):	NAV
2017 Occupancy(3):	NAV
2016 Occupancy(3):	NAV

(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(2)	See “Initial Reserves and Ongoing Reserves” below.

(3)	The 1824 Alton Road Property (as defined below) was recently constructed. As such, Historical NOI and, except for Most Recent Occupancy, Historical Occupancy are not available.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

The Loan. The 1824 Alton Road mortgage loan (the “1824 Alton Road Loan”) is a fixed rate loan secured by a first mortgage encumbering the 1824 Alton Road Borrower’s fee simple interest in a 31,841 sq. ft., urban, anchored retail property located in Miami Beach, Florida (the “1824 Alton Road Property”) with an original and Cut-off Date principal balance of $26.15 million. The 1824 Alton Road Loan accrues interest at an interest rate of 4.0030% per annum. The 1824 Alton Road Loan has a 10-year term and is interest-only for the full term.

The 1824 Alton Road Loan proceeds, along with approximately $1.7 million of borrower sponsor equity, were used to retire an existing loan on the 1824 Alton Road Property of approximately $25.1 million, fund approximately $0.9 million of upfront reserves and pay closing costs of approximately $1.9 million. Based on the “as is” appraised value of approximately $43.0 million as of October 11, 2019, the Cut-off Date LTV is 60.8%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$26,150,000	94.0%	Loan Payoff	$25,086,664	90.2%
Sponsor Equity	1,670,096	6.0	Closing Costs	1,857,786	6.7
			Reserves	875,646	3.1
Total Sources	$27,820,096	100.0%	Total Uses	$27,820,096	100.0%

The Borrower / Borrower Sponsors. The borrower, Saber 1800 Alton, LLC (the “1824 Alton Road Borrower”), is a single purpose, Florida limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The borrower sponsors and the non-recourse carveout guarantors are Michael G. Klinger and Martin G. Berger (collectively, the “1824 Alton Road Borrower Sponsors”).

Michael G. Klinger and Martin G. Berger are the co-managing partners of Saber Real Estate Advisor (“Saber”) which has 30 years of operations dating back to its predecessor McCann Development. Saber specializes in ground up development, private equity, structured finance, workouts and development. Saber’s primary business is retail development in key gateway markets.

Michael G. Klinger has over 23 years of real estate experience. Prior to founding Saber, Mr. Klinger spent 12 years sourcing, analyzing, structuring and managing real estate and corporate investments for Blackstone Group, Related Companies, and Related Group Florida.

Martin G. Berger has directed the activities of McCann Development LLC and McCann Development Series II LLC, known today as Saber, since 1989. Both fully integrated real estate development companies are experienced in land acquisitions, entitlements, financing, construction, marketing and sale of residential, retail and hospitality products.

The Property and Tenants. The 1824 Alton Road Property consists of a 31,841 sq. ft. urban retail center and parking garage located in Miami Beach, Florida. The 1824 Alton Road Property is comprised of five levels: two stories of retail space totaling 31,841 sq. ft. and a three-level parking garage with 127 spaces (approximately 4.0 spaces per 1,000 sq. ft.). The newly opened parking garage is part of the collateral and is anticipated to generate a material amount of income for the 1824 Alton Road Property.

The 1824 Alton Road Property is 94.3% leased as of November 2019 to three national publicly-traded tenants on long-term net leases: Michaels, Citibank and Starbucks (which is expected to open for business in the first week of December 2019), with a weighted average lease term remaining of approximately 10.8 years. Michaels has established itself as the only national arts and crafts store located in the South Beach area. Citibank is a relocation of a now-closed branch on 17th Street and Washington Avenue, with approximately $500 million in deposits. Starbucks is also relocating to this location from a store at 15th Street and Alton Road.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration

Michaels(3)	NR/NR/BB-	22,717	71.3%	$56.00	62.0%	NAV	NAV	2/28/2031
Citibank(4)	A+/Aa3/A+	5,065	15.9	$121.68	30.0	NAV	NAV	9/30/2028
Starbucks(5)(6)	BBB+/Baa1/BBB+	2,241	7.0	$73.59	8.0	NAV	NAV	2/28/2030
Total Major Tenant		30,023	94.3%	$68.39	100.0%
Vacant		1,818	5.7
Total		31,841	100.0%

(1)	Based on the underwritten rent roll dated November 15, 2019 with averaged rent through the remaining lease terms for investment grade tenants totaling $48,086.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(3)	Michaels has one 10-year lease renewal option and one five-year lease renewal option remaining.

(4)	Citibank has four five-year lease renewal options remaining.

(5)	Starbucks has accepted possession of its space and is currently completing its buildout with an anticipated opening date in the first week of December 2019. At origination of the 1824 Alton Road Loan, $157,681 was deposited with the title company for outstanding TI/LCs owed to Starbucks, along with $48,6175, which is more than three months of Starbucks rental payments and reimbursements which is held by the lender.

(6)	Starbucks has four five-year lease renewal options remaining. Starbucks has a one-time right to terminate its lease in December 2024, with payment of a $156,870 termination fee if the prior trailing twelve months’ sales are below $1.5 million.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	1	5,065	15.9	5,065	15.9%	$121.68	30.0	30.0%
2029	0	0	0.0	5,065	15.9%	$0.00	0.0	30.0%
Thereafter	2	24,958	78.4	30,023	94.3%	$57.58	70.0	100.0%
Vacant	NAP	1,818	5.7	31,841	100.0%	NAP	NAP
Total / Wtd. Avg.	3	31,841	100.0%			$68.39	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(2)	Based on underwritten rent roll dated November 15, 2019 with averaged rent through the remaining lease terms for investment grade tenants totaling $48,086.

Michaels (22,717 sq. ft.; 71.3% NRA; 62.0% U/W Base Rent). Michaels is the anchor tenant at the 1824 Alton Road Property. Michaels is the largest arts and crafts specialty retailer in North America, providing materials, project ideas and education for creative activities. As of October 28, 2017, the company owned and operated more than 1,238 Michaels flagship stores in 49 states and Canada under the Michaels, Aaron Brothers and Pat Catan’s brands. Michaels is an original tenant at the 1824 Alton Road Property and has a lease expiration in February 2031 with one 10-year renewal option and one five-year renewal option remaining.

Citibank (5,065 sq. ft.; 15.9% NRA; 30.0% U/W Base Rent). Citibank was founded in 1812 as the City Bank of New York and later became First National City Bank of New York. The bank has more than 2,500 branches in 19 countries. The United States branches are concentrated in six metropolitan areas: New York City, Chicago, Los Angeles, San Francisco, Washington, D.C. and Miami. The Citibank on site is a critical relocation branch that holds more than $500 million in deposits. Citibank is an original tenant at the 1824 Alton Road Property and has a lease expiration in September 2028 with four five-year renewal options remaining.

Starbucks (2,241 sq. ft.; 7.0% NRA; 8.0% U/W Base Rent). Starbucks is the premier roaster, marketer and retailer of specialty coffee in the world, founded in 1971 and currently operating in 69 countries. Starbucks opened for business at the 1824 Alton Road Property in November 2019 and has a lease expiration in February 2030 with four five-year renewal options remaining. Starbucks has a one-time

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

right to terminate its lease in December 2024, with payment of a $156,870 termination fee if the prior trailing twelve months’ sales are below $1.5 million.

Environmental Matters. The Phase I environmental report dated October 18, 2019 identified a recognized environmental condition related to soil and groundwater contamination at the 1824 Alton Road Property in connection with five prior petroleum discharges. The related environmental consultant recommended additional groundwater testing and quarterly sampling events in order to achieve a no further action designation from the related regulatory agency. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 1824 Alton Road Property is located in Miami Beach, Florida within the Miami metropolitan statistical area. According to the appraisal, Miami Beach continues to be the strongest retail trade market in Miami-Dade County, supported by international visitors and affluent full-time and seasonal residents. The 1824 Alton Road is located at the intersection of Alton Road and Dade Boulevard. The 1824 Alton Road Property is located at the gateway into South Beach, two blocks north of the Lincoln Road Mall. The immediate neighborhood of Sunset Harbor is occupied by national retailers including Publix, Fresh Market, Office Depot and numerous restaurants.

According to the appraisal, the estimated 2018 populations within one-, three- and five-mile radii of the 1824 Alton Road Property are 28,871, 75,477 and 303,603, respectively. According to the appraisal, the median household incomes within one-, three- and five-mile radii of the 1824 Alton Road Property are $54,304, $57,156 and $43,850, respectively.

According to the appraisal, the 1824 Alton Road Property is located within the Miami-Dade retail market, which had an existing inventory of 131.1 million sq. ft. of retail space as of the third quarter of 2019. The Miami-Dade retail market had an overall vacancy rate of 4.0% as of the third quarter of 2019, with an average asking rental rate of $37.70 PSF. The 1824 Alton Road Property is located in the Miami Beach retail submarket, which had an existing inventory of 4.9 million sq. ft. as of the third quarter of 2019. The Miami Beach retail submarket had an overall vacancy rate of 8.8% as of the third quarter of 2019, with an average asking rental rate of $78.22 PSF.

1824 Alton Road Property Competitive Set(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
Anchor:
929 Retail 929 Alton Road Miami Beach, FL	2019	0.0%(2)	Quoted	10,248	Jan-20	10.0	$70.00
17 West 1691 West Avenue Miami Beach, FL	2019	85.0%(2)	Trader Joes	16,347	Sep-19	10.3	$59.88
801 Retail 801 Lincoln Road Miami Beach, FL	2017	100.0%	Anthropologie	11,788	Jun-16	10.0	$60.20
CVS 983 Washington Avenue Miami Beach, FL	1936	100.0%	CVS	12,443	Jun-15	20.0	$67.03
In-line:
17 West 1691 West Avenue Miami Beach, FL	2019	85.0%(2)	Verizon Wireless Sun Trust Quoted	1,600 3,696 2,631	Jan-20 Nov-19 Oct-19	5.0 10.0 10.0	$95.00 $125.00 $100.00
17 West 1698 Alton Road Miami Beach, FL	2019	50.0%(2)	GNC	1,146	Jan-20	10.0	$110.00
1916 Bay Road 1916 Bay Road Miami Beach, FL	1962	100.0%	Sunset Harbor Innovative Fitness Training	2,710	Oct-17	5.0	$70.00

(1)	Based on the appraisal, unless otherwise indicated.

(2)	929 Retail is currently under construction and 17 West is currently in lease-up.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$2,053,353	$64.49
Value of Vacant Space	163,620	5.14
Gross Potential Rent	$2,216,973	$69.63
Total Recoveries	767,803	24.11
Parking Income	128,000	4.02
Less: Vacancy	(208,160)	(6.54)
Effective Gross Income	$2,904,617	$91.22
Total Operating Expenses	853,813	26.81
Net Operating Income	$2,050,804	$64.41
TI/LC	31,841	1.00
Capital Expenditures	8,757	0.28
Net Cash Flow	$2,010,206	$63.13

(1)	The 1824 Alton Road Property was recently constructed. As such, historical NOI is not available.

(2)	U/W Base Rent is based on in-place rent as of November 15, 2019 with averaged rent through the remaining lease terms for investment grade tenants totaling $48,086.

Property Management. The 1824 Alton Road Property is managed by Saber Real Estate Advisors, LLC, an affiliate of the 1824 Alton Road Borrower.

Lockbox / Cash Management. The 1824 Alton Road Loan is structured with a soft springing hard lockbox and springing cash management. The 1824 Alton Road Borrower or property manager, as applicable, (i) is required to collect all rents from each tenant at the 1824 Alton Road Property and deposit such into the lockbox account and (ii) to the extent the 1824 Alton Road Borrower or property manager receives any rents or other revenues of any kind, is required to deposit such amounts into the lockbox account within one business day of receipt of the same. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), the 1824 Alton Road Borrower is required to deliver direction letters to each tenant directing them to pay all rents directly into the lockbox account and all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Sweep Event Period” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the 1824 Alton Road Loan documents until cured;

(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.40x until the debt service coverage ratio based on the trailing 12-month period is at least 1.50x for two consecutive calendar quarters; or

(iii)	the occurrence and continuance of a Major Tenant Trigger Event (as defined below) until cured as further described below.

A “Major Tenant Trigger Event” commences if Michaels or a replacement tenant (a “Major Tenant”) (i) defaults under its lease; (ii) terminates or gives notice to terminate its lease; (iii) gives notice to vacate or vacates all or any of its leased space; (iv) goes dark or otherwise fails to occupy 10% or more of its leased space; (v) becomes a debtor in any bankruptcy or other insolvency proceeding; or (vi) sublets 25% or more of its leased space, and such sublease is either entered into or is in effect during the last 24 months of the loan term.

A Major Tenant Trigger Event will terminate: (a) with regard to clause (i), upon the related tenant curing such default; (b) with regard to clauses (ii), (iii) and (iv), upon the related tenant having rescinded such notice and/or resumed their customary business operations in at least 90% of its leased space for at least two calendar quarters; (c) with regard to clause (v), upon the related tenant’s lease being affirmed in such proceeding and the related tenant being discharged from bankruptcy or other insolvency proceeding such that no proceedings are ongoing; and (d) with regard to clauses (i), (ii), (iii), (iv), (v) and (vi), when Replacement Tenant Conditions (as defined below) have been met.

“Replacement Tenant Conditions” means (i) the full execution, delivery and commencement of a Replacement Tenant Lease (as defined below) or Replacement Tenant Leases with one or more replacement tenants for at least 75% of the related Major Tenant space; (ii) (a) the terms of such Replacement Tenant Leases have commenced, (b) such Replacement Tenants are paying full, unabated rent in an amount of at least $45.00 PSF on a triple-net basis (provided the triple-net portion of such rent is equal to or greater than the triple-net amount Michaels is paying under the its lease as of the loan closing date) and (c) the NCF debt yield for the 1824 Alton Road Property is at least 7.35% (as determined in the loan documents and as calculated by the lender); and (iii) the 1824 Alton Road Borrower has paid in full any outstanding landlord obligations for tenant improvements, leasing expenses, or otherwise (all as evidenced by a tenant estoppel certificate(s) executed by such replacement tenant(s) and in form and substance acceptable to the lender).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1824 Alton Road Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 8 1824 Alton Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,150,000 60.8% 1.89x 7.8%

A “Replacement Tenant Lease” means a lease for all or a portion of the applicable Major Tenant space for at least five years under terms substantially similar to or more favorable to the 1824 Alton Road Borrower than such terms of the lease which was the subject of the Major Tenant Trigger Event that is being cured (except for any requirement satisfied by the Replacement Tenant Conditions) or otherwise under terms and conditions satisfactory to the lender. In the event the term of the Replacement Tenant Lease expires prior to the date that is one year after the maturity date of the 1824 Alton Road Loan, the Replacement Tenant Conditions will not be deemed satisfied for purposes of the definition of a Major Tenant Trigger Event, and as such, a Major Tenant Trigger Event will again be deemed to have occurred upon the earlier of (x) 12 months prior to the Replacement Tenant Lease expiration date and (y) 12 months prior to the maturity date of the 1824 Alton Road Loan.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the 1824 Alton Road Borrower deposited $47,584 into a tax reserve account. On a monthly basis, the 1824 Alton Road Borrower is required to deposit one-twelfth (1/12) of the estimated annual real estate taxes, which currently equates to $47,584, into a tax reserve account.

Insurance Reserve. At loan origination, the 1824 Alton Road Borrower deposited $22,851 into an insurance reserve account. On a monthly basis, the 1824 Alton Road Borrower is required to deposit one-twelfth (1/12) of the estimated annual insurance premiums, which currently equates to $6,517, into an insurance reserve account.

Replacement Reserve. On a monthly basis, the 1824 Alton Road Borrower is required to deposit $730 (approximately $0.28 PSF per annum) into a replacement reserve account.

TI/LC Reserve. On a monthly basis, the 1824 Alton Road Borrower is required to deposit $1,991 (approximately $0.75 PSF per annum) into a TI/LC reserve account for the first 60 months of the loan term and $2,654 (approximately $1.00 PSF per annum) thereafter.

Economic Reserve. At loan origination, the 1824 Alton Road Borrower deposited $500,000 into an economic reserve account related to future parking income, to be released any time on or after the ninth payment date of the loan, upon receipt of satisfactory evidence that the 1824 Alton Road Property’s trailing 12 months NCF debt yield is at least 7.35%.

Rent Concessions Reserve. At loan origination, the 1824 Alton Road Borrower deposited $236,536 into a rent concessions reserve account.

Starbucks Rent Gap Reserve. At loan origination, the 1824 Alton Road Borrower deposited $48,675 into a gap rent reserve account related to Starbucks.

Environmental Reserve. At loan origination, the 1824 Alton Road Borrower deposited $20,000 into an environmental reserve account to complete groundwater testing.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Certain direct or indirect constituent owners of the 1824 Alton Road Borrower (other than the special purpose entity managing member of the 1824 Alton Road Borrower) may incur debt (the “Mezzanine Financing”) during the 1824 Alton Road Loan term from a mezzanine lender acceptable to the lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the 1824 Alton Road Mezzanine Borrower in the 1824 Alton Road Borrower, provided the following conditions, among others, are met: (i) the aggregate debt service cover ratio is not less than 1.81x; (ii) the aggregate loan-to-value (based on the 1824 Alton Road Loan amount and the Mezzanine Financing) does not exceed 60.8%; (iii) the aggregate debt yield (based on the 1824 Alton Road Loan amount and the Mezzanine Financing) is not less than 7.35%; (iv) the 1824 Alton Road Loan and the Mezzanine Financing are co-terminus; (v) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender; and (vi) the terms and documentation of the Mezzanine Financing are acceptable to the lender.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

MANHATTAN
Financial District
Battery Park City
180 Water
180 Water Street
New York, NY 10038
Hudson River
East River
Battery Park
Wagner Park
Zuccotti Park
Washington Market Park
Gov. Nelson A. Rockefeller Park
Harrison St.
Hudson St.
West Broadway
Church St.
Broadway
Worth St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
West St.
Greenwich St.
Liberty St.
Rector St.
Thames St.
Battery Pl.
Trinity Pl.
Nassau St.
William St.
Fulton St.
Pearl St.
John St.
Maiden Ln.
Water St.
South St.
FDR Drive
Wall St.
Beaver St.
Broad St.
New St.
Old Slip
State St.
Theatre Museum
33 Thomas Street
BMCC Tribeca Performing Arts Center
Borough of Manhattan Community College
HUDSON RIVER GREENWAY
Ted Weiss Federal Bldg.
Tweed Courthouse
NY Public Library
CITY HALL
NYC City Hall
St. Johns University-Manhattan Campus
200 West Street
7 World Trade Ctr.
Woolworth Building
New York Downtown Hospital
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
2 World Trade Ctr.
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
BROOKFIELD PLACE
North Pool
South Pool
Memorial Museum
NATIONAL SEPT. 11 MEMORIAL
WTC TRANSPORTATION HUB
PATH
North Cove Marina
Manhattan Yacht Club
225 Liberty Street
200 Liberty Street
9/11 Tribute Museum
BROADWAY-NASSAU
55 John Street
FULTON ST.
CORTLANDT ST.
CHAMBERS ST.
PARK PLACE
WORLD TRADE CTR.
Federal Reserve Building
28 Liberty Street
Fulton Market
SOUTH STREET SEAPORT
80 Pine Street
Continental Tower
Federal Hall
40 Wall Street
55 Wall Street
60 Wall Street
WALL-WILLIAM ST
120 Wall Street
111 Wall Street
Trinity Church
WALL ST.
NY Stock Exchange
BROAD ST.
RECTOR ST.
20 Exchange Place
10 Hanover Square
77 Water Street
1 Financial Square
60 Broad Street
Ulysses
7 Hanover Square
Double Tree NYC-Financial Dist.
85 Broad Street
2 Broadway
BOWLING GREEN
The Dead Rabbit
2 & 4 New York Plaza
Nyack College NYC Campus
The Whitehall Building
The Skyscraper Museum
Museum of Jewish Heritage
Natl. Museum of the American Indian
WHITEHALL ST.-SOUTH FERRY
17 State Street
1 New York Plaza
Downtown Manhattan Heliport
Castle Clinton Natl. Monument
Statue of Liberty Vista Point
SeaGlass Carousel
SOUTH FERRY TERMINAL
Maritime Battery Building
Whitehall Terminal (Staten Island Ferry)
BROOKLYN-BATTERY TUNNEL
9A
478
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenwich Village
Greenpoint
Williamsburg
Hoboken
Hudson River
NEW JERSEY
SoHo
Little Italy
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
East River

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Nathan Berman
Borrower:	180 Water LLC
Original Balance(2):	$25,000,000
Cut-off Date Balance(2):	$25,000,000
% by Initial IPB:	3.2%
Interest Rate:	3.410377%
Payment Date:	6th of each month
First Payment Date:	December 6, 2019
Maturity Date:	November 6, 2024
Amortization:	Interest Only
Additional Debt(2)(3):	$112,500,000 Pari Passu debt; $127,500,000 Subordinate debt; $100,000,000 Mezzanine debt
Call Protection(4):	LO(25);DEF(32);O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$2,830,078	$739,930
Insurance:	$100,505	Springing
Replacement:	$0	$11,936
TI/LC:	$333,406	Springing
Conversion:	$1,808,900	$0
Shortfall(6):	$1,400,000	$0
Prepaid Rent(5):	$891,146	$0

Financial Information(2)
	Senior Notes	Whole Loan	Total Debt
Cut-off Date Balance / Unit:	$239,965	$462,478	$636,998
Balloon Balance / Unit:	$239,965	$462,478	$636,998
Cut-off Date LTV:	30.5%	58.7%	80.8%
Balloon LTV:	30.5%	58.7%	80.8%
Underwritten NOI DSCR:	3.17x	1.64x	0.86x
Underwritten NCF DSCR:	3.15x	1.63x	0.85x
Underwritten NOI Debt Yield:	11.0%	5.7%	4.1%
Underwritten NCF Debt Yield:	10.9%	5.6%	4.1%
(1)	The 180 Water Loan (as defined below) was originated by DBR Investments Co. Limited (“DBRI”). Note A-3 will be acquired by CCRE from Deutsche Bank AG, New York Branch, an affiliate of DBRI, on or before the closing date of the CF 2019-CF3 securitization.

(2)	The 180 Water Loan consists of the non-controlling Note A-3 and is part of the 180 Water Whole Loan (as defined below), which is evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million. The 180 Water Total Debt (as defined below) consists of the 180 Water Whole Loan and the 180 Water Mezzanine Loan (as defined below), with an aggregate principal balance of $365.0 million. For additional information, see “The Loan” below.

(3)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” below.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily – High Rise
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1971 / 2017
Net Rentable Area (Units):	573
Property Management:	Metro Loft Management, LLC
Underwritten NOI(7):	$15,073,087
Underwritten NCF:	$14,955,732
Appraised Value(8):	$451,500,000
Appraisal Date:	September 18, 2019

Historical NOI
Most Recent NOI(7):	$13,118,762 (as of T-12 June 30, 2019)
2018 NOI:	$11,665,024 (December 31, 2018)
2017 NOI(9):	NAP
2016 NOI(9):	NAP

Historical Occupancy
Most Recent Occupancy:	97.0% (October 17, 2019)
2018 Occupancy:	96.0% (December 31, 2018)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2019. The 180 Water Borrower (as defined below) has the option to defease the full $265.0 million 180 Water Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 25 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

(5)	For a full description of escrows and reserves, see “Initial Reserves and Ongoing Reserves” below. The shortfall reserve includes $200,000 which was deposited by the 180 Water Borrower on November 6, 2019. The prepaid rent reserve represents the $891,146 deposit made by the 180 Water Borrower on November 6, 2019.

(6)	At loan origination, the 180 Water Borrower deposited $1.2 million into a shortfall reserve with an additional $200,000 deposited on November 6, 2019. The shortfall reserve will be available to cover cash flow shortfalls in debt service on the 180 Water Total Debt, reserves and operating expenses until the debt service coverage ratio for the 180 Water Total Debt is equal to 1.15x and the 180 Water Whole Loan debt service coverage ratio is equal to 2.21x. See “Initial Reserves and Ongoing Reserves” below. The 180 Water Borrower’s current business plans are to (i) lease-up the 180 Water Property’s (as defined below) retail component and (ii) complete the conversion of additional mezzanine space between the grade level and the second floor into seven additional residential units. See “The Property” below.

(7)	The increase in NOI from T-12 June 30, 2019 to Underwritten is a result of the lease up and stabilization of the residential component and the signing of two retail leases.

(8)	Reflects the as is appraised value. The appraisal also concluded to (i) an “Alternate As-Is” appraised value of $453.5 million and (ii) a “Prospective As Complete” appraised value of $458.5 million. The “Alternate As-Is” value is based on the assumption that the remaining planned capital expenditures for the mezzanine unit additions are fully funded and reserved by the lender and that these reserved funds would pass with title to any purchaser of the 180 Water Property. The “Prospective As Complete” appraised value assumes the completion of the construction of seven additional residential units to be located on the mezzanine floor of the 180 Water Property as described below. At loan origination, the 180 Water Borrower reserved approximately $1.8 million for the conversion and completion of the additional units on the mezzanine floor.

(9)	2016 and 2017 NOI are not available because the 180 Water Property was under renovation during this period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

The Loan. The 180 Water mortgage loan (the “180 Water Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million (the “180 Water Whole Loan”), secured by the 180 Water Borrower’s fee simple interest in a 573-unit, Class A, high-rise multifamily property with ground floor retail, located in the Financial District of New York, New York (the “180 Water Property”). The 180 Water Whole Loan consists of (i) a senior loan, comprised of five pari passu notes with an aggregate principal balance as of the Cut-off Date of $137.5 million (the “180 Water Senior Notes”), one of which (Note A-3 with an outstanding principal balance as of the Cut-off Date of $25.0 million) is being contributed to the CF 2019-CF3 securitization and constitutes the 180 Water Loan, and the remainder of which have been or are expected to be contributed to one or more future securitizations and (ii) a subordinate loan, comprised of one note with an outstanding principal balance as of the Cut-off Date of $127.5 million (the “180 Water Subordinate Companion Loan”), each as described below. Additionally, there is a mezzanine loan in place, with an aggregate original principal balance of $100,000,000 (the “180 Water Mezzanine Loan” and, together with the 180 Water Whole Loan, the “180 Water Total Debt”). The relationship between the holders of the 180 Water Senior Notes and 180 Water Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The 180 Water Whole Loan has a five-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-3	$25,000,000	$25,000,000	CF 2019-CF3	No
Note A-1	50,000,000	50,000,000	Benchmark 2019-B14	No(1)
Note A-2	40,000,000	40,000,000	DBRI	No
Note A-4	15,000,000	15,000,000	DBRI	No
Note A-5	7,500,000	7,500,000	DBRI	No
Senior Notes	$137,500,000	$137,500,000
Note B	127,500,000	127,500,000	DBRI	Yes(1)
Whole Loan	$265,000,000	$265,000,000
Mezzanine	$100,000,000	$100,000,000
Total	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B, so long as no control appraisal period with respect to the 180 Water Whole Loan has occurred and is continuing. Otherwise, the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan”.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$265,000,000	68.4%	Loan Payoff	$378,415,399	97.7%
Mezzanine Loan	100,000,000	25.8	Closing Costs	2,746,128	0.7
Sponsor Equity	22,434,416	5.8	Upfront Reserves	6,272,889	1.6
Total Sources	$387,434,416	100.0%	Total Uses	$387,434,416	100.0%

The Borrower / Borrower Sponsor. The borrowing entity for the 180 Water Whole Loan is 180 Water LLC (the “180 Water Borrower”), a Delaware limited liability company and special purpose entity.

The borrower sponsor and non-recourse carveout guarantor is Nathan Berman (the “180 Water Borrower Sponsor”). Nathan Berman is the founder and owner of Metro Loft Management, LLC (“Metro Loft”), a vertically integrated real estate development and management company. Based in New York, Metro Loft focuses on luxury rental and developmental properties in Lower Manhattan and is the largest residential manager in downtown Manhattan. Family owned and operated, Metro Loft privately develops, manages and leases its properties exclusively. Nathan Berman is a developer who has renovated and constructed 14 other former office buildings into residential apartments and condos, including landmarks such as 20 Exchange Place, 63 Wall Street, 116 John Street, 17 John Street, 84 William Street, 135 William Street, 71 Leonard Street, 47 Ann Street and 443 Greenwich Street.

The Property. The 180 Water Property is a Class A, 573-unit multifamily property located in the Financial District of Manhattan, New York. The 180 Water Property was constructed in 1971 as an office building and was converted into a high-rise multifamily building with ground floor retail, following a gut renovation that was completed in 2017.

Each residential unit features high-end finishes, 8 to 11-foot ceiling heights and an in-unit washer/dryer. The 180 Water Property features 17,184 square feet of amenity space. The amenity space includes a rooftop pool, landscaped and furnished rooftop terrace, fitness facility, personal storage and bike storage units, 24-hour doorman, on-site valet and on-site concierge (dry cleaning, maid service, laundry and pet care, among others).

As of October 17, 2019, the 180 Water Property residential space was 97.0% occupied with a weighted average rent of $4,283 per unit. The 180 Water Property has 13,773 square feet of ground floor retail space occupied by two tenants, Dunkin Donuts and Citibank. In July 2018, Dunkin Donuts signed a 10-year lease for 750 square feet on the ground floor plus an additional 200 square feet of mezzanine space, and Citibank (rated Aa3/A+/A+ by Moody’s/Fitch/S&P) recently executed a 10-year lease for 3,496 square feet on the ground floor. In addition, there is an outstanding letter of intent for Neapolitan Express to occupy approximately 650 square feet at $211 PSF on a ten-year lease; however, there is no assurance that a lease will be executed with that tenant on those terms or at all.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

The 180 Water Borrower’s current business plan is to lease-up the 180 Water Property’s retail component, which is 30.8% occupied as of June 30, 2019, although the 180 Water Borrower is under no obligation to pursue the plan. The 180 Water Borrower also plans and is required under the 180 Water Whole Loan documents, to complete the conversion of certain mezzanine space between the grade level and the second floor into seven additional residential units. The lease-up of the retail component and the construction and lease-up of the additional mezzanine units are estimated to add approximately $1.1 million and $400,000, respectively, to net cash flow. There can be no assurance as to whether or when the seven additional residential units will be constructed, or whether such residential units or the vacant retail units will be leased, or what the rate or income will be on any such unit. At loan origination, the 180 Water Borrower deposited approximately $1.8 million into a conversion holdback reserve for the completion of the seven residential units and $333,406 into a rollover reserve for future tenant improvements and leasing commissions.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy(2)	Average Unit Size (SF)(2)	Average Rent per Unit(3)	Average Rent PSF/Year(3)
Studio	256	44.7%	96.9%	455	$3,165	$83.64
1BR/1BA	166	29.0	99.4%	623	$4,251	$81.78
1BR/2BA	50	8.7	98.0%	882	$5,445	$74.18
2BR/2BA	53	9.2	98.1%	878	$5,641	$77.32
3BR/3BA	48	8.4	87.5%	1,258	$7,965	$76.04
Total / Wtd. Avg.	573	100.0%	97.0%	648	$4,283	$80.03
(1)	Based on the underwritten rent roll dated October 17, 2019.

(2)	Occupancy and Average Unit Size (SF) represent a weighted average of the various unit type layouts.

(3)	Average Rent per Unit and Average Rent PSF/Year are based on occupied units.

Commercial Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Citibank	Aa3 / A+ / A+	3,496	25.4%	$225.00	82.2%	4/30/2029
Dunkin Donuts	NR / NR / NR	750	5.4	$226.67	17.8	8/31/2029
Total Occupied		4,246	30.8%	$225.29	100.0%
Vacant		9,527	69.2
Total		13,773	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2019.

(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

Environmental Matters.  The Phase I environmental report dated September 30, 2019 recommended no further action at the 180 Water Property.

The Market. The 180 Water Property is located at the southwest corner of John Street and Water Street in the Financial District of downtown Manhattan. The 180 Water Property is located four blocks from the Fulton Transit Center, two blocks from the FDR, four blocks from the Brooklyn Bridge and is serviced by 12 different NYC subway lines, the PATH trains and numerous bus and ferry lines. According to the appraisal, the 180 Water Property is located in the Financial District residential submarket. As of the second quarter of 2019, the Financial District residential inventory consisted of 26,101 units with a 2.0% vacancy rate and average rent of $4,238 per unit. According to the appraisal, the 2019 estimated population within the 10038 zip code is 21,826 and the 2019 estimated average household income within the zip code is $154,459.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

The appraisal identified five comparable multifamily properties proximate to the 180 Water Property. The 180 Water Property comparables range from 475 to 650 units with an average of 542 units. Residential lease comparables are presented in the table below.

Residential Lease Comparables(1)
No.	Property Location	Distance from 180 Water Property(miles)	Year Built/Renovated	Number of Stories	Occupancy	No. Units	Unit Type	Lease Areas (SF)	Base Rent	Base Rent PSF
1	95 Wall Street	0.10 mile(s)	1970/2008	22	97.0%	507	0BR	454	$3,178	$84.00
							1BR	678	$4,035	$71.42
							2BR	1079	$6,000	$66.73

2	2 Gold Street	0.11 mile(s)	2005	51	99.0%	650	0BR	446	$3,090	$83.14
							1BR	680	$3,700	$65.29
							2BR	880	$5,740	$78.27

3	10 Hanover Square	0.11 mile(s)	1971/2005	28	98.6%	500	0BR	545	$3,277	$72.15
							1BR	781	$5,194	$79.81
							2BR	1,161	$6,292	$65.03

4	63 Wall Street(2)	0.10 mile(s)	1928/2003	37	96.8%	475	0BR	N/A	$3,150	N/A
							1BR	N/A	$3,870	N/A
							2BR	N/A	$5,435	N/A
							3BR	991	$6,405	$77.56

5	200 Water Street	0.00 mile(s)	1971/2009	32	98.6%	576	0BR	548	$3,300	$72.26
							0BR	632	$3,525	$66.93
							1BR	650	$4,000	$73.85
							1BR	722	$4,350	$72.30
							2BR	980	$6,050	$74.08
(1)	Source: Appraisal.

(2)	63 Wall Street is owned by the 180 Water Borrower Sponsor.

Cash Flow Analysis.

Cash Flow Analysis
	2018	T-12 6/30/2019(1)	UW	UW Per Unit
Residential Income
Gross Potential Rent	$ 27,773,850	$ 29,050,974	$29,637,638	$51,723.63
Vacancy	(433,534)	(1,076,071)	(1,063,154)	(1,855.42)
Concessions	(1,744,444)	(916,613)	(418,728)	(730.76)
Net Residential Income	$ 25,595,872	$ 27,058,291	$28,155,756	$49,137.45
Commercial Income(2)
Commercial Income	2,594,772	1,729,848	2,273,325	165.06
Vacancy	(2,465,454)	(1,729,848)	(1,316,725)	(95.60)
Net Commercial Income	$129,318	$0	$956,600	$69.45
Other Income(3)	921,404	915,779	915,779	1,598.22
Effective Gross Income	$26,646,594	$27,974,070	$30,028,135	$52,405.12
Total Operating Expenses	14,981,570	14,855,308	14,955,048	26,099.56
Net Operating Income(4)	$11,665,024	$13,118,762	$15,073,087	$26,305.56
Capital Expenditures	0	0	117,355	204.81
Net Cash Flow	$11,665,024	$13,118,762	$14,955,732	$26,100.75
(1)	T-12 6/30/2019 column represents the trailing 12-month period ending on June 30, 2019.

(2)	Commercial Income related line items are based on the total commercial square footage of 13,773. All other line items are based on the 573 residential units.

(3)	Other Income includes surrender income, storage income, pool rental income, late fees, residential electric income, escalation and miscellaneous income.

(4)	The increase in Net Operating Income from T-12 6/30/2019 to Underwritten is a result of the lease-up and stabilization of the residential component and signing of two retail leases.

Property Management. The 180 Water Property is managed by Metro Loft Management, LLC, an affiliate of the 180 Water Borrower Sponsor.

Lockbox / Cash Management. The 180 Water Whole Loan is structured with a hard lockbox and in place cash management. The related 180 Water Borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

by the 180 Water Borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service (mortgage and mezzanine), the funding of required reserves and budgeted and approved extraordinary monthly operating expenses. Provided that no Trigger Period (as defined below) is continuing, excess cash in the cash management account will be disbursed to the 180 Water Borrower in accordance with the 180 Water Whole Loan documents. If a Trigger Period is continuing, excess cash in the cash management account will be transferred to an account held by the lender as additional collateral for the 180 Water Whole Loan. As of the origination date of the 180 Water Whole Loan, a Trigger Period existed as a result of a Low DSCR Period (as defined below) with respect to the 180 Water Total Debt and the 180 Water Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default; (ii) a Low DSCR Period; or (iii) a default under the Mezzanine Loan.

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio has satisfied the conditions as defined below or (c) with respect to clause (iii) above, upon the receipt by the lender of a notice from the mezzanine lender that such event of default has been cured.

A “Low DSCR Period” will commence when (i) the aggregate debt service coverage ratio of the 180 Water Total Debt (or any replacement thereof described below) is less than 1.15x or (ii) the debt service coverage ratio of the 180 Water Whole Loan is less than 2.21x and will end if, (a) with respect to a Low DSCR Period continuing pursuant to clause (i), the 180 Water Property achieves an aggregate debt service coverage ratio for the 180 Water Total Debt of at least 1.15x for two consecutive calendar quarters and (b) with respect to a Low DSCR Period continuing pursuant to clause (ii), the 180 Water Property has achieved a debt service coverage ratio for the 180 Water Whole Loan of at least 2.21x for two consecutive calendar quarters. As of the origination date of the 180 Water Whole Loan, a Low DSCR Period existed with respect to the Total Debt and the 180 Water Whole Loan.

Initial Reserves and Ongoing Reserves.

Tax Reserve. At loan origination, the 180 Water Borrower deposited $2,830,078 into a real estate tax reserve account. The 180 Water Borrower is required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes, initially estimated to be $739,930.

Insurance Reserve. At loan origination, the 180 Water Borrower deposited $100,505 into an insurance reserve account. The 180 Water Borrower is required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual insurance premiums, initially estimated to be $82,813, except that deposits will not be required with respect to the premiums for all risk insurance during any period when the 180 Water Borrower maintains coverage under a blanket insurance policy.

Replacement Reserve. The 180 Water Borrower is required to deposit into a replacement reserve, on a monthly basis, $20.83 per residential unit, initially estimated to be $11,936.

TI/LC Reserve. At loan origination, the 180 Water Borrower deposited $333,406 into a TI/LC reserve account. The TI/LC reserve is springing upon (i) any lease modification; (ii) any settlement of claims against third parties; (iii) any lease termination payments or (iv) any sum from any tenant related to an assignment or sublet.

Shortfall Reserve. At loan origination, the 180 Water Borrower deposited $1,200,000 into an operating shortfall reserve account. Additionally, on November 6, 2019, the 180 Water Borrower deposited $200,000 in the operating shortfall reserve account. The shortfall reserve will be available to cover cash flow shortfalls in debt service on the 180 Water Total Debt, reserves and operating expenses. If the lender determines that the balance of the shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the 180 Water Borrower , and the 180 Water Borrower will be required to deposit additional funds into the shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period. If the debt service coverage ratio of the 180 Water Total Debt is equal to or greater than 1.15x and the debt service coverage ratio for the 180 Water Whole Loan is equal to or greater than 2.21x as of the end of any calendar quarter, any remaining balance in the shortfall reserve will be returned to the 180 Water Borrower.

Prepaid Rent Reserve. On November 6, 2019, the 180 Water Borrower deposited $891,146 into a prepaid rent reserve account. The 180 Water Borrower is permitted to collect residential rents more than one month (but not more than twelve months) in advance, provided that, within three business days following the 180 Water Borrower’s receipt of any such rents, the 180 Water Borrower deposits such prepaid rents into the prepaid rent reserve. On each monthly payment date, one-twelfth (1/12) of the prepaid rent reserve will be included in the cash flow applied on such monthly payment date pursuant to the cash management provisions described under “Lockbox / Cash Management” above.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 9 180 Water	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 30.5% 3.15x 11.0%

Conversion Reserve. At loan origination, the 180 Water Borrower deposited $1,808,900 into a conversion reserve account. Funds in the conversion reserve will be made available to the 180 Water Borrower to cover the costs of converting the mezzanine space of the 180 Water Property into seven additional residential units as described above. The 180 Water Borrower is required to substantially complete such conversion not later than October 18, 2020 (subject to certain force majeure events).

Partial Release. None.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan (the “Mezzanine Loan”) was funded to the owners of the 180 Water Borrower concurrently with the funding of the 180 Water Whole Loan. The Mezzanine Loan has an original principal balance of $100.0 million, accrues interest at a per annum rate of 8.3000% and is interest-only for its entire term, provided that if the debt yield for the 180 Water Total Debt increases to 6.50%, then the interest rate will be reduced to a per annum rate of 7.8000%. The Mezzanine Loan is expected to be sold to an unaffiliated third party of the originator of the 180 Water Whole Loan. In addition, as described above, the 180 Water Subordinate Companion Note is a part of the 180 Water Whole Loan. The 180 Water Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $127.5 million and accrues interest at a fixed rate of 3.410377% per annum. The 180 Water Subordinate Companion Note has a 60-month term and is interest-only for the full term of the loan. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The 180 Water Borrower has a one-time right to replace the Mezzanine Loan in whole (but not in part) with a replacement mezzanine loan, provided, among other things, (i) the principal amount of the replacement mezzanine loan is no greater than the lesser of (x) the outstanding principal balance of the Mezzanine Loan at such time and (y) $100.0 million, (ii) the new lender executes an intercreditor agreement that is substantially the same as the intercreditor agreement for the Mezzanine Loan, (iii) immediately after the closing of the replacement mezzanine loan, (x) the debt service coverage ratio for the180 Water Total Debt would be no less than the greater of (a) 0.85x and (b) the debt service coverage ratio for the180 Water Total Debt immediately prior to the closing of the replacement mezzanine loan, and (y) the debt yield for the 180 Water Total Debt would be no less than the greater of (a) 4.1% and (b) the debt yield for the 180 Water Total Debt immediately prior to the closing of the replacement mezzanine loan.

Zoning Lot Merger. The 180 Water Borrower has the right to consummate a zoning lot merger of the 180 Water Property with the adjacent property known as 160 Water Street in order to permit the owner of 160 Water Street to use a substantial portion of the unused residential density of the 180 Water Property, provided that the 180 Water Borrower Sponsor has a material economic interest in the owner of 160 Water Street and is actively involved with such owner in the conversion of the 160 Water Street building from office use to residential and/or hotel use. This right is subject to satisfaction of certain conditions set forth in the 180 Water Whole Loan documents, including the execution of certain development right agreements to be approved or pre-approved by the lender; the receipt by the lender of a REMIC opinion; and the satisfaction of other REMIC requirements. It is anticipated that, prior to the initial issuance of the Benchmark 2019-B14 certificates, the 180 Water Whole Loan documents will be amended to pre-approve the form of development rights agreements.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Floor	Tenants
26	Josephson 11,371 SF Exp. 12/2032
25	Josephson 11,371 SF Exp. 12/2032
24	Cohen and Company LLC 11,166 SF Exp. 2/2029; Weld North LLC 4,988 SF Exp. 10/2023; Beloveflne Ltd. 5,423 SF Exp. 3/2028
23	Vacant 11,923 SF; Vacant 9,306 SF
22	The Julliard School 5,769 SF Exp. 3/2025; The Julliard School 2220 5,766 SF Exp. 3/2025; 683 Capital Management 3,574 SF Exp. 11/2021; Harvard Business School 4,866 SF Exp. 2/2024; Lagoda Investment 3,091 SF Exp. 9/2020
21	TenCore Partners 5,874 SF Exp. 2/2024; Novo Ventures, LLC 3,649 SF Exp. 1/2029; Cafe Infrastructure Inv 3,057 SF Exp. 7/2023; Bonvello Group LLC 6,768 SF Exp. 7/2024; Modiant Communications 4,865 SF Exp. 11/2021
20	Versace USA, LLC 21,342 SF Exp. 7/2025
19	Young & Rubicam, Inc. 21,315 SF Exp. 8/2033
18	Young & Rubicam, Inc. 34,177 SF Exp. 8/2033
17	Column Park Asset Mgt 3,240 SF Exp. 12/2020; Geneva Energy Markets 4,680 SF Exp. 5/2021; Aralez Pharmaceuticals 4,081 SF Exp. 10/2020; Tokai Tokyo Securities 2,964 SF Exp. 8/2022; PS Broadway Holdings 4,465 SF Exp. 8/2020; XBTOPPS Expansion 4,100 SF Exp. 6/2023; Bt2 Finance 5,933 SF Exp. 5/2025; XBTOPPS LLC 4,896 SF Exp. 12/2022
16	Emerge 212 3CC LLC 23,917 SF Exp. 11/2027; Laura & John Arnold 9,705 SF Exp. 7/2025
15	Emerge 212 3CC LLC 33,442 SF Exp. 11/2027
14	Northern Pacific Growth Inv. 4,467 SF Exp. 12/2021; KG Funds Management LLC 3,766 SF Exp. 6/2020; Clayton Family Office 1,719 SF Exp. 11/2021; Dr. Joshua Levine, MD PC 2,130 SF Exp. 2/2023; Building Office 2,631 SF; Trustees of Columbia 14,162 SF Exp. 9/2025; KIFO USA 6,190 SF Exp. 7/2029
12	Jazz at Lincoln Center, Inc. 30,953 SF Exp. 4/2020; TFO USA 4,052 SF Exp. 6/2023
11	Young & Rubicam, Inc. 34,634 SF Exp. 8/2033
10	Young & Rubicam, Inc. 34,634 SF Exp. 8/2033
9	Young & Rubicam, Inc. 34,634 SF Exp. 8/2033
8	Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
7	Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
6	Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
5	Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
4	Young & Rubicam, Inc. 34,634 SF Exp. 7/2033
3	Young & Rubicam, Inc. 41,202 SF Exp. 7/2033
2	CVS Caremark Pharmacy 13,143 SF Exp. 7/2028; Nordstrom 15,568 SF Exp. 10/2039
Ground	Nordstrom 12,552 SF Exp. 10/2039; CVS Caremark Pharmacy 6,339 SF Exp. 7/2028; Chase Bank 5,551 SF Exp. 8/2031
Basement	Nordstrom 18,883 SF Exp. 10/2039; CVS Caremark Pharmacy 1,677 SF Exp. 7/2028; Building Storage 3,021 SF; Young & Rubicam, Inc. Storage 1,300 SF Exp. 8/2033; Young & Rubicam, Inc. Storage 170 SF Exp. 8/2033

Vacant | Building | 2019 – 2021 | 2022 – 2023 | 2024 – 2025 | 2026+

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Upper West Side
Upper East Side
CENTRAL PARK
MANHATTAN
The Lake
Strawberry Fields
Bethesda Fountain
Sheep Meadow
The Mall
East Green
The Frick Collection
Hunter College
Temple Emanu-El
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
Hallet Nature Sanctuary
The Pond
Central Park South
Central Park West
Amsterdam Ave.
Columbus Ave.
Broadway
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. School of Law
Fordham Univ. Lincoln Center Campus
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Time Warner Ctr./ Shops at Columbus Ctr.
COLUMBUS CIRCLE
Museum of Arts & Design
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
W. 72nd St.
E. 72nd St.
W. 57th St.
E. 57th St.
W. 42nd St.
E. 42nd St.
CBS
Alvin Ailey American Dance Theater
West Side
East Side
3 Columbus Circle
1775 Broadway
New York, NY 10019
Carnegie Hall
CitiSpire Center
The Ritz-Carlton New York
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Barneys New York
Fuller Building
Bergdorf Goodman, Louis Vuitton
The Peninsula New York
Museum of Modern Art
Lever House
399 Park
Midtown
The Paley Center for Media
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
Citigroup Center
UBS
AXA Center
75 Rockefeller Plaza
345 Park
Gershwin Theatre
Paramount Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha
One Worldwide Plaza
Barclays
Exxon Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
McGraw-Hill
GE Building
Rockefeller Plaza
Tower 49
Morgan Stanley Global HQ
News Corp. Building
JPMorgan Chase Tower
Theatre District
245 Park Avenue
Marquis Theatre
Imperial Theatre
Shubert Theatre
Lyceum Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
Minskoff Theatre
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Grand Central Terminal (Metro North)
Chrysler Building
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
HSBC Bank Tower
QUEENS
Astoria
Long Island City
North Bergen
West New York
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Chelsea
Greenwich Village
Greenpoint
Williamsburg
SoHo
Little Italy
Tribeca
Chinatown
BROOKLYN
Brooklyn Heights
Park Slope

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Joseph Moinian
Borrowers:	3 Columbus Circle LLC; 3 Columbus Circle LLC - Series A; 3 Columbus Circle LLC - Series B
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	3.2%
Interest Rate:	3.9140%
Payment Date:	11th of each month
First Payment Date:	April 11, 2019
Maturity Date:	March 11, 2029
Amortization:	Interest Only
Additional Debt(2)(3):	$465,000,000 Pari Passu Debt $105,000,000 B-Notes
Call Protection(4):	LO(33); DEF(82); O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC:	$1,820,891	NAP
Free Rent:	$847,794	NAP
Young & Rubicam:	$0	Springing

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$650	$789
Balloon Balance / Sq. Ft.:	$650	$789
Cut-off Date LTV:	45.4%	55.1%
Balloon LTV:	45.4%	55.1%
Underwritten NOI DSCR:	3.11x	2.56x
Underwritten NCF DSCR:	2.91x	2.40x
Underwritten NOI Debt Yield:	12.3%	10.2%
Underwritten NCF Debt Yield:	11.5%	9.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2010-2013
Total Sq. Ft.:	753,713
Property Management:	Columbus Property Management LLC
Underwritten NOI(6):	$60,497,452
Underwritten NCF:	$56,594,080
Appraised Value:	$1,080,000,000
Appraisal Date:	January 1, 2019

Historical NOI
Most Recent NOI(6):	$40,091,035 (December 31, 2018)
2017 NOI:	$34,698,749 (December 31, 2017)
2016 NOI:	$35,192,550 (December 31, 2016)
2015 NOI:	$29,622,920 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.2% (January 1, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	91.9% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)
(1)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. Note A-1-4-A will be acquired by CCRE on or before the closing date of the CF 2019-CF3 securitization.

(2)	The 3 Columbus Circle Loan (as defined below) consists of the non-controlling Note A-1-4-A and is part of the 3 Columbus Circle Whole Loan, which is evidenced by 16 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million. For additional information, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The lockout period will be at least 33 payments beginning with and including the first payment date of April 11, 2019. The 3 Columbus Circle Borrowers (as defined below) have the option to defease the full $595.0 million 3 Columbus Circle Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 11, 2022. The assumed lockout period of 33 payment dates is based on the expected closing date of the CF 2019-CF3 securitization in December 2019. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” below.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam, Inc. on floors 3 through 8, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and average rent for investment grade tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

The Loan. The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a whole loan (the “3 Columbus Circle Whole Loan”) consisting of 16 pari passu senior notes with an aggregate original principal balance of $490.0 million (the “3 Columbus Circle Senior Notes”) and two subordinate notes with an aggregate original principal balance of $105.0 million (the “3 Columbus Circle Subordinate Notes”). The 3 Columbus Circle Whole Loan, which is evidenced by 21 condominium units in a 26-story, approximately 753,713 sq. ft. Class A office building located on Broadway between West 57th and 58th Streets in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan, which is evidenced by Note A-1-4-A, has an original principal balance as of the cut-of date of $25,000,000.

The relationship between the holders of the 3 Columbus Circle Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu -AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-4-A	$25,000,000	$25,000,000	CF 2019-CF3	No
A-1-1, A-2-1	75,000,000	75,000,000	Benchmark 2019-B10	No(1)
A-1-2-A	50,000,000	50,000,000	JPMCC 2019-COR5	No
A-1-2-B, A-1-7	50,000,000	50,000,000	Benchmark 2019-B12	No
A-1-3, A-2-4	100,000,000	100,000,000	Benchmark 2019-B11	No
A-1-4-B, A-1-8	37,500,000	37,500,000	Benchmark 2019-B13	No
A-1-5	50,000,000	50,000,000	CSAIL 2019-C16	No
A-1-6	30,000,000	30,000,000	NREC	No
A-2-2, A-2-3	50,000,000	50,000,000	CF 2019-CF1	No
A-2-5-A	12,500,000	12,500,000	MSC 2019-H7	No
A-2-5-B	10,000,000	10,000,000	MSC 2019-H6	No
Senior Notes	$490,000,000	$490,000,000
B-1	51,450,000	51,450,000	Benchmark 2019-B10	Yes(1)
B-2	53,550,000	53,550,000	Benchmark 2019-B10	No
3 Columbus Circle Whole Loan	$595,000,000	$595,000,000
(1)	The initial controlling note is Note B-1, so long as no 3 Columbus Circle Whole Loan control appraisal period has occurred and is continuing. If and for so long as a 3 Columbus Circle Whole Loan control termination event has occurred and is continuing, then the control note will be Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans— The 3 Columbus Circle Pari Passu-AB Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the Benchmark 2019-B10 pooling and servicing agreement.

The 3 Columbus Circle Whole Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.9140% per annum. The 3 Columbus Circle Whole Loan was primarily used to repay the existing loan, purchase Young & Rubicam’s condominium interest, pay closing costs, fund upfront reserves and return approximately $13,763,711 to the 3 Columbus Tower Borrower Sponsor. . Based on the Cut-off date “as-is” Appraised Value of $1.08 billion as of January 1, 2019, the Cut-off Date LTV is 45.4% for the 3 Columbus Circle Senior Notes. The most recent prior financing of the 3 Columbus Circle Property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$595,000,000	97.7%	Refinance Existing Debt(1)	$371,671,992	61.1%
Sponsor Equity:	$13,763,711	2.3	Young & Rubicam Condo Purchase(2)	215,600,000	35.4
			Closing Costs	18,823,034	3.1
			Upfront Reserves	2,668,685	0.4
Total Sources	$608,763,711	100.0%	Total Uses	$608,763,711	100.0%
(1)	Includes approximately $21.7 million in defeasance costs.

(2)	In conjunction with the loan closing, Moinian (as defined below) purchased floors 3 through 8 from Young & Rubicam (as defined below) and leased those floors back to Young and Rubicam. For additional information, see “The Property” herein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

The Borrowers / Borrower Sponsor.  The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each part of a “series” of 3 Columbus Circle LLC formed under the laws of Delaware) and 3 Columbus Circle LLC, a Delaware limited liability company (collectively, the “3 Columbus Circle Borrowers”). Each of the 3 Columbus Circle Borrowers is a single purpose entity structured to be a bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the 3 Columbus Circle Whole Loan is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Moinian owns commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condominium apartments and rental apartments. Moinian controls the ownership of New York City properties including the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a total portfolio of more than 20.0 million sq. ft. Two of the 3 Columbus Circle Borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each as a series of 3 Columbus Circle LLC own the 3 Columbus Circle Property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

The Property. The 3 Columbus Circle Property is a Class A, 26-story, 753,713 sq. ft. office building with ground floor retail located in Midtown Manhattan, New York City. The 3 Columbus Circle Property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and much of Manhattan. The 3 Columbus Circle Property is subject to a condominium regime consisting of 21 condominium units, each of which is  owned by the 3 Columbus Circle Borrowers and is collateral for the 3 Columbus Circle Whole Loan. The 3 Columbus Circle Property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam” or “Y&R”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P) and approximately 72.0% of net rentable area is leased to investment grade tenants, including Nordstrom, CVS Caremark Pharmacy, Chase Bank, Versace USA, Inc. and AT&T Corp. among others.

The 3 Columbus Circle Property’s bottom three floors were originally constructed in 1927 and underwent a 22-story expansion by Shreve, Lamb and Harmon, the architectural firm behind the Empire State Building. From 2010 to 2013, the 3 Columbus Circle Property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade that encompasses the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the 3 Columbus Circle Property’s existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle Property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle Property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the 3 Columbus Circle Property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 3 Columbus Circle Property’s ten largest tenants occupy approximately 610,518 sq. ft. (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 12.5 years.

Moinian acquired the 3 Columbus Circle Property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green Realty Corp. and together, the companies began an extensive multi-year redevelopment plan to reposition the building as Class A asset. In 2012, while the redevelopment was underway, Moinian and SL Green Realty Corp. sold a 214,372 sq. ft. condominium interest which covers floors three to eight (the “Y&R Space”) to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the 3 Columbus Circle Property was leased up to 97.2% as of January 1, 2019.  In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle Property, and in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest, for approximately $215.6 million (the 3 Columbus Circle Borrowers own 100% of the 3 Columbus Circle Property). In conjunction with repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed for the Y&R Space with an initial base rent set at $76.00 PSF and a lease expiration coterminous with Young & Rubicam’s existing lease for floors 9, 10, 11, 18 and 19 in August 2033.

The 3 Columbus Circle Property is located in the Midtown West Side office submarket, proximate to other prominent buildings on Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom women’s store opened in October 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle Property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The 3 Columbus Circle Property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle Property is accessible by public transportation via three subway lines within one block.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Major Tenants.

Young & Rubicam (375,236 sq. ft.; 49.8% of NRA; 39.9% of U/W Base Rent) Young & Rubicam, a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Y&R’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle Property, Y&R has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in revenue. Y&R has occupied the 3 Columbus Circle Property since 2012 and currently occupies 11 floors through August 2033 with two ten-year renewal options.

Emerge 212 3Cc LLC (57,359 sq. ft.; 7.6% of NRA; 4.7% of U/W Base Rent) Emerge 212 3Cc LLC (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. The company provides fully-furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a large commercial landlord in New York City. As of 2017, SL Green Realty Corp. reported approximately $1.5 billion in total revenue and approximately $14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through February 2028 and licenses its space as shared workspace.

Nordstrom (46,991 sq. ft.; 6.2% of NRA; 19.6% of U/W Base Rent) Nordstrom (rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P) (NYSE: JWN) is one of the nation’s largest upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle Property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is opened its flagship women’s store across the street at Central Park Tower in October 2019. In addition to its online business which reaches 96 countries, Nordstrom operates 363 stores across the United States in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ending in February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through July 2040 and has two ten-year renewal options.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Tenant Summary(1)
	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
Tenant
Young & Rubicam, Inc.(4)	Baa2 / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	8/31/2033
Emerge 212 3Cc LLC	Baa3 / BBB / BBB-	57,359	7.6	$55.00	4.7	11/30/2027
Nordstrom(5)	Baa1 / BBB+ / BBB+	46,991	6.2	$282.15	19.6	10/31/2039
Jazz at Lincoln Center, Inc.	NR / NR / NR	30,653	4.1	$52.00	2.4	4/30/2028
Josephson(6)	NR / NR / NR	22,742	3.0	$100.00	3.4	12/31/2032
Versace USA, Inc.	Baa3 / BBB- / BBB-	21,342	2.8	$75.00	2.4	7/31/2025
CVS Caremark Pharmacy	Baa2 / NR / BBB	21,159	2.8	$193.20	6.0	7/31/2028
Trustees of Columbia(7)	Aaa / NR / AAA	14,162	1.9	$77.77	1.6	8/31/2025
Cohen and Company LLC	NR / NR / NR	11,166	1.5	$83.00	1.4	2/28/2029
Laura & John Arnold(8)	NR / NR / NR	9,708	1.3	$56.00	0.8	7/31/2025
Total Major Office and Retail Tenants		610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(9)		121,646	16.1	$99.39	17.8
Total Occupied Office and Retail		732,164	97.1%	$92.43	99.9%
Telecom		218	0.0	$328.03	0.1
Total Occupied		732,382	97.2%	$92.50	100.0%
Vacant(10)		21,331	2.8
Total / Wtd. Avg.		753,713	100.0%

(1)	Based on the underwritten rent roll dated May 8, 2019.

(2)	Certain ratings provided are those of the parent company, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent PSF includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3Cc LLC, Nordstrom, CVS Caremark Pharmacy, Chase Bank, Trustees of Columbia and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 sq. ft., of which (i) 214,372 sq. ft. is leased for $76.00 PSF and is set to expire in July 2033, (ii) 124,760 sq. ft. is leased for $68.60 PSF and is set to expire in August 2033, (iii) 34,634 sq. ft. is leased for $62.00 PSF and is set to expire in August 2033 and (iv) 1,300 sq. ft. is leased for $32.50 PSF and is set to expire in August 2033.

(5)	Nordstrom leases 46,991 sq. ft., of which (i) 43,018 sq. ft. is leased for $241.25 PSF and (ii) 3,973 sq. ft. is leased for $725.00 PSF.

(6)	Josephson is an affiliate of the 3 Columbus Circle Borrowers and its leased space serves as headquarters for affiliates of the 3 Columbus Circle Borrowers.

(7)	Trustees of Columbia leases 14,162 sq. ft., of which (i) 6,031 sq. ft. is leased for $76.53 PSF, (ii) 5,020 sq. ft. is leased for $78.79 PSF and (iii) 3,111 sq. ft. is leased for $78.51 PSF.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between the fifth anniversary of the rent commencement date and the eighth anniversary of the rent commencement date, with a nine months’ prior notice and the payment of a termination fee.

(9)	Other Occupied Office and Retail space includes 2,831 sq. ft. of a management office that has no underwritten rent and 3,021 sq. ft. of storage space. Subleases account for 20,015 sq. ft. (2.7% of net rentable area).

(10)	Vacant space includes 21,231 sq. ft. of office space and 100 sq. ft. of storage space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	5	18,655	2.5	18,655	2.5%	$78.46	2.2	2.2%
2021	5	19,013	2.5	37,668	5.0%	$83.35	2.3	4.5%
2022	3	7,861	1.0	45,529	6.0%	$87.38	1.0	5.5%
2023	5	18,327	2.4	63,856	8.5%	$80.93	2.2	7.7%
2024	3	14,518	1.9	78,374	10.4%	$82.74	1.8	9.5%
2025	5	60,820	8.1	139,194	18.5%	$73.90	6.6	16.1%
2026	1	6,190	0.8	145,384	19.3%	$84.14	0.8	16.9%
2027	1	57,359	7.6	202,743	26.9%	$55.00	4.7	21.5%
2028	3	57,235	7.6	259,978	34.5%	$107.32	9.1	30.6%
2029 and Thereafter(3)	13	472,404	62.7	732,382	97.2%	$99.52	69.4	100.0%
Vacant	NAP	21,331	2.8	753,713	100.0%	NAP	NAP
Total / Wtd. Avg.	44	753,713	100.0%			$92.50	100.0%

(1)	Based on the underwritten rent roll dated May 8, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in this Lease Rollover Schedule.

(3)	2029 and Thereafter is inclusive of a 2,831 sq. ft. management office and a 3,021 sq. ft. storage space that have no underwritten rent.

Environmental Matters. The Phase I environmental report dated January 22, 2019 recommended no further action at the 3 Columbus Circle Property.

The Market. The 3 Columbus Circle Property is located in the central business district of Manhattan, New York in the Midtown West submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 24.5 million sq. ft. of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million sq. ft. of office space with an overall market vacancy rate of 9.3% and average asking rent of approximately $75.03 PSF. The Midtown West Side Class A submarket totaled approximately 24.5 million sq. ft. with an average vacancy rate of 6.9% and average market asking rent of $76.87 PSF. The overall Midtown office market achieved 23.7 million sq. ft. in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million sq. ft. and 8.1 million sq. ft., respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West Side submarket with comparable buildings built between 1950 and 2009 and ranging in size from 242,505 sq. ft. to 790,000 sq. ft. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 PSF with a weighted average of approximately $82.47 PSF. The 3 Columbus Circle Property’s in-place weighted average office rent is $71.11 PSF.

The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 PSF for grade space with a weighted average rent of approximately $338.58 PSF. The 3 Columbus Circle Property’s in-place weighted average retail rent is $259.02 PSF.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	12/31/2018	U/W	U/W PSF
Base Rent(2)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982	$89.88
Straight Line Rent(2)	0	0	0	0	4,169,665	5.53
Vacant Income	0	0	0	0	1,977,018	2.62
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04
Total Recoveries / Other Income	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	9.42
Other Income(3)	4,797,805	5,333,639	3,752,429	3,994,225	10,130	0.01
Less: Vacancy	0	0	0	0	(1,587,003)	(2.11)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	13.94
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	11.16
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27
TI/LC	0	0	0	0	3,752,630	4.98
Capital Expenditures	0	0	0	0	150,743	0.20
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09
(1)	Based on the underwritten rent roll dated May 8, 2019.

(2)	U/W Base Rent is inclusive of rent steps through January 2020 and straight line rent for investment grade tenants over the loan term, accounting for approximately $4.2 million in U/W Base Rent. Historic base rent does not include the rent from Young & Rubicam.

(3)	Total Other Income from 2016 to 2018 includes a condominium charge to Young & Rubicam for its share of building expenses. U/W Base Rent and Total Reimbursements reflects Young & Rubicam paying reimbursements under its lease.

(4)	The increase in U/W Net Operating Income from 12/31/2018 Net Operating Income is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam on floors 3 through 8, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020.

Property Management.  The 3 Columbus Circle Property is managed by Columbus Property Management LLC, an affiliate of the 3 Columbus Circle Borrowers.

Lockbox / Cash Management.  The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The 3 Columbus Circle Borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam Reserve (as described below) or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of any of the following:

(i)	an event of default under the 3 Columbus Circle Whole Loan documents until cured;

(ii)	any bankruptcy action of the 3 Columbus Circle Borrowers or property manager until, solely with respect to a bankruptcy event of the property manager, if the 3 Columbus Circle Borrowers have replaced the property manager with a qualified manager under a replacement management agreement within 90 days of the occurrence of the bankruptcy event in accordance with the loan documents;

(iii)	upon the failure by the 3 Columbus Circle Borrowers to maintain the debt service coverage ratio based on the 3 Columbus Circle Whole Loan of at least 1.30x on the trailing three-month period immediately preceding the date of determination (“DSCR Trigger Event”) until the debt service coverage ratio on the 3 Columbus Circle Whole Loan based on the trailing three-month period immediately preceding the date of determination is at least 1.30x for two consecutive calendar quarters;

(iv)	any bankruptcy or certain insolvency actions of Young & Rubicam or its parent company until Young & Rubicam or its parent company affirms the Young & Rubicam lease in the applicable bankruptcy proceeding; or

(v)	Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) until the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 10 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.4% 2.91x 12.3%

With regard to clauses (iv) and (v) above, such triggers will also be cured once the balance of the Young & Rubicam Reserve (as described below) has reached the cap of $40,000,000.

Additionally, each cure is also subject to the following conditions: (1) no other event of default has occurred and is continuing; and (2) the 3 Columbus Circle Borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the 3 Columbus Circle Borrowers have the right to cure a Cash Sweep Event occurring from a bankruptcy action of any of the 3 Columbus Circle Borrowers.

Initial Reserves and Ongoing Reserves.  At loan origination, the 3 Columbus Circle Borrowers deposited (i) approximately $1,820,891 into an outstanding TI/LC reserve in connection with three leases including Versace USA, Inc.’s lease and (ii) approximately $847,794 into a free rent reserve in connection with four leases including Josephson’s lease.

Tax Reserve. The 3 Columbus Circle Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, one-twelfth (1/12) of the estimated annual real estate taxes. In the event the 3 Columbus Circle Borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The 3 Columbus Circle Borrowers are required to deposit into an insurance reserve, on a monthly basis, one-twelfth (1/12) of estimated annual insurance premiums. In the event the 3 Columbus Circle Borrowers maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The 3 Columbus Circle Borrowers currently maintain an acceptable blanket insurance policy. As such, initial and monthly insurance reserves are currently waived.

Replacement Reserve. During the continuance of a Cash Sweep Event, the 3 Columbus Circle Borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 PSF annually), subject to a cap of $1,000,000 (approximately $1.33 PSF)

TI/LC Reserve. During the continuance of a Cash Sweep Event, the 3 Columbus Circle Borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 PSF annually), subject to a cap of $5,000,000 (approximately $6.63 PSF).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by clause (iv) or (v) above, the 3 Columbus Circle Borrowers are required to deposit into a Young & Rubicam reserve all excess cash flow in the cash management account to be used to cover expenses anticipated to be incurred in connection with re-leasing the Y&R Space, subject to a cap of $40,000,000 (approximately $106.60 PSF of Y&R Space).

Current Mezzanine or Subordinate Indebtedness.    The 3 Columbus Circle Subordinate Notes have, an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million and accrue interest at a fixed rate of 3.9140% per annum. Each of the 3 Columbus Circle Subordinate Notes have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu -AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.